UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934 (Amendment No. )

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☑	Definitive Proxy Statement

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☐	Soliciting Material Pursuant to §240.14a-12

Helix Energy Solutions Group Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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HELIX ENERGY SOLUTIONS GROUP, INC.

400 North Sam Houston Parkway East

Houston, Texas 77060

Telephone: (281) 618-0400

March 29, 2012

Dear Shareholder:

You are cordially invited to join us for our 2012 Annual Meeting of shareholders to be held on Wednesday, May 9, 2012 at 10:00 a.m. at The Greenspoint Club in the Governors Room, 16925 Northchase Drive, Houston, Texas 77060. Beginning at 9:30 a.m., employees and officers will be available to provide information about 2011 developments.

The materials following this letter include the formal Notice of Annual Meeting of shareholders and the proxy statement. The proxy statement describes the business to be conducted at the meeting, including the election of two directors the approval on a non-binding advisory basis of the 2011 compensation of our named executive officers; the approval of our 2005 Long-Term Incentive Plan, as Amended and Restated; the approval of our 2012 Employee Stock Purchase Plan; and the ratification of the appointment of Ernst & Young LLP as our independent auditors for the 2012 fiscal year. At the meeting, we will also report on industry matters of current interest to our shareholders, and you will have an opportunity to meet with some or our directors and officers.

We have elected to furnish proxy materials to our shareholders on the Internet pursuant to rules adopted by the Securities and Exchange Commission. We believe these rules enable us to provide you with the information you need, while making delivery more efficient, more cost effective and more environmentally friendly. In accordance with these rules, we have sent a Notice of Availability of Proxy Materials to each of our shareholders.

Whether you own a few or many shares of stock, it is important that your shares be represented. Regardless of whether you plan to attend the meeting in person, please take a moment now to vote your proxy over the Internet, by telephone, or, if this statement was mailed to you, by completing and signing the enclosed proxy card and promptly returning it in the envelope provided. The Notice of Annual Meeting of Shareholders on the inside cover of this proxy statement includes instructions on how to vote your shares.

The officers and directors of Helix appreciate and encourage shareholder participation. We look forward to seeing you at the annual meeting.

Sincerely,

Owen Kratz

President and Chief Executive Officer

HELIX ENERGY SOLUTIONS GROUP, INC.

NOTICE OF ANNUAL MEETING

OF SHAREHOLDERS

DATE:	Wednesday, May 9, 2012

TIME:	10:00 a.m. Central Daylight Time (Houston Time)

PLACE:	The Greenspoint Club The Governors Room 16925 Northchase Drive Houston, Texas 77060

ITEMS OF BUSINESS:	1. To elect two Class II directors to serve a three-year term expiring on the later of the Annual Meeting of shareholders in 2015 or a successor being elected and qualified.
2. To approve, on a non-binding advisory basis, the 2011 compensation of our named executive officers.
3. To approve our 2005 Long-Term Incentive Plan, as Amended and Restated.
4. To approve our Employee Stock Purchase Plan.
5. To ratify the selection of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2012.
6. To consider any other business that may properly be considered at the Annual Meeting or any adjournment thereof.

RECORD DATE:	You may vote at the Annual Meeting if you were a holder of record of our common stock at the close of business on March 12, 2012.

VOTING BY PROXY:	In order to avoid additional solicitation expense to us, please vote your proxy as soon as possible, even if you plan to attend the meeting. Shareholders of record can vote by one of the following methods:

1. Call 1-800-560-1965 to vote by telephone anytime up to 12:00 noon Central Daylight Time on May 8, 2012; OR
2. GO TO THE WEBSITE: www.eproxy.com/hlx to vote over the Internet anytime up to 12:00 noon Central Daylight Time on May 8, 2012; OR

3.  IF PRINTED PROXY MATERIALS WERE MAILED TO YOU, MARK, SIGN, DATE AND RETURN your proxy card in the enclosed postage-paid envelope. If you are voting by telephone or the Internet, please do not mail your proxy card.

INTERNET AVAILIBILITY OF PROXY MATERIALS	The proxy statement and 2011 Annual Report to shareholders are also available at www.HelixESG.com/annualmeeting.

By Order of the Board of Directors,

Alisa B. Johnson
Corporate Secretary

March 29, 2012

YOUR VOTE IS IMPORTANT

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS

FOR THE SHAREHOLDER MEETING TO BE HELD ON MAY 9, 2012

The Company’s proxy statement and 2011 Annual Report to shareholders (including our Annual Report on Form 10-K) for the fiscal year ended December 31, 2011 are also available at www.HelixESG.com/annualmeeting.

ii

HELIX ENERGY SOLUTIONS GROUP, INC.

400 North Sam Houston Parkway East

Houston, Texas 77060

Telephone: (281) 618-0400

PROXY STATEMENT

Annual Meeting of Shareholders

May 9, 2012

GENERAL INFORMATION ABOUT THE ANNUAL MEETING AND VOTING

The Board of Directors of Helix Energy Solutions Group, Inc., a Minnesota corporation that is referred to herein as “Helix,” the “Company,” “we,” “us,” or “our,” is soliciting your proxy to vote at the 2012 Annual Meeting of shareholders on May 9, 2012. This proxy statement contains information about the items being voted on at the Annual Meeting and information about Helix. Please read it carefully.

The Annual Meeting will be held at The Greenspoint Club in the Governors Room, 16925 Northchase Drive, Houston, Texas 77060. The Board of Directors of Helix has set March 12, 2012 as the record date for the Annual Meeting. There were 105,646,067 shares of Helix’s common stock outstanding on the record date. If you attend the Annual Meeting, please note that you may be asked to present valid picture identification. Cameras, recording devices and other electronic devices may not be permitted at the meeting other than those operated by Helix or its designees.

As permitted by the Securities and Exchange Commission (SEC) rules, we are making this proxy statement and our annual report available to our shareholders electronically via the Internet. On or about March 29, 2012, we intend to mail to our shareholders a Notice of Internet Availability of Proxy Materials (Notice). The Notice contains instructions on how to vote online, or in the alternative, request a paper copy of the proxy materials and a proxy card. By providing the Notice and access to our proxy materials by the Internet, we are lowering the costs and reducing the environmental impact of our Annual Meeting.

ABOUT THE ANNUAL MEETING

Why am I receiving these materials?

We are providing these proxy materials to you in connection with our Annual Meeting of shareholders, to be held on Wednesday, May 9, 2012 at 10:00 a.m. at The Greenspoint Club in the Governors Room, 16925 Northchase Drive, Houston, Texas 77060, and all reconvened meetings after adjournments thereof. As a shareholder of the Company, you are invited to attend the Annual Meeting and are entitled and requested to vote on the proposals described in this proxy statement.

What proposals will be voted on at the Annual Meeting?

Five matters are currently scheduled to be voted on at the Annual Meeting.

•

First is the election of two Class II directors to our board, to serve a three-year term expiring at the Annual Meeting of shareholders in 2015 or, if at a later date, the date on which a successor is elected and qualified.

•	Second is the approval, on a non-binding advisory basis, of the 2011 compensation of our named executive officers.

•	Third is the approval of our 2005 Long-Term Incentive Plan, as Amended and Restated.

•	Fourth is the approval of our Employee Stock Purchase Plan.

•	Fifth is the ratification of the selection by our Audit Committee of the board of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2012.

Although we do not expect any other items of business, we will also consider other business that properly comes before the meeting in accordance with Minnesota law and our By-laws. The chairman of the Annual Meeting may refuse to allow the presentation of a proposal or a nomination for the board from the floor of the Annual Meeting if the proposal or nomination was not properly submitted.

Who may vote at the Annual Meeting?

The board has set March 12, 2012 as the record date for the Annual Meeting. Owners of Helix common stock whose shares are recorded directly in their name in our stock register (shareholders of record) at the close of business on March 12, 2012 may vote their shares on the matters to be acted upon at the meeting. Shareholders who hold shares of our common stock in “street name,” that is, through an account with a broker, bank or other nominee, as of March 12, 2012 may direct the holder of record how to vote their shares at the meeting by following the instructions for this purpose that such shareholders receive from the holder of record. You are entitled to one vote on each of the matters presented at the meeting for each share of common stock you held on the record date.

How does the board recommend that I vote?

Our board unanimously recommends that you vote your shares:

•	“FOR” each of the director nominees identified in this proxy statement;

•	“FOR” the approval, on a non-binding advisory basis, of the 2011 compensation of our named executive officers;

•	“FOR” the approval of our 2005 Long-Term Incentive Plan, as Amended and Restated;

•	“FOR” the approval of our Employee Stock Purchase Plan; and

•	“FOR” the ratification of Ernst & Young LLP as our independent auditors.

If I received a notice in the mail regarding Internet availability of the proxy materials instead of a paper copy of the proxy materials, why was that the case?

Similar to last year, we are using the “notice and access” process permitted by the SEC to distribute proxy materials to certain shareholders. This process allows us to post proxy materials on a designated website and notify shareholders of the availability of the proxy materials on that website. Thus, for most shareholders, we are furnishing proxy materials, including this proxy statement and our 2011 Annual Report, by providing access to such documents on the Internet instead of mailing paper copies.

The Notice, which is being mailed to most of our shareholders, describes how to access and review all of the proxy materials on the Internet. The Notice also describes how to vote via the Internet. If you would like to receive a paper copy by mail or an electronic copy by e-mail of our proxy materials, you should follow the instructions in the Notice for requesting such materials. Your request to receive your future proxy materials by e-mail will save us the cost of printing and mailing documents to you and will reduce the impact on the environment.

Can I vote my shares by filling out and returning the Notice of Internet Availability of Proxy Materials?

No.  The Notice identifies the matters to be voted on at the Annual Meeting, but you cannot vote by marking the Notice and returning it.

How do I vote my shares?

You may either vote your shares in person at the Annual Meeting or designate another person to vote the shares you own. That other person is called a “proxy,” and you may vote your shares by means of a proxy using one of the following methods of voting if you are a shareholder of record:

•	Electronically using the Internet,
•	By telephone, or
•	If this proxy statement was mailed to you, by signing and dating the enclosed proxy card and returning it in the prepaid envelope.

The instructions for these three methods are set forth on the Notice which immediately follows the cover page of this proxy statement and also on the proxy card. If you return your signed proxy card but do not mark the boxes showing how you wish to vote, your shares will be voted as recommended by the board. The giving of such proxy does not affect your right to vote in person if you attend the meeting.

Am I a shareholder of record?

Shareholder of Record.  If your shares are registered directly in your name with our transfer agent, Wells Fargo Shareowner Services (Well Fargo), you are considered a shareholder of record with respect to those shares and the Notice is being sent directly to you by Wells Fargo. As a shareholder of record, you may vote in person at the Annual Meeting or vote by proxy. To vote your shares at the Annual Meeting you should bring proof of identification. Whether or not you plan to attend the Annual Meeting, we urge you to vote via the Internet, by telephone, or by completing, signing and returning the proxy card.

Beneficial Owner.  If, however, like most shareholders of the Company, you hold your shares in “street name” through a stockbroker, bank or other nominee rather than directly in your own name, you are considered the beneficial owner of those shares, and the Notice is being forwarded to you by the recordholder. If you are a beneficial owner, you may appoint proxies and vote as provided by that bank, broker or nominee. The availability of telephone or internet voting will depend upon the voting process of the broker, bank or other nominee. You should follow the voting directions provided by your broker, bank or nominee. If you provide specific voting instructions in accordance with the directions provided by your broker, bank or nominee, your shares will be voted by such party as you have directed. The organization that holds your shares, however, is considered the shareholder of record for purposes of voting at the Annual Meeting. Accordingly, you may vote shares held in street name at the Annual Meeting only if you obtain a signed “legal proxy” from the record holder (broker, bank or other nominee) giving you the right to vote the shares and you provide an account statement or letter from such nominee showing that you were the beneficial owner of the shares on the record date. If your shares are not registered in your name and you plan to attend the Annual Meeting and vote your shares in person, you should contact your broker, bank or other nominee in whose name your shares are registered to obtain a proxy executed in your favor and bring it to the Annual Meeting.

May I change my vote?

Yes, if you are a shareholder of record, you may change your vote and revoke your proxy by:

•	sending a written statement to that effect to the Corporate Secretary of Helix,
•	submitting a properly signed proxy card with a later date, or
•	voting in person at the Annual Meeting.

If you hold shares in street name, you must follow the procedures required by the holder of record, either your broker, bank or other nominee, to revoke or change a proxy. You should contact the shareholder of record directly for more information on these procedures.

What is a quorum?

A majority of Helix’s outstanding common shares as of the record date must be present at the Annual Meeting in order to hold the meeting and conduct business. This is called a quorum. Shares are counted as present at the Annual Meeting if a shareholder:

•	is present in person at the Annual Meeting; or
•	has properly submitted a proxy (either by written proxy card or by voting on the Internet or by telephone).

Proxies received but marked as abstentions or withholding authority, if any, and broker non-votes, will be included in the calculation of the number of shares considered to be present at the meeting for quorum purposes.

What are broker non-votes and abstentions?

If you are the beneficial owner of shares held in “street name” by a broker, bank or other nominee, then the broker, bank or other nominee, as shareholder of record of the shares, is required to vote those shares in accordance with your instructions. If you do not give instructions to the broker, bank or other nominee, then it will have discretion to vote the shares with respect to “routine” matters, such as the ratification of the selection of an independent registered public accounting firm, but will not be permitted to vote with respect to “non-routine” matters, such as the election of directors, approval, on a non-binding advisory basis, of the 2011 compensation of our named executive officers, approval of the 2005 Long-Term Incentive Plan, as Amended and Restated, and approval of our Employee Stock Purchase Plan. Accordingly, if you do not instruct your broker, bank or other nominee on how to vote your shares with respect to these non-routine matters, your shares will be broker non-votes with respect to that proposal.

An abstention is a decision by a shareholder to take a neutral position on a proposal being submitted to shareholders at a meeting. Taking a neutral position through an abstention is considered a vote cast on a proposal being submitted at a meeting.

How many shares can vote?

On the record date, there were 105,646,067 shares of Helix common stock outstanding and entitled to vote at the meeting held by approximately 26,352 beneficial owners. These are the only securities entitled to vote. Each holder of a share of common stock is entitled to one vote for each share held.

What happens if additional matters are presented at the Annual Meeting?

Other than the election of two Class II directors, an advisory, non-binding resolution to approve the 2011 compensation of our named executive officers, the approval of our 2005 Long-Term Incentive Plan, as Amended and Restated, the approval of our Employee Stock Purchase Plan, and the ratification of the appointment of Ernst & Young LLP as our independent auditors for the 2012 fiscal year, we are not aware of any other business to be acted upon at the Annual Meeting. If you grant a proxy, the persons named as proxy holders will have the discretion to vote your shares on any additional matters properly presented for a vote at the meeting in accordance with Minnesota law and our By-laws.

How many votes are required to approve each proposal?

Proposal No. 1.  The election of each director nominee requires the affirmative “FOR” vote of a plurality of the shares present in person or by proxy at the Annual Meeting and entitled to vote on the election of directors. Assuming that a quorum is present at the Annual Meeting, the two directors receiving the greatest number of votes cast by the holders of common stock entitled to vote on the matter will be elected as directors. As a result, if you “WITHHOLD AUTHORITY” to vote for a nominee, your vote will not be counted in determining the outcome of the election of directors.

Proposal No. 2.  The approval of the 2011 compensation of our named executive officers is advisory and non-binding. However, the board will consider shareholders to have approved our executive compensation if the number of the votes cast “FOR” that proposal exceeds the number votes cast “AGAINST” that proposal.

Proposal No. 3.  The approval of our 2005 Long-Term Incentive Plan, as Amended and Restated, requires the affirmative “FOR” vote of a majority of the shares present in person or by proxy at the Annual Meeting and entitled to vote on the proposal.

Proposal No. 4.  The approval of our Employee Stock Purchase Program requires the affirmative “FOR” vote of a majority of the shares present in person or by proxy at the Annual Meeting and entitled to vote on the proposal.

Proposal No. 5.  The ratification of the selection of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2012 requires the affirmative “FOR” vote of a majority of the shares present in person or by proxy at the Annual Meeting and entitled to vote on the proposal.

Any other proposal being voted on requires the affirmative “FOR” vote of a majority of the shares present in person or by proxy at the meeting and entitled to vote on that proposal.

What if I don’t give specific voting instructions?

Shareholders of Record.  If you are the shareholder of record and you:

•	Indicate when voting via the Internet or by telephone that you wish to vote as recommended by the board, or
•	Return a signed proxy card but do not indicate how you wish to vote,

then your shares will be voted in accordance with the recommendations of the board on all matters presented in this proxy statement and as the proxy holders may determine in their discretion regarding any other matters properly presented for a vote at the Annual Meeting. If you indicate a choice with respect to any matter to be acted upon on your proxy card, the shares will be voted in accordance with your instructions.

Beneficial Owners.  If you are a beneficial owner and hold your shares in street name and do not provide your stockbroker, bank or other nominee with voting instructions, the stockbroker, bank or other nominee will determine if it has the discretionary authority to vote on the particular matter. Under applicable rules, brokers have the discretion to vote on “routine” matters, such as the ratification of the selection of an independent registered public accounting firm, but do not have discretion to vote on “non-routine” matters, such as the election of directors; approval, on a non-binding advisory basis, of the compensation of our named executive officers; approval of the 2005 Long-Term Incentive Plan, as Amended and Restated; and approval of our Employee Stock Purchase Plan (each, a broker non-vote).

Broker non-votes and abstentions are included in determining the number of shares present for the purpose of determining whether a quorum exists at the Annual Meeting. Abstentions will have no effect on the election of directors. Abstentions will be treated as being present and entitled to vote on the other proposals presented at the Annual Meeting and, therefore, will have the effect of votes against any such proposal. Shares subject to broker non-votes will not be considered entitled to vote with respect to the applicable proposal, and will not affect the outcome on those proposals (including the election of directors).

Your vote is especially important. If your shares are held by a stockbroker, bank or other nominee, your broker, bank or other nominee cannot vote your shares for the election of directors; approval, on a non-binding advisory basis, of the 2011 compensation of our named executive officers; approval of our 2005 Long-Term Incentive Plan, as Amended and Restated; and approval of our Employee Stock Purchase Plan, unless you provide voting instructions. Therefore, please promptly instruct your broker regarding how to vote your shares regarding these matters.

Is my vote confidential?

Proxy cards, proxies delivered by Internet or telephone, ballots and voting tabulations that identify individual shareholders are mailed or returned directly to an independent inspector of election and handled in a manner that protects your voting privacy. The independent inspector of election will count the votes.

How do I get to the Annual Meeting of shareholders?

A map is provided on the back of this proxy statement for your convenience or at www.HelixESG.com under Investor Relations tab and by clicking Annual Meeting.

May shareholders ask questions at the Annual Meeting?

Yes. During the Annual Meeting shareholders may ask questions or make remarks directly related to the matters being voted on. In order to ensure an orderly meeting, we ask that shareholders direct questions and comments to the Chairman. In order to provide this opportunity to every shareholder who wishes to speak, the Chairman may limit each shareholder’s remarks to two minutes. In addition, beginning at 9:30 a.m., our employees and officers will be available to provide information about 2011 developments and to answer questions of more general interest.

What does it mean if I receive more than one proxy card?

It means you hold shares registered in more than one account. To ensure that all your shares are voted, please follow the instructions and vote the shares represented by each such card. To avoid this situation in the future, we encourage you to have all accounts registered in the same name and address whenever possible. For shares held directly by you, you can do this by contacting our transfer agent Wells Fargo at 1 (800) 468-9716.

Who will count the votes?

We have hired a third party, Wells Fargo, to judge the voting, be responsible for determining whether or not a quorum is present, and tabulate votes cast by proxy or in person at the Annual Meeting.

Who will bear the cost for soliciting votes for the meeting?

We will bear all expenses in conjunction with the solicitation of proxies, including the charges of brokerage houses and other custodians, nominees or fiduciaries for forwarding documents to beneficial owners; provided, however we will not bear any costs related to an individual shareholder’s use of the Internet or telephone to cast their vote. Proxies may be solicited by mail, in person, or by telephone or by facsimile by certain of our officers, directors and regular employees, without extra compensation.

How do I find out the results of the Annual Meeting?

Preliminary voting results will be announced at the Annual Meeting and posted on our website under Investor Relations at www.HelixESG.com. The final voting results will be reported in Current Report on Form 8-K filed in accordance with SEC rules.

Whom should I call with other questions?

If you have additional questions about this proxy statement or the meeting, or would like additional copies of this document or our 2011 Annual Report to Shareholders (including our Annual Report on Form 10-K), please contact: Helix Energy Solutions Group, Inc., 400 North Sam Houston Parkway East, Suite 400, Houston Texas, 77060, Attention: Corporate Secretary, telephone: (281) 618-0400.

How may I communicate with the Company’s Board of Directors?

Shareholders may send communications in care of the Corporate Secretary, Helix Energy Solutions Group, Inc., 400 North Sam Houston Parkway East, Suite 400, Houston, Texas 77060. Please indicate whether your message is for the Board of Directors as a whole, or a particular group or committee of directors, or an individual director.

When are the shareholder proposals for the 2013 Annual Meeting of shareholders due?

All shareholder proposals must be submitted in writing to General Counsel and Corporate Secretary, Helix Energy Solutions Group, Inc., 400 North Sam Houston Parkway East, Suite 400, Houston Texas 77060. Any shareholder who intends to present a proposal at the 2013 Annual Meeting of shareholders must deliver the proposal to us so that it is received no later than November 29, 2012, to have the proposal included in our proxy materials for that meeting. Shareholder proposals must also meet other requirements of the Securities Exchange Act of 1934, as amended (Exchange Act), to be eligible for inclusion. In addition, our By-laws permit shareholders to propose business to be considered and to nominate directors for election by the shareholders. To propose business or to nominate a director, the shareholder must deliver a notice to the Corporate Secretary prior to February 8, 2013 setting forth the name of the nominee and all information required to be disclosed in solicitations of proxies or otherwise required pursuant to Regulation 14A under the Exchange Act together with such person’s written consent to serve as a director if elected.

PROPOSAL 1:  ELECTION OF DIRECTORS

Two directors are to be elected at the 2012 Annual Meeting. The board has nominated two incumbent directors: T. William Porter and James A. Watt to stand for re-election as Class II directors to the board to serve a three-year term until the 2015 annual meeting or, if at a later date, until their successors are elected and qualified. Mr. Porter and Mr. Watt are both currently serving as Class II directors.

The nominees have agreed to be named in this proxy statement and have indicated a willingness to continue to serve if elected. The Corporate Governance and Nominating Committee of the board has determined that each of the nominees qualifies for election under its criteria for the evaluation of directors and nominated the candidates for election. If the nominees become unable to serve before the election, the shares represented by proxies may be voted for a substitute designated by the board, unless a contrary instruction is indicated on the proxy card. The board has no reason to believe that either of the nominees will become unavailable. The board has affirmatively determined that each of the nominees qualifies as “independent” as that term is defined under NYSE Rule 303A and applicable rules promulgated by the SEC.

Unless otherwise instructed, the persons named as proxies will vote all proxies received FOR the election of each person named as nominee below as a Class II director for a term of three years, until the annual meeting of shareholders to be held in 2015 or, if at a later date, until their respective successor is elected and qualified. There is no cumulative voting in the election of directors and the Class II directors will be elected by a plurality of the votes cast at the Annual Meeting.

In the section below, we provide the name and biographical information about each of the Class II nominees and each other member of the board. Age and other information in the director’s biographical information are as of March 12, 2012. Information about the number of shares of Common Stock beneficially owned by each director as of March 12, 2012 appears below under the heading “Share Ownership Information – Management Shareholdings” on pages 28-29.

There are no family relationships among any of our directors, nominees for director or executive officers.

Board of Directors Recommendation

The board recommends that you vote “FOR” the nominees to the Board of Directors set forth in this Proposal 1.

Vote Required

Election of each director requires the affirmative vote of a plurality of the shares of common stock present or represented and entitled to vote at the Annual Meeting. This means the director receiving the greatest number of votes cast by the holders of common stock entitled to vote on the matter will be elected as director.

Information about Nominees for Class II Directors

Nominees for Class II Directors Three – Year Term Expiring in 2015:

T. William Porter	Director since 2004
Chairman Emeritus	age 70
Porter & Hedges, L.L.P.

Mr. Porter has served as a director since March 2004. He is the Chairman Emeritus and a retired partner of Porter & Hedges, L.L.P., a Houston law firm formed in 1981. He was a founding partner of that firm, and for the 10 years prior to his retirement at the end of 2009, he also served as Chairman of Porter & Hedges. Mr. Porter also serves as a director of Copano Energy L.L.C., a midstream energy company with networks of natural gas gathering and intrastate transmission pipelines in Texas and the mid-continent. Mr. Porter graduated with a B.B.A. in finance from Southern Methodist University in 1963 and received his law degree from Duke University in 1966. As a result of his professional experiences, Mr. Porter possesses particular knowledge and expertise in legal and regulatory matters including public reporting requirements, corporate governance and regulatory matters, and other aspects of the operation and administration of business entities that strengthen the board’s collective qualifications, skills and experience.

James A. Watt	Director since 2006
Chief Executive Officer and President	age 62
Dune Energy, Inc.

Mr. Watt has served as a director since July 2006. Mr. Watt has been Chief Executive Officer, President and a director of Dune Energy, Inc., an oil and gas exploration and development company since April 2007. He served as Chairman and Chief Executive Officer of Maverick Oil and Gas, Inc., an independent oil and gas exploration and production company from August 2006 until March 2007. Mr. Watt was the Chief Executive Officer of Remington Oil and Gas Corporation from February of 1998 and the Chairman of Remington from May 2003, until Helix acquired Remington in July 2006. Mr. Watt also served on Remington’s Board of Directors from September 1997 to July 2006. Mr. Watt was Vice President/Exploration of Seagull E & P Inc., from 1993 to 1997, and Vice President/Exploration and Exploitation of Nerco Oil & Gas, Inc. from 1991 to 1993. Mr. Watt served as a director of Pacific Energy Resources, Ltd. from May 2006 until January 2010. He graduated from Rensselaer Polytechnic Institute with a Bachelor of Science in physics. As a result of his professional experiences, Mr. Watt possesses particular knowledge and experience in oil and gas exploration and production and the risks and volatile economic conditions inherent in that industry. Mr. Watt also possesses knowledge in the leadership of complex organizations and other areas related to the operation of a major corporation that strengthen the board’s collective qualifications, skills and experience.

Information about Continuing Directors

Class I Directors Expiring in 2013:

Owen Kratz	Director since 1990
Chairman of the Board, President and Chief Executive Officer	age 57
Helix Energy Solutions Group, Inc.

Mr. Kratz is President and Chief Executive Officer of Helix. He was named Executive Chairman in October 2006 and served in that capacity until February 2008 when he resumed the position of President and Chief Executive Officer. He was appointed Chairman in May 1998 and served as the Company’s Chief Executive Officer from April 1997 until October 2006. Mr. Kratz served as President from 1993 until February 1999, and has served as a Director since 1990. He served as Chief Operating Officer from 1990 through 1997. Mr. Kratz joined Cal Dive International, Inc. (now known as Helix) in 1984 and held various offshore positions, including saturation (SAT) diving supervisor, and management responsibility for client relations, marketing and estimating. From 1982 to 1983, Mr. Kratz was the owner of an independent marine construction company operating in the Bay of Campeche. Prior to 1982, he was a superintendent for Santa Fe and various international diving companies, and a diver in the North Sea. Mr. Kratz has a Bachelor of Science degree from State University of New York (SUNY).

John V. Lovoi	Director since 2003
Principal	age 51
JVL Partners

Mr. Lovoi has served as a director since February 2003. He is a founder and Managing Partner of JVL Partners, a private oil and gas investment partnership. Mr. Lovoi served as head of Morgan Stanley’s global oil and gas investment banking practice from 2000 to 2002 and was a leading oilfield services and equipment research analyst for Morgan Stanley from 1995 to 2000. Prior to joining Morgan Stanley in 1995, he spent two years as a senior financial executive at Baker Hughes and four years as an energy investment banker with Credit Suisse First Boston. Mr. Lovoi also serves as Chairman of the Board of Directors of Dril-Quip, Inc., a provider of offshore drilling and production equipment to the global oil and gas business. Mr. Lovoi graduated from Texas A&M University with a Bachelor of Science degree in chemical engineering and received an M.B.A. from the University of Texas. As a result of these professional experiences, Mr. Lovoi possesses particular financial knowledge and experience in financial matters including capital market transactions, strategic financial planning (including risk assessment), and analysis that strengthen the board’s collective qualifications, skills and experience.

Class III Directors Term Expiring in 2014:

Nancy K. Quinn	Director since 2009
Principal	age 58
Hanover Capital, LLC

Ms. Quinn has served as a director since February 2009. Ms. Quinn is co-founder and a principal of Hanover Capital, LLC, a privately-owned advisory firm that provides services primarily to clients in the energy and natural resources industries. She has served as Executive Director of The Beacon Group, LP, a private equity firm, from 1996 to 2000, as Managing Director of PaineWebber Incorporated from 1994 to 1995, and as co-head of the natural resources and energy investment banking section of Kidder, Peabody & Co. from 1982 to 1994. Ms. Quinn currently serves on the board of directors of Endeavour International Corporation, an international oil and gas exploration and production company, and Atmos Energy Corporation, a natural gas distribution, intrastate pipeline and marketing company. Ms. Quinn graduated with a Bachelor of Fine Arts degree from Louisiana State University and an M.B.A. from the University of Arkansas. Ms. Quinn has worked in the financial industry for over 25 years, specializing in financial restructuring, strategic advisory and mergers and acquisitions for a broad range of energy and natural resource companies. As a result of these professional experiences, Ms. Quinn possesses particular knowledge and experience in accounting and finance, including experience with capital market transactions and investments. Ms. Quinn also possesses a knowledge in strategic planning and capital markets that strengthen the board’s collective qualifications, skills and experience.

William L. Transier	Director since 2000
Chairman of the Board, Chief Executive Officer and President	age 57
Endeavour International Corporation

Mr. Transier has served as a director since October 2000. He is founder, Chief Executive Officer and President, and serves as Chairman of the Board of Endeavour International Corporation, an international oil and gas exploration and production company. He served as Co-Chief Executive Officer of Endeavour from its formation in February 2004 through September 2006. Mr. Transier served as Executive Vice President and Chief Financial Officer of Ocean Energy, Inc. from March 1999 to April 2003, when Ocean Energy merged with Devon Energy Corporation. From September 1998 to March 1999, Mr. Transier served as Executive Vice President and Chief Financial Officer of Seagull Energy Corporation when Seagull Energy merged with Ocean Energy. From May 1996 to September 1998, he served as Senior Vice President and Chief Financial Officer of Seagull Energy Corporation. Prior thereto, Mr. Transier served in various roles including partner from June 1986 to April 1996 in the audit department of KPMG LLP. Mr. Transier graduated from the University of Texas with a B.B.A. in accounting and has an M.B.A. from Regis University. In addition to serving on our Board of Directors and the Board of Endeavour, he is also a director of Cal Dive International, Inc. As a result of his professional experiences, Mr. Transier possesses particular knowledge and experience in accounting and disclosure compliance including accounting rules and regulations. Mr. Transier also has extensive knowledge of international operations, the oil and gas industry, leadership of complex organizations and other aspects of operating a major corporation that strengthen the board’s collective qualifications, skills and experience.

CORPORATE GOVERNANCE

Composition of the Board

The Board of Directors currently consists of six members and, in accordance with our By-laws, is divided into three classes of similar size. The members of each class are elected to serve a three-year term with the term of office of each class ending in successive years. The Class I, II and III directors are currently serving until the later of the annual meeting in 2013, 2012 and 2014, respectively, and their respective successor being elected and qualified. There are currently two directors in Class I, Class II and Class III. Upon the conclusion of the 2012 Annual Meeting, in the event that both director nominees are re-elected, the Board of Directors will consist of six members with two directors in each class.

Role of the Board

The board has established guidelines that it follows in matters of corporate governance. A complete copy of the Corporate Governance Guidelines is available on our website, which is located at www.HelixESG.com, under Investor Relations, by clicking Governance. According to the guidelines, the Board is vested with all powers necessary for the management and administration of Helix’s business operations. Although not responsible for our day-to-day operations, the board has the responsibility to oversee management, provide strategic direction, provide counsel to management regarding the business of the Company, and to be informed, investigate and act as necessary to promote our business objectives.

Board of Directors Independence

The board currently consists of six directors, a majority of which are independent.

Independence Determinations

The board has affirmatively determined that the following members of the board qualify as “independent” as that term is defined under NYSE Rule 303A and applicable rules under the Exchange Act: Messrs. Lovoi, Porter, Transier and Watt and Ms. Quinn. In making this determination, the board has concluded that none of these members has a relationship with the Company which, in the opinion of the board, is material and would interfere with the exercise of independent judgment in carrying out the responsibilities of a director. The non-independent management director is Mr. Kratz, our President and Chief Executive Officer (CEO). Accordingly, a majority of the members of the board are independent, as required by NYSE Rule 303A. This independence determination is analyzed annually to promote arms-length oversight. In making the determination regarding independence the board reviewed the NYSE Rule 303A criteria for independence in advance of the first meeting of the board in 2012. The board then gathered information with respect to each board member individually regarding potential transactions and relationships between the Company and its directors, including the existence of certain ongoing transactions entered into between the Company and certain entities of which existing directors serve as officers or directors. Each director also completed a questionnaire which included questions about his or her relationship with the Company. None of these transactions were deemed to affect the independence of the applicable director, nor did they exceed the thresholds established by NYSE rules.

Selection of Director Candidates

The board is responsible for selecting candidates for board membership and for establishing the criteria to be used in identifying potential candidates. The board delegates the screening and nomination process to the Corporate Governance and Nominating Committee. For more information on the director nomination process, including the current selection criteria, see “Corporate Governance and Nominating Committee” starting on page 20.

Board of Directors Experience, Qualification and Skills

We are an international offshore energy company that provides field development solutions and other contracting services to the energy market as well as to our own oil and gas properties. We believe our board should be composed of individuals with sophistication and experience in the substantive areas that impact our business. We believe experience, qualifications, or skills in one or more of the following areas to be most important: oil field services, oil and gas exploration and production, international operations, accounting and finance, strategic planning, investor relations, legal/regulatory, leadership and administration of complex organizations, corporate governance and other areas related to the operation of a major corporation (whether social, cultural, industrial or operational). We believe that all of our current board members possess the professional and personal qualifications necessary for board service, and have described noteworthy attributes in their biographies under “Election of Directors” on pages 11-13 above.

Shareholder Communications with the Board

Pursuant to the terms of our Corporate Governance Guidelines adopted by the board, any shareholder or other interested party wishing to send written communications to any one or more of the Company’s directors may do so by sending them in care of the Corporate Secretary at the Company’s principal executive offices. All such communications will be forwarded to the intended recipient(s). All such communications should indicate whether it contains a message for the Board of Directors as a whole, or a particular group or committee of directors, or an individual director.

Code of Business Conduct and Ethics

In addition to the Corporate Governance Guidelines, in 2003, we adopted a written Code of Business Conduct and Ethics that applies to all of our directors, officers and employees, including our CEO, Chief Financial Officer and Senior Vice President-Finance and Chief Accounting Officer. At that time we also established a Code of Ethics for Chief Executive Officer and Senior Financial Officers which is applicable to the CEO, Chief Financial Officer, Senior Vice President-Finance and Chief Accounting Officer, and Vice President – Internal Audit. We have posted a current copy of both codes on our website, which is located at www.HelixESG.com, under Investor Relations, then by clicking Governance. In addition, we intend to post on our website all disclosures that are required by law or NYSE listing standards concerning any amendments to, or waivers from, any provision of the Code of Business Conduct and Ethics. The Code of Business Conduct and Ethics, the Code of Ethics for Chief Executive and Senior Financial Officers and the Corporate Governance Guidelines are available free of charge in print upon request sent to the Corporate Secretary at Helix Energy Solutions Group, Inc., 400 North Sam Houston Parkway East, Suite 400, Houston, Texas 77060.

Attendance at the Annual Meeting of Shareholders

The members of the board hold a regular meeting immediately preceding or immediately after each year’s Annual Meeting of shareholders. Therefore, members of the Company’s Board of Directors generally attend the Company’s annual meetings of shareholders. The board encourages its members to attend the annual meeting, but does not have a written policy regarding attendance at such meeting. All of the members of the board attended the 2011 Annual Meeting.

Directors’ Continuing Education

The board encourages all members of the board to attend director education programs appropriate to their individual backgrounds in order to stay abreast of developments in corporate governance and “best practices” relevant to their contribution to the board and their specific committee assignments. In addition, from time to time the Company will present programs regarding topical matters to the board. Recent presentations and updates have included information regarding the United Kingdom Bribery Act of 2010 (presented by a law firm at one of the board’s regularly scheduled meetings), timing and substance of regulations issued pursuant to the Dodd-Frank Wall Street Reform and Consumer Protection Act and other corporate governance topics.

Selection of Chairman and Chief Executive Officer

The board does not have a formal policy with respect to whether the CEO should also serve as chairman of the board. The board currently combines the role of chairman of the board and the role of CEO. Mr. Kratz has served as chairman of the board and CEO from 1998 to 2006 and again since 2008. The board believes this structure is optimal for us because it allows one person to speak for and lead the Company and demonstrates to our employees, suppliers, customers and other stakeholders that we are under strong leadership, with a single person setting the tone and having the primary responsibility for managing our operations. Combining the chairman and the CEO roles fosters clear accountability, effective decision-making, and alignment on corporate strategy. Having a single leader also eliminates the potential for confusion and duplication of efforts. However, the board periodically reviews its leadership structure. The board, through the Compensation Committee, evaluates the CEO on an annual basis.

The board believes that independent oversight of management is an important component of an effective board of directors. Members of the board play an important role in determining the agenda for many board and committee meetings and often request specific agenda items and information as part of their oversight role. The board does not have a specific presiding director, but Mr. Porter, in his role as chairman of the Corporate Governance and Nominating Committee, presides as the Chair of each executive session of the board unless the particular topic of the applicable executive session dictates that another independent director serve as the Chair of the meeting, typically the Chair of the committee responsible for the particular topic. In the case of an executive session of the independent directors held in connection with a meeting of a committee of the board, the chairman of the particular committee will preside as Chair.

We believe that having a combined CEO and chairman, coupled with a substantial majority of independent, experienced directors; key board committees comprised entirely of independent directors; and strong and effective corporate governance guidelines provides the right leadership structure for our company and its shareholders at this time.

Risk Oversight

The board has overall responsibility for risk oversight with a focus on the most significant risks facing the Company. Our management identifies and prioritizes risk associated with our business. Each prioritized risk is assigned to a board committee or the full board for oversight. The board focuses on our general risk management strategy and the most significant risks to the Company, and ensures that appropriate risk mitigation strategies are implemented by our management. The board is also informed of particular risks in connection with its general oversight and approval of corporate matters.

The board delegates to the Audit Committee oversight of much of our risk management process. Among its duties, the Audit Committee regularly reviews with management:

•	our hedging policies and transactions;
•	our policies with respect to risk assessment and the management of risks that may be material;
•	our system of disclosure controls and system of internal controls over financial reporting;
•	key credit risks; and
•	our compliance with legal and regulatory requirements and our programs related to such compliance.

Management regularly reports on each such risk to the relevant committee or the board. Additional review and reporting of risks is conducted as needed or as requested by the board or committee. Our other committees also consider and address risk as they perform their respective committee responsibilities. All committees report to the full board as appropriate, including when a matter rises to the level of material risk.

In addition to the reports from the committees, the board receives presentations throughout the year from various departments that include discussion of significant risks as necessary and appropriate, including any risks associated with a proposed transaction. At each board meeting, the chairman and CEO addresses matters of particular importance or concern, including any significant areas of risk that require board attention, whether commercial, operational, legal, regulatory or other type of risk. Additionally, the board reviews our short-term and long-term strategies, including consideration of significant risks facing the company and the impact of such risks.

The board’s risk oversight process builds upon management’s risk assessment and mitigation processes. Our management is responsible for the day-to-day management of the Company including the management of risk. Our finance, legal (which includes human resources, contracts and risk management functions) and internal audit departments serve as the primary monitoring and testing function for company policies and procedures, and manage the day-to-day oversight of our risk management strategy. This oversight includes identifying, evaluating and addressing potential risks that may exist at the enterprise, strategic, financial, operational, compliance and reporting levels.

We believe that the risk management procedures and responsibilities described above are an effective approach for addressing the risks facing Helix and that our board structure supports this approach.

COMMITTEES OF THE BOARD AND MEETINGS

Meetings of the Board and Committees

The board currently has, and appoints members to, three standing committees: the Audit Committee, the Compensation Committee and the Corporate Governance and Nominating Committee. Each committee acts under the terms of a written charter, copies of which are available at our website, www.HelixESG.com under Investor Relations, by clicking Governance. A copy of each charter is available free of charge upon request to the Corporate Secretary at Helix Energy Solutions Group, Inc., 400 North Sam Houston Parkway East, Suite 400, Houston, Texas 77060. The following table summarizes the membership of the board and each of its committees as well as the number of times each met during the year ended December 31, 2011. Members were elected to board committees in February 2009 and February 2010 based upon the recommendation of the Corporate Governance and Nominating Committee by a vote of the board. Each member of each of these committees is independent as defined by the applicable NYSE and SEC rules.

Name	Board	Audit	Compensation	Corporate Governance and Nominating
Mr. Kratz	Chair	—	—	—
Mr. Lovoi	Member	Member	Chair	—
Mr. Porter	Member	Member	—	Chair
Ms. Quinn	Member	Member	—	Member
Mr. Transier	Member	Chair	Member	—
Mr. Watt	Member	—	Member	Member
Number of Meetings in 2011
Regular	4	7	4	4
Special	2	0	3	0

Board Attendance

During the year ended December 31, 2011, the board held a total of 6 meetings. Each director attended 75% or more of the total meetings of the board and each director attended 75% or more of the total meetings of the committees on which such director served.

Executive Sessions of the Directors

Non-management directors meet in regularly scheduled executive sessions following each board and committee meeting without any members of management being present and at which only those directors who meet the independence standards of the NYSE are present, provided however, that committees did meet with individual members of management, including the CEO, during executive session by invitation. Mr. Porter presided as the Chair of each executive session of the board unless the particular topic of the applicable executive session dictated that another independent director serve as the Chair of the meeting, typically the Chair of the committee responsible for the particular topic. In the case of an executive session of the independent directors held in connection with a meeting of a committee of the board, the chairman of the particular committee will preside as Chair.

Audit Committee

The Audit Committee is composed of four non-employee, independent directors, Mr. Transier, Chairman, Messrs. Lovoi and Porter and Ms. Quinn, each of whom meets the independence and financial literacy requirements as defined in the applicable NYSE and SEC rules. The Audit Committee is appointed by the board to assist the board in fulfilling its oversight responsibility to the shareholders, potential shareholders, the investment community and others relating to: (i) the integrity of our financial statements, (ii) the compliance with applicable legal and regulatory requirements, (iii) the performance of our internal audit function and independent registered public accounting firm, and (iv) the independent registered public accounting firm’s qualifications and independence. Among the duties of the Audit Committee, all of which are more specifically described in the Audit Committee charter, which was most recently amended and restated in December 2011, the Audit Committee:

•	Oversees and appoints our independent registered public accounting firm.
•	Reviews the adequacy of our accounting and audit principles and practices, and the adequacy of compliance assurance procedures and internal controls.
•	Reviews and pre-approves all non-audit services to be performed by the independent registered public accounting firm in order to maintain such accounting firm’s independence.
•	Reviews the scope of the annual audit.
•

Reviews with management and the independent registered public accounting firm our annual and quarterly financial statements, including disclosures made in management’s discussion and analysis and our earnings press releases.

•	Meets independently with management and the independent registered public accounting firm.
•	Reviews corporate compliance and disclosure systems.
•	Reviews and approves all related-party transactions.
•	Makes regular reports to the board.
•	Reviews and reassesses the adequacy of its charter annually and recommends any proposed changes to the board for approval.
•	Performs an annual self-evaluation of its own performance.
•	Produces an annual report for inclusion in our proxy statement.

Audit Committee Independence

The board has affirmatively determined that all members of the Audit Committee (i) are considered “independent” as defined under NYSE Rule 303A, and (ii) meet the criteria for independence set forth in Exchange Act Rule 10A-3(b)(1).

Designation of Audit Committee Financial Expert

The board has determined that each of the members of the Audit Committee is financially literate and that Mr. Transier and Ms. Quinn are “audit committee financial experts,” as that term is defined in the rules promulgated by the SEC pursuant to the Sarbanes-Oxley Act of 2002 and have financial management expertise as required by the NYSE listing rules.

For more information regarding the Audit Committee, please refer to the “Report of the Audit Committee” on page 26.

Compensation Committee

The Compensation Committee is composed of three non-employee, independent directors, Mr. Lovoi, Chairman, and Messrs. Transier and Watt. The Compensation Committee is appointed by the board to discharge the board’s responsibilities relating to compensation of our executive officers. The Compensation Committee has the responsibilities described in the Compensation Committee charter including the overall responsibility for reviewing, evaluating and approving the Company’s executive officer compensation agreements (to the extent such agreements are considered necessary or appropriate by the Compensation Committee), plans, policies and programs. The Compensation Committee is also responsible for reviewing and recommending to the board whether the “Compensation Discussion and Analysis” should be included in our proxy statement, and for performing such other functions as the board may assign to the Compensation Committee from time to time, including the responsibility to:

•	Review compensation philosophy and major compensation and benefits programs for employees.

•	Oversee the 2005 Long-Term Incentive Plan, the Employee Retirement Savings Plan and the 2009 Long-Term Incentive Cash Plan, and any other equity based plans.
•

Commission independent consultants and review compensation with respect to executive officer compensation as compared to industry surveys and our peer group, as discussed in our “Compensation Discussion and Analysis” below.

•	Review and approve executive officer compensation, including short-term incentive compensation, and equity and cash opportunity long-term incentive compensation.
•	Review and reassess the adequacy of its charter annually and recommend any proposed changes to the board for adoption.
•	Perform an annual self-evaluation of its performance.

Corporate Governance and Nominating Committee

The Corporate Governance and Nominating Committee is composed of three independent, non-employee directors, Mr. Porter, Chairman, Mr. Watt and Ms. Quinn. The members of the Corporate Governance and Nominating Committee are appointed by the Board of Directors. The goal of the Corporate Governance and Nominating Committee is to take a leadership role in shaping the corporate governance and business standards of our Board of Directors and the Company.

The Corporate Governance and Nominating Committee identifies individuals qualified to become board members, consistent with criteria approved by the board, oversees the organization of the board to discharge the board’s duties and responsibilities properly and efficiently, and identifies best practices and recommends corporate governance principles, including giving proper attention and effective responses to shareholder concerns regarding corporate governance. The Corporate Governance and Nominating Committee has the responsibilities specifically described in the Corporate Governance and Nominating Committee charter, including the responsibility to:

•	Identify and evaluate potential qualified director nominees and select or recommend director nominees to the board.
•	Monitor, and recommend members for, each of the committees of the board.
•	Periodically review and revise our corporate governance principles.
•	Review and reassess the adequacy of its charter annually and recommend any proposed changes to the board for approval.
•	Perform an annual self-evaluation of its performance and the performance of the board.
•	Perform such other duties as may be assigned by the board from time to time.

Process for Director Nominations - Shareholder Nominees

The policy of the Corporate Governance and Nominating Committee is to consider properly submitted shareholder nominations for candidates for membership on the board as described below under “Identifying and Evaluating Nominees for Directors.” In evaluating such nominations, the Corporate Governance and Nominating Committee seeks to achieve a balance of knowledge, experience and capability on the board and to address the membership criteria set forth below under “Director Qualifications.” Any shareholder nominations proposed for consideration by the Corporate Governance and Nominating Committee should include the nominee’s name and qualifications for board membership and should be addressed to the Corporate Secretary, Helix Energy Solutions Group, Inc., 400 North Sam Houston Parkway East, Suite 400, Houston, Texas 77060. In addition, our By-laws permit shareholders to nominate directors for consideration at an annual shareholder meeting. However, in order to be considered at this year’s Annual Meeting such nominations were required to be received by us prior to the date of this proxy statement. Shareholders may nominate persons for election to the Board of Directors to be considered at next year’s annual meeting in accordance with the procedure on page 75 of this proxy statement.

Director Qualifications and Diversity

The Corporate Governance and Nominating Committee has established certain criteria with respect to the desired skills and experiences for prospective board members, including those recommended by the committee and those properly nominated by shareholders. The board, with the assistance of the Corporate Governance and Nominating Committee, selects potential new board members using criteria and priorities established from time to time. Desired personal qualifications for director nominees include: intelligence, insight, practical wisdom based on experience, the highest professional and personal ethics and values, integrity, strength of character and commitment. Nominees should also have broad experience at the policy-making level in business and possess a familiarity with complex business organizations and one or more of our industry segments. Nominees should have the independence necessary to make an unbiased evaluation of management performance and effectively carry out responsibilities of oversight and be committed to enhancing shareholder value. Nominees should have sufficient time to carry out their duties. Their service on other boards of public companies should be limited to a number that permits them, given their individual circumstances, to perform responsibly all director duties to the Company and its shareholders. Each director must represent the interests of all shareholders. Although the Corporate Governance and Nominating Committee does not have a specific formal policy regarding board diversity, it does view diversity expansively and has determined that it is desirable for the board to have a variety of different viewpoints, professional experiences, educational backgrounds, and skills, and considers these types of diversity and background considerations in its selection process. The composition, skills and needs of the board change over time and will be considered in determining desirable candidates for any specific opening on the board. The Corporate Governance and Nominating Committee in considering a potential nominee will conduct its search for the best candidate for the board seat on a non-discriminatory basis.

Identifying and Evaluating Nominees for Directors

The Corporate Governance and Nominating Committee utilizes a variety of methods for identifying and evaluating nominees for director. The Corporate Governance and Nominating Committee regularly assesses the appropriate size of the board, and whether any vacancies on the board are expected, due to retirement or otherwise. In the event that vacancies are anticipated, or otherwise arise, the Corporate Governance and Nominating Committee considers various potential candidates for director. Candidates may come to the attention of the Corporate Governance and Nominating Committee through current board members, professional search firms, shareholders or other persons. These candidates are evaluated at regular or special meetings of the Corporate Governance and Nominating Committee, and may be considered at any point during the year. As described above, the Corporate Governance and Nominating Committee considers properly submitted shareholder nominations for candidates for the board. Following verification of the shareholder status of persons proposing candidates, recommendations are aggregated and considered by the Corporate Governance and Nominating Committee at a regularly scheduled meeting, which is generally the first or second meeting prior to the issuance of the proxy statement for our Annual Meeting of shareholders. If any materials are provided by a shareholder in connection with the nomination of a director candidate, such materials are forwarded to the Corporate Governance and Nominating Committee. The Corporate Governance and Nominating Committee may also review materials provided by professional search firms or other parties in connection with a nominee who is not proposed by a shareholder. In evaluating such nominations, the Corporate Governance and Nominating Committee seeks to achieve a balance of knowledge, experience and capability on the board.

Sources for New Nominees

Messrs. Porter and Watt are the only directors standing for re-election. The Company did not utilize any third party search firms to assist in identifying the director nominees. Neither the Corporate Secretary nor the Corporate Governance and Nominating Committee received any recommendations for director candidates from any shareholder or group of shareholders during 2011 or to date in 2012.

DIRECTOR COMPENSATION

2011 Director Compensation Table

The following table provides compensation which was earned or paid during the one-year period ended December 31, 2011 for each member of our Board of Directors.

Name (1)	Fees Earned or Paid in Cash ($)(2)	Stock Awards ($)(3)(4)	Option Awards ($)(3)(6)	All Other Compensation ($)	Total ($)

John V. Lovoi	$-0-	$367,190	$-0-	$-0-	$367,190
T. William Porter	$123,750	$200,000	$-0-	$-0-	$323,750
Nancy K. Quinn	$118,750	$200,000	$-0-	$-0-	$318,750
William L. Transier	$136,750	$200,000	$-0-	$-0-	$336,750
James A. Watt	$116,750	$200,000	$-0-	$-0-	$316,750
Gordon F. Ahalt	$63,250	$200,000	$-0-	$646,276(5)	$909,526
Bernard J. Duroc-Danner	$-0-	$233,125	$-0-	$-0-	$233,125

(1)

Mr. Kratz is not included in the table because he did not receive any compensation for serving on our board during fiscal year 2011. Messrs. Ahalt and Duroc-Danner served as directors until the 2011 Annual Meeting of Shareholders on May 11, 2011.

(2)

The annual retainer fee for each member of the board and the retainer fee related to the applicable board member’s serving on committees are paid quarterly. Since January 1, 2005, non-employee directors have had the option of taking board and committee fees (but not expenses) in the form of restricted stock. See “Summary of Director Compensation and Procedures” below. Messrs. Lovoi and Duroc-Danner were the only directors to receive their fees in restricted stock during 2011. In this column we are required to report all fees earned or paid to directors during the 2011 fiscal year. As a result, fees earned in the previous year for fourth quarter service in that year but paid in 2011 are also included. Those fees were as follows: Mr. Porter, $26,750; Ms. Quinn, $25,750; Mr. Transier, $30,750; Mr. Watt, $23,750; and Mr. Ahalt, $23,750. Information with regard to Messrs. Lovoi and Duroc-Danner is included in footnote 4 below.

(3)

Amounts shown in these columns represent the grant date fair value of the restricted stock as calculated in accordance with the provisions of FASB Accounting Standard Codification (ASC) Topic 718. We did not grant any stock options in the year ended December 31, 2011. The value ultimately realized by the director may or may not be equal to the FASB ASC Topic 718 determined value.

(4)	As of December 31, 2011, unvested restricted stock held by each non-employee director is as follows:

Director	Shares of Unvested Restricted Stock Outstanding (a)
Mr. Lovoi	60,147
Mr. Porter	41,321
Ms. Quinn	79,181
Mr. Transier	47,531
Mr. Watt	47,531
Mr. Ahalt	0
Mr. Duroc-Danner	0

(a)	Includes January 3, 2012 grants of restricted stock to Mr. Lovoi for fourth quarter service.

The grant date fair value of the restricted stock awarded with respect to the year ended December 31, 2011 to each director, computed in accordance with FASB ASC Topic 718 is as follows:

Name	Date of Grant		Number of Shares	Grant Date Fair Value
Mr. Lovoi	December 10, 2010	(a)	15,152	$200,000
	January 4, 2011	(b)	2,857	$34,688
	April 1, 2011	(b)	2,089	$35,938
	July 1, 2011	(b)	2,095	$34,688
	October 3, 2011	(b)	2,362	$30,938
	January 3, 2012	(b)	1,958	$30,938
Mr. Porter	December 10, 2010	(a)	15,152	$200,000
Ms. Quinn	December 10, 2010	(a)	15,152	$200,000
Mr. Transier	December 10, 2010	(a)	15,152	$200,000
Mr. Watt	December 10, 2010	(a)	15,152	$200,000
Mr. Ahalt	December 10, 2010	(a)	15,152	$200,000
Mr. Duroc-Danner	December 10, 2010	(a)	15,152	$200,000
	January 4, 2011	(c)	1,570	$19,063
	April 1, 2011	(c)	818	$14,063

(a)	Represents annual grant for board service for 2011 and the future.
(b)	Represents the payment of retainer and board and committee fees for each quarter of 2011.
(c)	Represents the payment of retainer and board and committee fees due for the fourth quarter of 2010 and each quarter of 2011.

On December 9, 2011, each of the non-employee directors was issued 12,392 shares of restricted stock having a value of $200,000 representing their annual grant for future board service.

(5)	This amount reflects the value of the accelerated vesting of 49,581 shares of restricted stock in connection with Mr. Ahalt’s retirement from the board in recognition of his twenty year service.
(6)

We did not grant any stock options in the year ended December 31, 2011. As of December 31, 2011, options for 88,000 shares awarded on February 17, 2003 were outstanding to Mr. Lovoi, and options for 52,800 shares awarded on May 11, 2004 were outstanding to Mr. Porter. All grants of options to directors were in the initial amount equivalent to 88,000 shares and vested ratably over a five-year period on the anniversary of the grant date. Messrs. Ahalt, Duroc-Danner, Watt, Transier, and Ms. Quinn did not have any outstanding options as of December 31, 2011.

For information regarding the vesting schedules of all restricted stock awards see the footnotes to the table under “Share Ownership Information – Management Shareholdings” on pages 28-29 hereof.

Summary of Director Compensation and Procedures

Our non-employee director compensation structure has three components: director retainer and other fees (meetings and unanimous consents), expenses and equity-based compensation currently in the form of restricted stock awards. We re-evaluate director compensation on an annual basis based on the compensation of directors by companies in our peer group. In 2011, the directors (other than Mr. Kratz, who is employed by the Company) received an annual director’s fee of $45,000, and $2,000 per board meeting for attending each of four regularly scheduled quarterly meetings and any special board meetings. Furthermore, each of the outside directors receives an annual committee retainer fee of $5,000 for each committee on which such director serves and a fee of $2,000 ($3,000 for the Chair) for each committee meeting attended. We also pay the reasonable out-of-pocket expenses incurred by each director in connection with attending the meetings of the Board of Directors and any committee thereof.

Since January 1, 2005, non-employee directors have had the option of taking board and committee fees (but not expenses) in the form of restricted stock, pursuant to the terms of the 2005 Long Term Incentive Plan (the 2005 Plan) for grants after May 10, 2005, or the 1995 Long Term Incentive Plan, as amended (the 1995 Plan) for grants on or before May 10, 2005. An election to take fees in the form of cash or stock is made by a director prior to the beginning of the subject fiscal year. Directors taking fees in the form of restricted stock receive an award for a quarter on or about the first business day of the next quarter in an amount equal to 125% of the cash equivalent of his or her fees, with the number of shares determined by the stock price on the last trading day of the fiscal quarter for which the fees are being determined. These awards fully vest two years after the first day of the subject fiscal year. For fiscal year 2011, Messrs. Duroc-Danner and Lovoi elected to take board fees in the form of restricted stock.

On joining the board and thereafter on the date of each December board meeting, a director receives a grant of restricted stock. All such annual grants of restricted stock are made pursuant to the terms of the 2005 Plan and vest ratably over five years on the anniversary of the grant date, subject to immediate vesting on the occurrence of a Change of Control (as defined in the 2005 Plan). The grant of options is not currently an element of director compensation.

Our Chief Executive Officer does not receive cash or equity compensation for his service on the board in addition to compensation payable for his service as an employee of Helix.

CERTAIN RELATIONSHIPS

In accordance with our Audit Committee charter, our Audit Committee is responsible for reviewing and approving the terms and conditions of all related party transactions. The Audit Committee has adopted a written statement of policy with respect to related party transactions. It is our written policy to approve and enter into transactions only when the board, acting through the Audit Committee, determines that a transaction with a related party is in, or not inconsistent with, the best interests of the Company and our shareholders. The Audit Committee will consider all relevant facts and circumstances available to the Audit Committee to determine whether such related party transaction is in our best interests, including the benefits to us, the impact on a director’s independence, the availability of other sources for the product or services, the terms of the transaction and the terms available from unrelated third parties. The policy covers any transaction, arrangement or relationship in which we are a participant and in which a related party has a direct or indirect interest, other than transactions available to all employees generally or transactions involving less than $5,000. A “related party” includes any person that served as a senior officer or director in the last fiscal year, and a person that beneficially owns more than 5% of our outstanding voting securities, and a person that is the immediate family member of either of the foregoing or an entity that is controlled by any of the foregoing. The following are the related party transactions that are required to be disclosed.

OKCD Investments, Ltd.

In April 2000, we acquired a 20% working interest in Gunnison, a deepwater Gulf of Mexico prospect of Kerr-McGee. Financing for the exploratory costs of approximately $20 million was provided by an investment partnership (OKCD Investments, Ltd. or OKCD), the investors of which include current and former members of Helix senior management, from those investors in exchange for a revenue interest that is an overriding royalty interest of 25% of our 20% working interest. Production from the Gunnison field commenced in December 2003. We have made payments to OKCD totaling $8.3 million, $11.2 million and $11.3 million in the years ended December 31, 2011, 2010 and 2009, respectively. Our CEO, Mr. Kratz, through Class A limited partnership interests in OKCD, personally owns approximately 80.7% of the partnership. In 2000, OKCD also awarded Class B income participations to key Helix employees, who are required to maintain their employment status with Helix in order to retain such income participations.

Weatherford International Ltd.

During 2011, we paid $3,634,287, to Weatherford International Ltd. (Weatherford), an oil and gas industry company, for services provided to us. Mr. Duroc-Danner, a former member of our board of directors, is Chairman, President and Chief Executive Officer of Weatherford.

Audit Committee Pre-Approval Policies and Procedures

The Audit Committee has adopted procedures for pre-approving certain audit and permissible non-audit services provided by the independent registered public accounting firm. These procedures include reviewing a budget for audit and permissible non-audit services. The budget includes a description of, and a budgeted amount for, particular categories of audit and permissible non-audit services that are recurring in nature and therefore anticipated at the time the budget is submitted. During the year, circumstances may arise such that it becomes necessary to engage the independent registered public accounting firm for services in excess of those contemplated by the budget or for additional services. Audit Committee approval is required to exceed the budget amount for a particular category of audit or permissible non-audit services and to engage the independent registered public accounting firm for any audit or permissible non-audit services not included in the budget. For both types of pre-approval, the Audit Committee considers whether such services are consistent with the SEC rules regarding auditor independence. The Audit Committee charter includes specific pre-approval procedures with respect to tax related services. The Audit Committee charter delegates pre-approval authority in certain circumstances to the Chairman of the Audit Committee. The Audit Committee periodically monitors the services rendered and actual fees paid to the independent registered public accounting firms to ensure that such services are within the parameters approved by the Audit Committee. None of the fees in 2011 were for services approved by the Audit Committee pursuant to the de minimis exception in paragraph (c)(7)(i)(c) of Rule 2-01 of Regulation S-X.

All fiscal year 2011 professional services by Ernst & Young LLP were pre-approved.

REPORT OF THE AUDIT COMMITTEE

The Audit Committee has reviewed and discussed the audited financial statements of the Company for the year ended December 31, 2011 with management, our internal auditors and Ernst & Young LLP. In addition, the Committee has discussed with Ernst & Young LLP, the independent registered public accounting firm for the Company, the matters required to be discussed by the Statement on Auditing Standards No. 61, as amended (AICPA, Professional Standards, Vol. 1. AU section 380), as adopted by the Public Company Accounting Oversight Board in Rule 3200T. The Sarbanes-Oxley Act of 2002 requires certifications by the Company’s chief executive officer and chief financial officer in certain of the Company’s filings with the Securities and Exchange Commission (SEC). The Committee discussed the review of the Company’s reporting and internal controls undertaken in connection with these certifications with the Company’s management and independent registered public accounting firm. The Committee also reviewed and discussed with the Company’s management and independent registered public accounting firm management’s report and Ernst & Young LLP’s report on internal control over financial reporting in accordance with Section 404 of the Sarbanes-Oxley Act of 2002. The Audit Committee has further periodically reviewed such other matters as it deemed appropriate, including other provisions of the Sarbanes-Oxley Act of 2002 and rules adopted or proposed to be adopted by the SEC and the NYSE.

The Committee also has received the written disclosures and the letter from Ernst & Young LLP regarding the auditor’s independence pursuant to the applicable requirements of the Public Company Accounting Oversight Board Ethics and Independence Rule 3526, and it has reviewed, evaluated and discussed the written disclosures with that firm and its independence from the Company. The Committee also has discussed with management of the Company and the independent registered public accounting firm such other matters and received such assurances from them as it deemed appropriate.

Based on the foregoing review and discussions and relying thereon, the Committee recommended to the Company’s Board of Directors the inclusion of the Company’s audited financial statements for the year ended December 31, 2011 in the Company’s Annual Report on Form 10-K for such year filed with the SEC.

Members of the Audit Committee:

William L. Transier, Chairman

John V. Lovoi

T. William Porter

Nancy K. Quinn

SHARE OWNERSHIP INFORMATION

Five Percent Owners

The following table sets forth information as to all persons or entities known by us to have beneficial ownership, as of March 12, 2012, of more than 5% of the outstanding shares of our common stock, other than Mr. Kratz’s beneficial ownership which is set forth in “Management Shareholdings” on page 28. As of March 12, 2012, we had 105,646,067 shares outstanding. The information set forth below has been determined in accordance with Rule 13d-3 under the Exchange Act on the basis of the most recent information filed with the SEC and furnished to us by the person listed. To our knowledge, except as otherwise indicated below, all shares shown as beneficially owned are held with sole voting power and sole dispositive power.

Name and Address	Shares Beneficially Owned		Percent of Common Shares

(1) FMR LLC	9,771,468	(1)	9.24%
82 Devonshire Street Boston, Massachusetts 02109

(2) Dimensional Fund Advisors LP	8,037,519	(2)	7.60%
Palisades West, Building One 6300 Bee Cave Road Austin, Texas 78746

(3) BlackRock, Inc.	7,869,790	(3)	7.45%
40 East 52nd Street New York, New York 10022

(4) EARNEST Partners, LLC	5,725,356	(4)	5.42%
1180 Peachtree Street NE, Suite 2300 Atlanta, Georgia 30309

(1)

Based on information disclosed in a Schedule 13G filed by FMR LLC and Edward C. Johnson 3d on February 14, 2012. FMR LLC and Edward C. Johnson 3d, through their control of the subsidiaries of FMR LLC, have the sole power to dispose of or direct the disposition of all 9,771,468 shares and the sole power to vote or direct the voting of 2,098 of these shares. According to this Schedule 13G, Fidelity Management & Research Company, a wholly-owned subsidiary of FMR LLC, beneficially owns 9,759,642 of these shares; and Pyramis Global Advisors, LLC, a wholly-owned subsidiary of FMR LLC, beneficially owns 11,826 of these shares.

(2)

Based solely on Amendment No. 1 to Schedule 13G filed with the SEC by Dimensional Fund Advisors LP on February 14, 2012. Dimensional Fund Advisors LP, an investment adviser registered under Section 203 of the Investment Advisors Act of 1940, furnishes investment advice to four investment companies registered under the Investment Company Act of 1940, and serves as investment manager to certain other commingled group trusts and separate accounts (such investment companies, trusts and accounts, collectively referred to as the “Funds”). In certain cases, subsidiaries of Dimensional Fund Advisors LP may act as an adviser or sub-adviser to certain Funds. In its role as investment advisor, sub-adviser and/or manager, neither Dimensional Fund Advisors LP or its subsidiaries (collectively, “Dimensional”) possess voting and/or investment power over the securities of the Issuer that are owned by the Funds, and may be deemed to be the beneficial owner of the shares of the Issuer held by the Funds. However, all securities reported in the Schedule 13G are owned by the Funds. Dimensional disclaims beneficial ownership of such securities.

(3)

Based solely on Amendment No. 2 to Schedule 13G filed with the SEC by BlackRock, Inc. on February 13, 2012. BlackRock has sole power to vote and power to dispose of 7,869,790 shares of our common stock.

(4)

Based solely on Amendment No. 4 to Schedule 13G filed with the SEC by EARNEST Partners, LLC on March 12, 2012. EARNEST has the sole power to vote 2,495,200 shares of common stock beneficially owned by it and shared power to vote 1,734,062 shares of common stock beneficially owned by it. EARNEST has the sole power to dispose of the 5,725,356 shares of common stock beneficially owned by it.

Management Shareholdings

The following table shows the number of shares of our common stock beneficially owned as of March 12, 2012 by our directors and the executive officers identified in the Summary Compensation Table below (named executive officers), and all directors and such executive officers as a group.

The number of shares beneficially owned by each director or executive officer is determined by the rules of the SEC, and the information does not necessarily indicate beneficial ownership for any other purpose. Under such rules, beneficial ownership includes any shares over which the person or entity has sole or shared voting power or investment power regardless of economic interest, and also any shares that the person or entity can acquire within 60 days of March 12, 2012 through the exercise of stock options or other right. The inclusion in the table below of any shares deemed beneficially owned does not constitute an admission of beneficial ownership of those shares. As of March 12, 2012 there were 105,646,067 shares of common stock outstanding. The address of all executive officers and directors is care of Helix Energy Solutions Group, Inc., 400 North Sam Houston Parkway East, Suite 400, Houston, Texas 77060.

Name of Beneficial Owner(1)	Amount and Nature of Beneficial Ownership (2)	Of Shares Beneficially Owned, Amount that may be Acquired Within 60 Days by Option Exercise	Percentage of Common Stock Outstanding
Owen Kratz (3)	6,120,260	-0-	5.79%
Anthony Tripodo (4)	240,286	-0-	*
Johnny Edwards (5)	93,543	-0-	*
Cliff Chamblee (6)	57,189	-0-	*
Alisa B. Johnson (7)	147,143	-0-	*
Bart H. Heijermans (8)	-0-	-0-	*
John V. Lovoi (9)	204,614	88,000	*
T. William Porter (10)	108,354	52,800	*
Nancy K. Quinn (11)	100,654	-0-	*
William L. Transier (12)	111,402	-0-	*
James A. Watt (13)	98,789	-0-	*
All executive officers and directors as a group (12 persons)	7,376,190	154,800	6.98%

*	Indicates ownership of less than 1% of the outstanding shares of our common stock.

(1)	The persons named in the table have sole voting and investment power with respect to all shares shown as beneficially owned by them except as may be otherwise indicated in a footnote.

(2)

Amounts include the shares shown in the next adjacent column, which are not currently outstanding but are deemed beneficially owned because of the right to acquire them pursuant to options exercisable within 60 days of March 12, 2012 (i.e., on or before May 11, 2012).

(3)

Mr. Kratz disclaims beneficial ownership of 1,000,000 shares included in the above table, which are held by Joss Investments Limited Partnership, an entity of which he is a General Partner. Amount also includes 221,850 shares of unvested restricted stock over which Mr. Kratz has voting power.

(4)	Amount includes 135,591 shares of unvested restricted stock over which Mr. Tripodo has voting power.

(5)	Amount includes 43,113 shares of unvested restricted stock over which Mr. Edwards has voting power.

(6)	Amount includes 48,225 shares of unvested restricted stock over which Mr. Chamblee has voting power.

(7)	Amount includes 82,976 shares of unvested restricted stock over which Ms. Johnson has voting power.

(8)

Mr. Heijermans resigned as an executive officer of the Company effective January 21, 2011. Pursuant to the terms of his Stock and Cash Award Amendment Agreement 37,195 shares of restricted stock vested on January 31, 2011. All other unvested shares of restricted stock outstanding as of January 31, 2011 were forfeited by Mr. Heijermans.

(9)	Amount includes 69,040 shares of unvested restricted stock over which Mr. Lovoi has voting power.

(10)	Amount includes 41,321 shares of unvested restricted stock over which Mr. Porter has voting power.

(11)	Amount includes 64,366 shares of unvested restricted stock over which Ms. Quinn has voting power.

(12)	Amount includes 47,531 shares of unvested restricted stock over which Mr. Transier has voting power.

(13)	Amount includes 47,531 shares of unvested restricted stock over which Mr. Watt has voting power.

Section 16(a) Beneficial Ownership Reporting Compliance.

Section 16(a) of the Securities Exchange Act of 1934 requires our directors and executive officers and persons who own more than 10% of a registered class of our equity securities, or “reporting persons,” to file with the Securities and Exchange Commission initial reports of ownership and to report changes in ownership of the Company’s common stock. Reporting persons are required by SEC regulations to furnish the Company with copies of all Section 16(a) forms they file. Based solely on a review of the copies of these reports furnished to the Company, we believe that all reports required to be filed by reporting persons pursuant to Section 16(a) of the Exchange Act were filed for the year ended December 31, 2011 on a timely basis.

EQUITY COMPENSATION PLAN INFORMATION

The table below provides information relating to the Company’s equity compensation plans as of December 31, 2011:

Plan Category	Number of Securities to Be Issued upon Exercise of Outstanding Options, Warrants and Rights (3)	Weighted-Average Exercise Price of Outstanding Options, Warrants and Rights	Number of Securities Remaining Available for Future Issuance under Compensation Plans (4)
Equity compensation plans approved by security holders (1)	-0-	-0-	2,920,748(4)(5)
Equity compensation plans not approved by security holders (2)	192,800	$10.52	631,115

Total	192,800	$10.52	3,551,863

(1)

The 2005 Plan, which was approved by our shareholders at our 2005 annual meeting, provides that the Company may grant up to 6,000,000 shares of our common stock in the form of 2,000,000 options and up to 4,000,000 shares of restricted stock or restricted stock units subject to the terms and conditions of the 2005 Plan.

(2)

The 1995 Plan was approved in 1995 at a meeting of the Compensation Committee. Under the 1995 Plan, a maximum of 10% of the total shares of common stock issued and outstanding may be granted to key executives and selected employees and non-employee members of the Board of Directors in the form of stock options, stock appreciation right or stock awards. Following the approval by shareholders of the 2005 Plan on May 10, 2005, no further grants have been or will be made under the 1995 Plan.

(3)

As of December 31, 2011, there were 8,343,798 options, and 193,166 shares of restricted stock, granted under the 1995 Plan and 3,949,222 shares of restricted stock and restricted stock units granted under the 2005 Plan. As of December 31, 2011, the number of full value awards outstanding under the 2005 Plan was 1,263,218 consisting of 1,245,980 restricted shares and 17,238 restricted share units.

(4)

Between December 31, 2011 and the record date, March 12, 2012, no stock options were issued and 132,910 shares of restricted stock, 139,243 restricted stock units and 132,910 performance share units (the maximum award of which is 265,820) were awarded pursuant to the 2005 Plan. As of March 12, 2012, the Company had 631,115 shares available under the 1995 Plan and 2,000,000 options and 380,817 shares of restricted stock available under the 2005 Plan.

(5)	This number reflects only securities available for issuance under the 2005 Plan. The Company has additional securities available under the 1995 Plan as discussed in note 2 above.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

No member of the Compensation Committee of our board was, during fiscal year 2011, an officer or employee of the Company or any of its subsidiaries, or was formerly an officer of the Company or any of its subsidiaries, or had any relationships requiring disclosure by the Company under Item 404 of Regulation S-K under the Exchange Act.

During 2011, no executive officer of the Company served as (i) a member of the compensation committee (or other board committee performing equivalent functions) of another entity, one or more of whose executive officers served on the Compensation Committee of our board, (ii) a director of another entity, one or more of whose executive officers served on the Compensation Committee, or (iii) a member of the compensation committee (or other board committee performing equivalent functions) of another entity, one or more of whose executive officers served as a member of our board.

COMPENSATION DISCUSSION AND ANALYSIS

Introduction

This Compensation Discussion and Analysis (“CD&A”) provides information regarding the 2011 compensation program for each individual who served as our principal executive officer or principal financial officer during 2011, the three other executive officers at fiscal year-end who were the most highly compensated executives of the Company, and one individual who is a former executive officer whose compensation was impacted by separation payments made in accordance with his employment agreement. Those individuals were:

•	Owen Kratz, our President and Chief Executive Officer
•	Anthony Tripodo, our Executive Vice President and Chief Financial Officer
•	Johnny Edwards, our Executive Vice President – Oil & Gas
•	Clifford Chamblee, our Executive Vice President – Contracting Services
•	Alisa Johnson, our Executive Vice President, General Counsel and Corporate Secretary
•	Bart Heijermans, our former Executive Vice President and Chief Operating Officer

This section of the proxy statement also describes the actions and decisions of the Compensation Committee of our Board of Directors relating to 2011 compensation and important changes we have made with respect to 2012 compensation. The discussion is divided into the following sections:

A.	Executive Summary
B.	2011 Advisory Vote on Executive Compensation and 2011 Review of Compensation Practices
C.	Compensation Philosophy and Objectives and Key Considerations for Executive Compensation
D.	Participants in the Decision-Making Process

E.	Components of the Compensation Committee Analysis
F.	Elements of our 2011 Compensation Program
G.	Severance and Change in Control Arrangements
H.	Stock Ownership Guidelines
I.	Anti-Hedging Policy

A.	Executive Summary

We seek to closely align the interests of our named executive officers with the interests of our shareholders. Our compensation programs are designed to reward our named executive officers both for the achievement of short-term operational and financial goals and the longer term goal of increasing total shareholder return, while at the same time avoiding the encouragement of unnecessary or excessive risk-taking. Our named executive officers’ total compensation is comprised of a mix of base salary, annual short-term cash incentive (annual bonus) awards and long-term incentive awards that include both cash performance awards and performance-based equity awards.

As described below, we made many 2011 compensation decisions in 2010. At our 2011 Shareholders Meeting, we received a negative vote on the advisory approval of our 2010 executive compensation, reacted to it, and such reaction is described throughout this CD&A. Notably, both our short-term bonus metrics for 2011 and long-term incentive compensation program for 2012 were substantially revised from those programs in effect late 2010 when 2011 compensation was set. The short-term incentive (annual bonus) for the 2011 service year was designed mid-year with formulaic performance measures to align compensation with both financial performance during the year and return to our shareholders, and long-term incentive compensation, which as in the past, continues to make up the majority of the compensation for each of our named executive officers, has been redesigned to be in significant part performance based and at risk to each executive.

While our negative “say on pay” vote in mid-2011 with respect to 2010 compensation was based on decisions made in 2009, our 2011 compensation was set at the end of 2010, and therefore was impacted by 2010 fiscal performance. Our operational performance improved in fiscal year 2011 as compared to fiscal year 2010: net income for the year ended December 31, 2011 was $129.9 million, or $1.22 per diluted share, compared with a net loss of $127.1 million, or $(1.22) per diluted share, for the year ended December 31, 2010. Our performance with respect to the 2011 fiscal year had an impact with respect to the short-term incentive payout calculations for 2011.

B.	2011 Advisory Vote on Executive Compensation and 2011 Review of Compensation Practices

Historically, much of the named executive officer’s compensation has been based on the discretion of the Compensation Committee in order to maximize the Company’s ability to attract and retain key talent in a competitive environment. As reflected below, 2010 was a challenging performance year for the Company.

Although a majority of the named executive officers’ compensation for 2010 was determined following a good 2009 performance year rather than at the end of 2010, at the 2011 annual meeting of our shareholders we received less than a majority of the votes required to approve on an advisory basis the named executive officer 2010 compensation. Our Compensation Committee carefully considered the fact that less than a majority of the voting shares was voted in favor of the 2010 executive compensation program. During fiscal 2011, we engaged in discussions with institutional investors to gather feedback regarding our executive compensation program and conducted a comprehensive review of our executive pay program and philosophy. While there was not a consensus among the institutional investors regarding action to be taken, subsequent to the 2011 shareholders meeting, the Compensation Committee made the following changes to our programs:

•

Adopted performance measures for the short-term incentive cash bonus program. As described below, the 2011 bonus was based primarily on formulaic results of EBITDAX[1] and total shareholder return relative to our peers, with a small percentage of the bonus based on individual performance objectives.

•	Reformulated the long-term incentive compensation to increase the ratio of “at risk” compensation.[2] The new program added the following components:

¡

Cash Performance Award. This award constitutes 50% of 2012 total long-term incentive compensation, and was modified from previous cash performance awards to our executive officers to increase the floor by which the executive officers would receive any payout upon a vesting from 50% to 75% of the base stock price, and added a 15% total shareholder return requirement for target payout. This percentage exceeds our cost of capital and is a difficult measure to achieve.

¡

Performance Units Award. This is a stock-based performance unit the vesting of which, if any, is based on the total shareholder return of the Company relative to the Company’s proxy peer group over the vesting period.

We notified our shareholders of these changes and we sent correspondence to approximately the top twenty institutional investors holding our common stock as well as several shareholder advisory organizations summarizing the changes to our executive compensation program and inviting those shareholders to contact us to further discuss those changes. The Board and the Compensation Committee will continue to review our executive compensation programs on an ongoing basis.

The changes that were made to our compensation program in fiscal 2011 build upon the Company’s compensation and governance framework and our overall compensation philosophy, which are further demonstrated by:

•	Our increased focus on performance-based pay, with a significant portion of our executive officers’ compensation comprised of long-term incentives which are at risk based on the Company’s performance.
•	Our prohibition against perquisites or special benefits for our executive officers that are not available to the broader employee population.
•	Our adoption of an anti-hedging policy, which is applicable to our directors, officers and employees.
•	Our adoption of a policy against entering into any future employment agreements with executive officers with “single trigger” change of control provisions.

1 EBITDAX (defined as income (loss) from continuing operations plus income taxes, net interest expense and other, depreciation, depletion and amortization expense and exploration expenses) is a non-GAAP financial measure; please refer to page 44 of our Annual Report on Form 10-K for further information regarding this measure and the GAAP reconciliation.

2 Because our executive officers’ 2011 grants were made prior to the voting results, this new program is effective with their January 2012 grants, and so these changes will not be reflected in the Summary Compensation Table below.

•	Our adoption of a policy against entering into any future employment agreements (or material amendments to existing employment agreements) with “gross-up” protections for excise taxes.
•	The Compensation Committee’s engagement of an independent compensation consultant that does not provide any services to management.
•	Our strong risk management program, which includes our Compensation Committee’s significant oversight of the ongoing evaluation of the relationship between our compensation programs and risk.

C.	Compensation Philosophy and Objectives and Key Considerations for Executive Compensation

Our business model, which includes both a marine contracting services segment and an oil and gas exploration, development and production segment, is very complex and requires highly qualified, experienced and technically proficient executive officers. In addition, we rely on our executive officers to develop and execute our business strategy in a way that maximizes value for our shareholders through the market and business fluctuations of a cyclical industry. Our compensation philosophy reflects the realities of the competitive market in which we operate as well as the characteristics of our business environment. The Compensation Committee and management believe that our compensation programs are balanced and reasonable and help us attract, retain and motivate qualified and technically proficient employees through a range of business cycles. Details of compensation for our named executive officers can be found in the tables beginning on page 51.

As described above, for our named executive officers, we attempt to reward sustained performance over time by emphasizing long-term incentive awards, which include both a cash component and an equity-based component. Although we strive to maintain consistency in our compensation philosophy and approach, our compensation elements are in general designed and operate to limit certain components of compensation during periods of economic stress, reduced earnings and significantly lower stock prices. While the amount may differ, the components of each named executive officer’s compensation package are the same and are applied using the same methodology, which is described below. The elements of our executive compensation program were designed upon the following principles:

•	We compensate to reflect the overall performance of the Company in general, and for the business unit leaders, those groups for which such executives are responsible;
•	We pay competitively in terms of type and amount of compensation as compared to other companies in our industry (as discussed below);
•	We compensate based upon the responsibilities, complexity and difficulty of an executive’s position during the applicable period;
•	A substantial portion of each executive’s total compensation should be variable or “at risk”;
•	The compensation program should incentivize executive officers to remain with us over the long term;
•	Components of compensation should be tied to increasing shareholder value;
•

The compensation program should incentivize executive officers to execute our business plan and our financial objectives consistent with our long-term strategy and should balance rewards for short-term and long-term performance; and

•	Annual performance that reflects the execution of our stated strategy should be rewarded.

D.	Participants in the Decision-Making Process

The following information summarizes responsibilities associated with the determination of our executive officer compensation program:

Committee (comprised of three independent directors)

•     Determines program principles and philosophies;

•     Approves short-term incentive plan design, performance measures and goals;

•     Determines all compensation for the named executive officers including base salary, short-term incentive plan targets and actual awards, and long-term incentive plan targets and design;

•     Reviews other officer compensation such as perquisites and benefits under broad-based benefit programs;

•     Considers all other arrangements, policies and practices related to our executive officer compensation program such as employment agreements, change in control arrangements, stock ownership policies and anti-hedging polices;

•     Does not delegate any of its functions or authority to management with regard to compensation for the named executive officers; and

•     Has exclusive authority to retain and terminate any independent compensation consultant.

Meridian Partners, LLP (independent compensation consultant)

•     Performs work at the direction and under the supervision of the Committee;

•     Provides advice, research and analytical services on subjects such as trends in executive compensation, officer compensation program design, officer compensation levels, and non-employee director compensation;

•     Reviews and reports on Committee materials, participates in Committee meetings, and communicates with the Committee Chair between meetings; and

•     Provides no services to the Company other than those provided directly to or on behalf of the Committee.

Management

•     CEO recommends base salary, short-term incentive plan targets, and long-term incentive plan awards for executive officers other than himself;

•     CEO provides information on performance goals for Committee consideration in structuring the short-term incentive plan and performance based equity; and

•     CEO provides the Committee a performance assessment of each named executive officer.

E.	Components of the Compensation Committee Analysis

Set forth below are some of the components that impact the compensation decisions made by the Compensation Committee. These factors or components are not intended to be exhaustive.

Business Context

The Company provides life-of-field services and development solutions to offshore energy producers worldwide, as well as to our own oil and gas business unit (a subsidiary that engages in prospect generation, exploration, development and production activities all within in the Gulf of Mexico). Helix actively reduces finding and development costs through a unique mix of offshore production assets, service methodologies, and highly skilled personnel.

We operate in a very cyclical industry because of volatility in demand and prices for oil and gas and therefore our services. We rely on our executive team to develop, maintain and execute our strategy over the long-term in order to build value for our shareholders through the up and down cycles of the industry. The skills, technical expertise, experience and personal qualities of the executives needed to successfully manage this type of business are currently in very high demand. In addition, we have both contracting services and exploration and production businesses which causes complexities in identifying and retaining talent.

Despite a difficult economic environment, we significantly improved our operating performance during the last completed fiscal year. As described in “Management’s Discussion and Analysis of Financial Conditions and Results of Operations” in our Annual Report on Form 10-K, our fiscal 2011 financial results were strong relative to our 2010 results. The following charts highlight a three-year comparison of some of the key financial metrics that we use in evaluating the Company’s performance for the purpose of making compensation decisions.

Considerations Regarding Roles and Responsibilities

The roles and responsibilities of each named executive officer are taken into account in two distinct ways in determining compensation. First, the officer’s roles and responsibilities are considered by the Compensation Committee, as well as by its independent compensation consultant, when determining the applicable comparable position for inclusion in the peer group compensation information. Second, the Compensation Committee evaluates the responsibilities and the complexity of the applicable officer’s specific position to determine how such officer’s overall compensation, and mix of compensation, should differ from that of the other named executive officers.

Peer Group

For each year, including 2011, the Compensation Committee compares our total compensation for each position occupied by our executive officers to the compensation paid by companies in our peer group for similar positions. The independent compensation consultant provides the Compensation Committee with market data for this purpose; however, the market data is only used as a benchmark for reference, and the Compensation Committee does not target a specific percentile within the market data. Notwithstanding the lack of specific target percentiles, compensation of our named executive officers does not exceed 75% of the compensation earned by the comparable peer executives.

The Compensation Committee’s independent consultant proposes companies to be included in the peer group. The compensation consultant may consult with management to ensure that the most appropriate companies are included therein. The Compensation Committee then reviews and approves the members of the peer group, as it deems appropriate. The report of the compensation consultant with respect to 2011 compensation included proxy information on executive officer compensation programs of sixteen oil and gas companies or energy services companies of similar size, which we consider our peer group companies. For fiscal 2011, the peer group for executive officer compensation consisted of the following companies:

ATP Oil & Gas Corp.	Atwood Oceanics	Cameron International Corp.
Dril-Quip, Inc.	Energy XXI Ltd.	FMC Technologies, Inc.
Global Industries Ltd.	Oceaneering International Inc.	Oil States International, Inc.
Pride International, Inc.	Petrofac Limited	Rowan Companies Inc.
Stone Energy Corp.	Superior Energy Services, Inc.	Tetra Technologies Inc.
W&T Offshore, Inc.

We believe these companies were appropriate for the purpose of our targeted compensation comparison for 2011 because such companies were our direct competitors and/or were companies that are likely competition for our executive talent, their executive officers often have similar positions to or responsibilities of the positions held by our executive officers, each of the companies was of a comparable size to us, and each such company is within our same general industry.

In August 2011, following a discussion with Meridian, the Compensation Committee replaced Pride International, Inc. with McDermott International, Inc. (post-split) as a result of Pride’s acquisition by Ensco plc.

Consideration of Risk

Our compensation programs are balanced and focused on the long term. Under this structure, the highest amount of compensation can be achieved through consistent superior performance over sustained periods of time. In addition, significant amounts of compensation are usually paid out over time, specifically the long-term incentive awards which vest over a three-year period (prior to 2012 long-term incentive awards vested over a five-year period). This provides incentives to manage the Company for the long term, while avoiding excessive risk-taking in the short term. Goals and objectives reflect a balanced mix of performance measures to avoid excessive weight on a single performance measure. Likewise, the elements of compensation are balanced among base salary, cash bonus, long-term cash performance awards and long-term equity incentive awards. We have also determined that our current form of long-term incentive compensation is more appropriate than stock options to encourage management to take only the appropriate level of risk in order to create sustained shareholder value over the long-term.

Tax Considerations

The Compensation Committee and management consider the accounting and tax effects of various compensation elements when designing our annual compensation plans and making other compensation decisions. Although we design our plan and programs to be tax efficient and to minimize compensation expense, these considerations are secondary to meeting the overall objectives of the executive compensation program.

Section 162(m) of the Internal Revenue Code of 1986, as amended, places a limit of $1,000,000 on the amount of compensation that may be deducted by the Company in any year with respect to the named executive officers unless the compensation is performance-based compensation as described in Section 162(m) and the related regulations. Although the Compensation Committee may take into account the potential application of Section 162(m) to its compensation decisions, including the grant of long-term incentive compensation awards, it may approve compensation that exceeds the above-referenced limit in order to ensure competitive levels of compensation for our executive officers. As a result, certain compensation paid to the named executive officers may not be deductible by the Company for tax purposes. The Committee does not let deductibility drive its compensation decisions.

F.	Elements of our 2011 Compensation Program

Overview

During fiscal 2011, the primary elements of compensation earned by each of our executive officers, including our named executive officers, consisted of:

•	base salary;
•	a short-term incentive cash bonus;
•	long-term incentive compensation, in the form of a cash performance award; and
•	long-term incentive compensation, in the form of restricted stock awards.

We use each element of compensation to satisfy one or more of our stated compensation objectives. For purposes of this discussion, total compensation includes the total short-term cash compensation and long-term incentive awards. The Committee’s goal is to achieve the appropriate balance between short-term cash rewards and long-term financial incentives for the achievement of both annual and long-term financial goals. To ensure appropriate linkage between our objectives and compensation levels, we periodically review the goals and the levels of each element of compensation.

Typically, the Compensation Committee reviews and approves each element of compensation separately, and, if necessary, makes adjustments to individual elements of compensation to achieve total compensation that is competitive with our peer group at the desired levels and that is deemed appropriate by the Compensation Committee for each named executive officer.

Mr. Heijermans, a named executive officer, resigned as an executive officer effective January 21, 2011. In connection with his resignation, he entered into a Separation and Release Agreement that provides the terms and conditions for all payments, vesting of equity and cash awards, and all other compensation-related matters arising out of his departure from the Company.

Base Salary Determination

In establishing base salaries for executive officers, including the named executive officers, the Compensation Committee considers a number of factors including the executive’s job responsibilities, individual contributions, level of experience and personal compensation history. Base salary is set for our named executive officers at the regularly scheduled December meeting of our Compensation Committee, generally to be effective beginning on the first day of the next calendar year. In general, base salaries for our named executive officers are at the 50th percentile of the market. We believe that this, together with the other elements of our compensation program, provides appropriate compensation to each of our executive officers depending on his or her position, and gives us the opportunity to attract and retain talented managerial employees at the executive level.

The following sets forth the base salaries for 2011:

	2011 Base Salary	2010 Base Salary	Percent Increase

Owen Kratz	$700,000	$700,000	0%
Anthony Tripodo	400,000	400,000	0%
Johnny Edwards	350,000	350,000	0%
Clifford Chamblee	350,000	256,586	36.4%
Alisa Johnson	350,000	325,000	7.7%
Bart Heijermans	450,000	450,000	0%

Base Salary Changes in 2012

In December of 2011, the Compensation Committee approved base salary increases for each of the named executive officers other than Mr. Kratz, who recommended that he receive no increase in base salary, which the Compensation Committee independently evaluated and supported. The increases in salary were based on market data provided by the compensation consultant and the Committee’s assessment of the named executive officers’ respective roles. The following sets forth the base salary for each of the named executive officers effective March 1, 2012:

	2012 Base Salary	2011 Base Salary	Percent Increase

Owen Kratz(1)	$700,000	$700,000	0%
Anthony Tripodo	480,000	400,000	20%
Johnny Edwards	380,000	350,000	8.5%
Clifford Chamblee	380,000	350,000	8.5%
Alisa Johnson	360,000	350,000	2.8%

(1)	Annual base salary for Mr. Kratz has remained unchanged since 2008.

Short-Term Incentive Cash Bonus Program

The annual incentive compensation plan includes a cash bonus designed to reward our employees, including our executive officers, for the achievement of certain goals in a given year. The bonus target for each executive officer is established in either the December meeting of the Compensation Committee in the prior year or during the Committee’s first meeting of the applicable year. The target bonus for each named executive officer is the maximum award that such individual may receive under the program (unless the Committee determines that extraordinary circumstances warrant otherwise) and is subject to the performance measures adopted by the Committee. Historically, the bonuses were discretionary based on elements such as Company performance, group performance and individual performance as selected and evaluated by the Compensation Committee with input by the Chief Executive Officer. Subsequent to our 2011 shareholders meeting, in June 2011, the Committee adopted for each named executive officer the following defined performance metrics for the 2011 short-term incentive cash bonus program:

CEO, CFO and GC

•     40% based on the achievement by the Company of certain EBITDAX targets;

•     40% based on total shareholder return (TSR) of the Company’s stock for 2011 relative to that of the compensation peer group previously selected by the Committee in 2010 to determine 2011 compensation levels; and

•     20% based on personal objectives.

EVP–O&G and EVP- Contracting Services

•     25% based on the achievement by the Company of certain EBITDAX targets;

•     25% based on the achievement by the officer’s respective business unit of certain EBITDAX targets;

•     25% based on Company TSR for 2011 relative to that of its peer group; and

•     25% based on personal objectives.

The named executive officers had the opportunity to earn up to 125% of the EBITDAX and TSR performance measures based upon achieving superior performance with respect to those measures; however in no event can an amount be earned greater than 100% of target unless the Compensation Committee concludes in its discretion that circumstances warrant exceeding the target bonus level. Bonuses are typically paid in March.

EBITDAX Measures

Set forth below are certain EBITDAX reference points for the Company overall, our contracting services business unit and Energy Resource Technology GOM, Inc. (“ERT”), our oil and gas subsidiary, that were approved by the Committee to evaluate performance with respect to this measure. As noted above the performance measures were approved during the year, and as a result the Compensation Committee set higher targets than the approved budget to take into consideration the then current operating factors. The targets were based on a variety of factors including a percentage increase from the budget approved by the Board of Directors and market guidance in order to provide a “stretch” element for this measure.

Also included is the percentage payout for this performance measure upon achievement of a specific reference point.

		EBITDAX Reference Points (in millions)
Achievement of Target		Helix		Contracting Svcs		ERT

		Metric	Actual	Metric	Actual	Metric	Actual

0%	<	$359		$200		$171

25%	>	$359		$200		$171

75%	>	$453		$229		$250

100%	>	$475		$243		$306

125%	>	$500	$669	$250	$257	$350	$448

The Company overall, the contracting services business unit, and ERT each exceeded the maximum reference point for this performance measure, which resulted in the achievement of 125% of the corporate EBITDAX measure (or 50% of total bonus target) applicable to each of Messrs. Kratz and Tripodo and Ms. Johnson, and the achievement of 125% of both the corporate EBITDAX and applicable business unit EBITDAX measures (or 61.5% of total bonus target) applicable to each of Messrs. Chamblee and Edwards.

Total Shareholder Return (TSR) Measure

This performance measure compares the Company’s total shareholder return against the total shareholder return of each company in the peer group. Although not a traditional performance measure for short-term incentive compensation, as the Committee wanted to align near-term management incentives with shareholder interests for 2011, this measure was deemed appropriate. For purposes of this measure, total shareholder return is calculated based on the average closing price of the last 20 trading days of 2010 compared to the average closing price of the last 20 trading days of 2011. The top and bottom performer of the peer group is excluded, and the remaining peers and the Company are grouped into quintiles. The determination of payout is dependent on the quintile in which the Company’s stock performance is grouped. The quintiles and their respective payout levels are set forth below:

Lowest quintile - 0% payout of performance measure

2nd to Bottom quintile - 50% payout of performance measure

Middle quintile - 75% payout of performance measure

Second highest quintile - 100 % payout of performance measure

Highest quintile - 125 % payout of performance measure

Following the TSR calculation set forth above after year end, the Company was in the highest quintile with a 25.52% increase in TSR, which resulted in the achievement of 125% of the applicable component of this measure for each named executive officer, resulting in a payout of 50% (or 125% of 40%) of the target bonus amount for this performance measure for Messrs. Kratz and Tripodo and Ms. Johnson, and a payout of 31.25% (or 125% of 25%) of the target bonus amount for each of Messrs. Chamblee and Edwards. The following chart shows the Company’s TSR compared to its peers:

*Top and bottom performers were excluded. Global Industries Inc. was not included as it merged with Technip S.A. in December 2011. A replacement peer was not utilized as the inclusion of an additional peer would not have changed the outcome.

Personal Performance Objectives Measure

For each of the named executive officers, this performance measure was composed of multiple personal performance goals related to the Company’s strategic objectives. In light of the Company’s financial performance in 2011, none of the goals individually was material to a named executive officer’s ability to earn his or her target bonus. The Committee determined that such goals were achieved for each of the named executive officers. This had no impact for Messrs. Kratz and Tripodo and Ms. Johnson, whose maximum bonus payout had been achieved due to the Company’s EBITDAX and TSR performance. This measure represented 6% of Mr. Chamblee’s and Mr. Edwards’s bonus, whose targets were 94% achieved by the Company’s and their respective business units’ EBITDAX and the Company’s TSR performance.

Set forth below are the 2011 maximum bonuses that can be earned by and the actual bonus paid (in March 2012) to each named executive officer:

	Maximum	Actual

Owen Kratz	$1,400,000	$1,400,000
Anthony Tripodo	600,000	600,000
Johnny Edwards	375,000	375,000
Clifford Chamblee	375,000	375,000
Alisa Johnson	375,000	375,000
Bart Heijermans	600,000	600,000	(1)

(1)	In connection with his departure from the Company, Mr. Heijermans received $600,000 in full and final satisfaction for his 2010 and 2011 aggregate target bonus amounts.

2012 Short-Term Incentive Cash Bonus Program

Set forth below are the performance measures determined by the Compensation Committee for the 2012 short-term incentive cash bonus program for each of the named executive officers.

CEO, CFO and GC

•     60% based on the achievement by the Company of certain EBITDAX targets;

•     10% based on the achievement of an absolute dollar increase in Company EBITDAX over the previous year;

•     20% based on Company net debt to capital ratio goals; and

•     10% based on Company return on capital goals.

EVP – O&G and EVP – Contracting Services

•     30% based on the achievement by the Company of certain EBITDAX targets;

•     30% based on the achievement by the officer’s business unit of certain EBITDAX targets;

•     10% based on the achievement of an absolute dollar increase in Company EBITDAX over the previous year;

•     20% based on Company net debt to capital ratio goals; and

•     10% based on Company return on capital goals.

For 2012, the Compensation Committee determined the maximum bonus able to be earned by each executive officer in its December 2011 meeting. Messrs. Edwards and Chamblee received increases based on market data and the responsibilities of each of their positions. The 2012 bonus target for each named executive officer is set forth below:

Owen Kratz -	$1,400,000
Anthony Tripodo -	$ 600,000
Johnny Edwards -	$ 575,000
Clifford Chamblee -	$ 575,000
Alisa B. Johnson -	$ 375,000

Long-Term Incentive Awards

The Compensation Committee believes that equity-based incentive awards provide a proprietary interest for the executive officers in the Company and that as a result, the economic interests of our executive officers are more closely aligned with those of our shareholders, and, when combined with our long-term cash performance awards, provide proper incentives to avoid excessive risk while increasing long-term shareholder value. We also believe that such grants are an important retention tool with respect to our employees, including our named executive officers.

In addition to total cash compensation, each executive officer receives a long-term incentive award. In determining each named executive officer’s long-term incentive award, the Compensation Committee reviews the peer group data provided by the compensation consultant and the CEO’s recommendation regarding the long-term incentive award for each named executive officer and makes its determination at its December meeting.

In 2011, the long-term incentive award was comprised of a cash performance award and an equity award in the form of restricted stock, both vesting over a five-year period. In 2011, the total value of the incentive award was determined by the Compensation Committee at meetings in December 2010. At that time, the Compensation Committee determined that the total value of the long-term incentive award would be the same as 2010, except for Messrs. Tripodo, Edwards and Chamblee. The Committee also determined that the composition of each executive officer’s award would be a balanced mix of restricted stock and cash incentive awards (45% equity award and 55% cash performance award). The value of the restricted stock grant was determined based on the closing price of our common stock on the last trading day of 2010 (i.e., $12.14). Then the cash performance award was determined by subtracting the value of such restricted stock from the aggregate long-term incentive award amount determined by the Compensation Committee. Set forth below are the long-term incentive awards for each of the named executive officers granted in 2011:

	Long-Term Incentive Awards

	Shares of Restricted Stock		Cash Performance Award	Total Value of LTI Award

Owen Kratz	88,000		$1,931,680	$3,000,000
Anthony Tripodo	56,082		819,165	1,500,000
Johnny Edwards	22,427		327,736	600,000
Clifford Chamblee	21,608	(1)	426,250	775,000
Alisa Johnson	39,270		573,262	1,050,000
Bart Heijermans(2)	56,082		819,165	1,500,000

(1)	Mr. Chamblee became an executive officer effective May 11, 2011; the base price for his award is the closing price on that date, $16.14.
(2)	In connection with Mr. Heijermans’s departure from the Company, these awards were forfeited.

2011 Cash Performance Awards

In January 2011, each executive officer received a long-term cash performance award under our 2009 Cash Incentive Plan. We adopted this plan in January 2009 to provide certain long-term cash based incentive compensation to eligible employees. Our executive officers, including the named executive officers, are granted cash performance awards, the amount of which to be paid out on any vesting date will fluctuate based upon the Company’s stock performance. The share-based cash awards, as determined by the Compensation Committee, are paid out based on the performance of our stock price over the applicable measurement period compared to a “base” stock price determined by the Compensation Committee on the date of the grant. The base price for the long-term incentive cash performance awards granted in 2011 was $12.77, the average closing price of the Company’s common stock over the last 20 trading days of 2010. The stock price measurement period to determine the annual payment for these share based cash awards is the last 20 trading days of the year immediately prior to a vesting. Payment amounts are based on the calculated ratio of the average closing stock price during the measurement period over the base stock price. The maximum amount payable under these 2011 share-based cash performance awards is twice the original targeted award, and if the average closing price during the measurement period is less than 50% of the base price, no payout will be made at the applicable vesting date. The long-term incentive cash awards granted in 2011 vest 20% per year for a five-year period beginning January 3, 2012 or upon such other events described in the award letters applicable to such awards. Payments under the 2009 Cash Incentive Plan are made each year on the anniversary date of the award provided that the recipient’s employment with the Company has not terminated.

Example of Payout for 2011 Cash Incentive Award: If the target award is $5,000, the payout at 100% on each vesting date is $1,000. The cash payment due on the first of such vesting dates is set out below. The base stock price for the January 2011 award date was $12.77.

Assume Grant Vesting on Jan. 2012 Average Price	Potential Payout (%)	Potential Payout ($)

$ 25.54+	200%	$ 2,000.00

$ 25.54	200%	$ 2,000.00

$ 19.16	150%	$ 1,500.00

$ 12.77	100%	$ 1,000.00

$ 9.58	75%	$ 750.00

$ 8.01	50%	$ 500.00

$ 8.00	0%	$ 0.00

2011 Equity Incentive Awards

In addition to the long-term cash performance awards, each named executive officer received a long-term equity-based award under our 2005 Plan (with respect to 2011, in the form of restricted stock).

As a result of changes to regulatory, tax and accounting treatment of certain types of long-term equity incentives as well as risk considerations, we currently believe that restricted stock and other equity-based awards are preferable to stock options. The restricted stock awards contain restrictions such that the executive officer must remain with the Company until the date of vesting, and any unvested stock award is forfeited if the executive officer terminates employment with the Company. Restricted stock awards granted in 2011 vest one-fifth annually after the original award date.

In addition, restricted stock may be awarded on certain other dates during the year including the start date of new employees (including any new executive officer), promotions of existing employees, and certain anniversary dates for non-employee directors. Under the 2005 Plan, our CEO has the power to grant stock options and restricted stock with respect to not more than 200,000 shares per fiscal year as an inducement to hire prospective employees or to employees who receive promotions during the year, in each case who will be executive officers of the Company.

2012 Long-Term Incentive Awards

As noted above, the Committee reformulated the long-term incentive compensation granted to our executive officers in 2012 to increase the amount that is performance based and to increase the “stretch” incorporated in the payout targets. The 2012 long-term incentive award consists of: (i) 25% in a performance unit award that vests after a three-year period with the final number of shares issued contingent on the total shareholder return of the Company relative to its peers over the three-year period; (ii) 50% in a cash performance award that vests pro rata over a three-year period beginning on the anniversary of the date of grant, the amount of which at vesting is contingent, based on the performance of the Company’s shares; and (iii) 25% in a time-vested restricted share award. Set forth below are the long-term incentive awards for each of the named executive officers granted in 2012:

	Long-Term Incentive Awards
	Performance Unit Award(1) (25%)	Shares of Restricted Stock (25%)	Cash Performance Award (50%)

Owen Kratz	47,468	47,468	$1,500,000
Anthony Tripodo	23,734	23,734	750,000
Johnny Edwards	16,218	16,218	512,500
Clifford Chamblee	16,218	16,218	512,500
Alisa Johnson	16,614	16,614	525,000

(1)

Each unit represents the contingent right to receive one share of Company common stock. The number of shares ultimately issued is based on the Company’s stock price relative to its proxy peers determined by the Compensation Committee. The maximum number of shares that may be awarded is 200% of the target and the minimum is 0%.

The performance unit award is new to our compensation program for our executive officers. The cash performance award for 2012 is similar to cash performance awards in prior years, but differs in that (i) no payout is made if the measurement date stock price is less than 75% of the base stock price (previously 50%), (ii) a 15% total shareholder return is required for target payout, and (iii) the award vests annually over a three-year period (previous equity based awards vested over a five-year period).

Example of Payout for 2012 Performance Unit Award. The total shareholder return calculation for the performance unit award is substantially similar to that used in the 2011 Short-Term Incentive Cash Bonus Program described above except that it is measured over a three-year period as opposed to a one-year period and the performance target equity earned is based on the following quintile groupings:

Lowest quintile - 0% of target performance equity award earned

2nd to Bottom quintile - 50% of target performance equity award earned

Middle quintile - 100% of target performance equity award earned

Second highest quintile - 150 % of target performance equity award earned

Highest quintile - 200 % of target performance equity award earned

Example of Payout for 2012 Cash Incentive Award: If the target award is $3,000, the payout at 100% on each vesting date is $1,000. The cash payment due on the first of such vesting dates is set out below. The payout is determined by dividing the “Average Price” by the “Base Amount” and multiplying that quotient by a 100% payout. The Average Price is the average closing price for the 20 trading days prior to a vesting date and the Base Amount is an amount which is 115% of the “base stock price” (the average closing price for the last twenty trading days prior to the grant date). The example includes the actual base stock price for the 2012 awards of $16.02 and therefore a Base Amount of $18.42.

Assume Grant Vesting on Jan. 2013 Average Price	Potential Payout (%)	Potential Payout ($)
$ 36.84+	200%	$ 2,000.00
$ 32.24	175%	$ 1,750.00
$ 27.63	150%	$ 1,500.00
$ 18.42	100%	$ 1,000.00
$ 16.02	87%	$ 870.00
$ 13.82	75%	$ 750.00
$ 13.70	0%	$ 0.00

Perquisites

Our named executive officers are not entitled to any benefits that are not otherwise available to all of our employees. In this regard it should be noted that we do not provide pension arrangements, post-retirement health coverage, or similar benefits for our named executive officers.

Benefits

We offer a variety of health and welfare and retirement programs to all eligible employees. The executive officers are eligible for the same benefit programs on the same basis as the rest of our employees. Our health and welfare programs include medical, pharmacy, dental, vision, life insurance and accidental death and disability insurance. In addition, we offer a retirement program intended to supplement the employee’s personal savings and social security. The retirement program is our Helix Energy Solutions Group, Inc. Employees Retirement Savings Plan, which is a 401(k) plan. With respect to all employees who participate in our 401(k) plan, the Company currently matches 50% of the employees’ pre-tax contributions up to 5% of the employees’ salary (including bonus) subject to contribution limits. All of our named executive officers participated in our 401(k) plan and received matching funds in 2011. Our health and insurance plans are the same for all employees. In general, our employees pay approximately 30% of the health insurance premium due.

G.	Severance and Change in Control Arrangements

We believe that the competitive marketplace for executive talent and our desire to retain our executive officers require us to provide our executive officers with certain severance benefits. In addition, we believe that the interests of our shareholders are served by having limited change of control benefits for executive officers who would be integral to the success of, and are most likely to be impacted by, a change of control. Each of our executive officers with the exception of Messrs. Edwards and Chamblee executed amended and restated employment agreements with the Company in November 2008. Messrs. Edwards and Chamblee each executed employment agreements in connection with their promotion to an executive officer position subsequent to that date; in order to reflect evolving corporate governance standards, their agreements do not have “gross-up”, or excise tax protection provisions. Mr. Heijermans’s employment agreement was terminated in connection with his departure from the Company in January 2011. The employment agreements contain severance benefits in the event the executive’s employment is terminated by the Company “Without Cause” or the executive terminates employment for “Good Reason,” as those terms are defined in the agreements. The employment agreements generally contain benefits payable to the executive officer if the executive officer terminates his or her employment for “Good Reason” or is terminated without “Cause” within a two-year period following a “Change of Control.” We believe the provision of these benefits to be reasonable and customary within our peer group. For more information regarding the severance and change in control benefits, please refer to Employment Agreements and Change in Control Provisions beginning on page 62. In February 2012, the Committee adopted a policy that prohibits any future employment agreements with executive officers from containing a “single trigger” change in control provisions or “gross-up”, or excise tax protection provisions.

H.	Stock Ownership Guidelines

We adopted stock ownership guidelines for our Section 16 officers and non-employee directors (“Participants”). Participants have five years from the earlier of (i) the date of adoption of the guidelines or (ii) the date upon which they become subject to the guidelines to accumulate the equity necessary to comply with the guidelines. The forms of equity ownership that can be used to satisfy the guidelines include shares of Company common stock owned directly, shares of Company common stock owned indirectly (e.g. by a spouse or a trust) or time-vested restricted stock. The ownership guidelines are as follows:

•	Non-Employee Member of the Board of Directors – 5x annual cash retainer
•	President and CEO – 6x current base salary
•	Executive Vice Presidents – 3x current base salary
•	Senior Vice Presidents and Vice Presidents – 2x current base salary

The value of the Participants’ holdings is based on the average of the closing price of a share of the Company’s common stock for the previous calendar year. There are penalties for non-compliance and waivers may be made for certain hardship issues. Currently, each of our directors and executive officers are in compliance with the ownership guidelines except our newly elected Executive Vice President – Contracting Services, who has several additional years to come into compliance.

I.	Anti-Hedging Policy

The Company considers it inappropriate for any director, officer or employee to enter into speculative transactions in the Company’s securities. Therefore, we adopted a policy which prohibits the purchase or sale of puts, calls, or options based on the Company’s securities, or the short sale of Company securities. Directors, officers and employees are required to contact the legal department prior to engaging in any hedging or monetization transactions in which the stockholder continues to own the underlying security without the risks or rewards of ownership. Finally, directors, officers and other employees may not purchase the Company’s securities on margin or borrow against any account in which our securities are held.

Conclusion

We believe our overall compensation mix and levels are appropriate and provide a direct link to enhancing shareholder value, achieving our mission and business strategy, and advancing other core principles of our compensation philosophy and objectives, which include attracting, motivating and retaining the key talent needed to ensure the long-term success of the Company. We will continue to monitor current trends and issues in our competitive landscape and will modify our programs where appropriate.

COMPENSATION COMMITTEE REPORT

The Compensation Committee of the Board of Directors has reviewed and discussed the above Compensation Discussion and Analysis with management. Based on such review and discussions, the Compensation Committee recommended to the Company’s Board of Directors that the above Compensation Discussion and Analysis be included in this proxy statement.

COMPENSATION COMMITTEE:

   John V. Lovoi, Chair

   William L. Transier

   James A. Watt

EXECUTIVE OFFICERS OF THE COMPANY

The executive officers of Helix are as follows:

Name	Age	Position

Owen Kratz	57	President and Chief Executive Officer
Anthony Tripodo	59	Executive Vice President and Chief Financial Officer
Johnny Edwards	58	Executive Vice President – Oil & Gas
Clifford Chamblee	52	Executive Vice President – Contracting Services
Alisa B. Johnson	54	Executive Vice President, General Counsel and Corporate Secretary
Lloyd Hajdik	46	Senior Vice President – Finance and Chief Accounting Officer

Owen Kratz is President and Chief Executive Officer of Helix. He was named Executive Chairman in October 2006 and served in that capacity until February 2008 when he resumed his former position of President and Chief Executive Officer. He was appointed Chairman in May 1998 and served as the Company’s Chief Executive Officer from April 1997 until October 2006. Mr. Kratz served as President from 1993 until February 1999, and has served as a Director since 1990. He served as Chief Operating Officer from 1990 through 1997. Mr. Kratz joined Helix in 1984 and held various offshore positions, including saturation diving supervisor, and had management responsibility for client relations, marketing and estimating. From 1982 to 1983, Mr. Kratz was the owner of an independent marine construction company operating in the Bay of Campeche. Prior to 1982, he was a superintendent for Santa Fe and various international diving companies, and a diver in the North Sea. Mr. Kratz has a Bachelor of Science degree from State University of New York.

Anthony Tripodo was elected as Executive Vice President and Chief Financial Officer on June 25, 2008. Mr. Tripodo oversees the finance, treasury, accounting, tax, information technology, supply chain, and corporate planning functions. Mr. Tripodo was a director of Helix from February 2003 until June 2008. Prior to joining Helix, Mr. Tripodo was the Executive Vice President and Chief Financial Officer of Tesco Corporation. From 2003 through the end of 2006, he was a Managing Director of Arch Creek Advisors LLC, a Houston based investment banking firm. From 2002 to 2003, Mr. Tripodo was Executive Vice President of Veritas DGC, Inc., an international oilfield service company specializing in geophysical services. Prior to becoming Executive Vice President, he was President of Veritas DGC’s North and South American Group. From 1997 to 2001, he was Executive Vice President, Chief Financial Officer and Treasurer of Veritas. Previously, Mr. Tripodo served 16 years in various executive capacities with Baker Hughes, including serving as Chief Financial Officer of both the Baker Performance Chemicals and Baker Oil Tools divisions. Mr. Tripodo has served as a director of Geokinetics, Inc. since March 2010. He graduated Summa Cum Laude with a Bachelor of Arts degree from St. Thomas University (Miami).

Johnny Edwards is Executive Vice President – Oil & Gas of Helix. He was named Executive Vice President – Oil & Gas in March 2010. Mr. Edwards joined the Company in its oil and gas subsidiary, Energy Resources Technology GOM, Inc. (ERT), in 1994. Mr. Edwards served as President of ERT since 2000. Prior to becoming President of ERT, Mr. Edwards held several positions with increasing responsibilities at ERT managing the engineering and acquisitions for the company. Mr. Edwards has been involved in the oil and gas industry for over 36 years. Prior to joining ERT, Mr. Edwards spent 19 years in a broad range of engineering, operations and management positions with ARCO Oil & Gas Co. Mr. Edwards has a Bachelor of Science degree in chemical engineering from Louisiana Tech University.

Clifford V. Chamblee joined the Company in its robotics subsidiary, Canyon Offshore, Inc. (Canyon), in 1997. Mr. Chamblee served as President of Canyon from 2006 until 2011. Prior to becoming President of Canyon, Mr. Chamblee held several positions with increasing responsibilities at Canyon managing the operations of the company including Senior Vice President and Vice President Operations from 1997 until 2006.

Mr. Chamblee has been involved in the robotics industry for over 32 years. From 1988 to 1997, Mr. Chamblee held various positions with Sonsub International, Inc., including Vice President Remote Systems, Marketing Manager and Operations Manager. From 1986 until 1988, he was Operations Manager and Superintendent for Cal Dive International, Inc. (now known as Helix). From 1981 until 1986, Mr. Chamblee held various positions for Oceaneering International/Jered, including ROV Superintendent and ROV Supervisor. Prior to 1981, he was an ROV Technician for Martech International.

Alisa B. Johnson joined the Company as Senior Vice President, General Counsel and Secretary of Helix in September 2006, and in November 2008 became Executive Vice President, General Counsel and Secretary of the Company. Ms. Johnson has been involved with the energy industry for over 21 years. Prior to joining Helix, Ms. Johnson worked for Dynegy Inc. for nine years, at which company she held various legal positions of increasing responsibility, including Senior Vice President and Group General Counsel — Generation. From 1990 to 1997, Ms. Johnson held various legal positions at Destec Entergy, Inc. Prior to that Ms. Johnson was in private law practice. Ms. Johnson received her Bachelor of Arts degree Cum Laude from Rice University and her law degree Cum Laude from the University of Houston.

Lloyd A. Hajdik joined the Company in December 2003 as Vice President — Corporate Controller. Mr. Hajdik became Chief Accounting Officer in February 2004 and in November 2008 he became Senior Vice President – Finance and Chief Accounting Officer. Prior to joining Helix, Mr. Hajdik served in a variety of accounting and finance-related roles of increasing responsibility with Houston-based companies, including NL Industries, Inc., Compaq Computer Corporation (now Hewlett Packard), Halliburton’s Baroid Drilling Fluids and Zonal Isolation product service lines, Cliffs Drilling Company and Shell Oil Company. Mr. Hajdik was with Ernst & Young LLP in the audit practice from 1989 to 1995. Mr. Hajdik graduated Cum Laude from Texas State University receiving a Bachelor of Business Administration degree. Mr. Hajdik is a Certified Public Accountant and a member of the Texas Society of CPAs as well as the American Institute of Certified Public Accountants.

EXECUTIVE COMPENSATION

Summary Compensation Table

The following table provides a summary of the cash and non-cash compensation for the years ended December 31, 2009, December 31, 2010 and December 31, 2011, for each of the following named executive officers: (i) the Chief Executive Officer and the Chief Financial Officer, (ii) each of the three most highly compensated executive officers of the Company during 2011 other than the Chief Executive Officer or Chief Financial Officer, and (iii) an executive officer who departed during 2011, but whose compensation requires that he be included as a named executive officer. The table may not reflect the actual compensation received by named executive officers for those periods. For example, amounts recorded in the stock awards and non-equity incentive plan compensation columns reflect the fair market value of the awards at the award date. The actual value of compensation realized by the named executive officer will likely vary from any targeted equity award or cash performance award due to stock price fluctuations and/or forfeitures.

Name and Principal Position	Year	Salary ($)	Bonus ($)(1)(2)	Stock Awards ($)(3)	Non-Equity Incentive Plan Compensation ($)(4)	All Other Compensation ($)(5)	Total ($)

Owen Kratz, Chief Executive Officer and President	2011	$700,000	$0	$1,068,320	$3,331,680	$6,125	$5,106,125
	2010	$700,000	$295,000	$1,186,891	$1,813,100	$6,125	$4,001,116
	2009	$700,000	$1,000,00	$523,372	$2,476,628	$6,125	$4,706,125

Anthony Tripodo, Executive Vice President and Chief Financial Officer	2011	$400,000	$0	$680,835	$1,419,165	$6,125	$2,506,125
	2010	$400,000	$438,000	$514,262	$785,739	$6,125	$2,144,126
	2009	$365,000	$450,000	$226,793	$1,073,207	$6,125	$2,121,125

Johnny Edwards, Executive Vice President – Oil & Gas	2011	$350,000	$0	$272,264	$702,736	$6,125	$1,331,125
	2010	$350,000	$300,000	$118,687	$181,309	$6,125	$956,121

Clifford Chamblee, Executive Vice(6) President – Contracting Services	2011	$296,826	$0	$348,753	$801,250	$6,125	$1,452,954

Alisa B. Johnson, Executive Vice President and General Counsel	2011	$350,000	$0	$476,738	$948,262	$6,125	$1,781,125
	2010	$325,000	$273,750	$415,363	$634,640	$6,125	$1,654,878
	2009	$325,000	$335,000	$165,738	$784,262	$6,125	$1,616,125

Bart Heijermans, former(7) Executive Vice President and Chief Operating Officer	2011	$34,615	$0	$0	$0	$2,257,766(8)	$2,292,381
	2010	$450,000	$600,000	$593,446	$906,549	$6,125	$2,556,120
	2009	$450,000	$450,000	$348,917	$1,651,083	$6,125	$2,906,125

(1)	The bonus reflected for 2010 and 2009 is based on that year’s performance but was actually paid in 2011 and 2010, respectively.

(2)	In 2009 and 2010, the short-term cash incentive bonus awarded by the Compensation Committee was purely discretionary and therefore were disclosed in this column pursuant to the disclosure requirements promulgated by the SEC. In 2011, the Compensation Committee adopted a plan within defined performance metrics and as a result disclosure regarding the 2011 Short-Term Incentive Cash Bonus Program is included in Non-Equity Incentive Plan Compensation. The amounts in the Bonus column were paid in March of the year after the year reflected.

(3)

The amounts shown in this column represents the grant date fair value of the restricted stock as calculated in accordance with the provisions of FASB ASC Topic 718. No stock options were granted by the Company in the years ended December 31, 2011, 2010 and 2009. The value ultimately realized by the named executive officer may or may not be equal to the FASB ASC Topic 718 determined value. See the “Grant of Plan-Based Awards” table below for details of the 2011, 2010 and 2009 stock awards and the related grant date fair market value.

(4)

For 2011, the amounts shown in this column reflect the awards made under the Company’s Short-Term Incentive Cash Bonus Program and the long-term cash incentive award granted under our 2009 Cash Incentive Plan to each named executive officer. In January 2011, each executive officer received a long-term cash performance award under our 2009 Cash Incentive Plan. The 2011 awards made under the Company’s Short-Term Incentive Cash Bonus Program were paid in March 2012 as follows: Mr. Kratz, $1,400,000; Mr. Tripodo, $600,000; Mr. Edwards, $375,000; Ms. Johnson, $375,000; and Mr. Chamblee, $375,000. Under the 2009 Cash Incentive Plan, our executive officers, including the named executive officers, are granted cash awards the amount of which to be paid out on any payment date will fluctuate based upon the Company’s stock performance compared to a base stock price determined by the Compensation Committee at the time of the award. The cash incentive awards granted in January 2011 were as follows: Mr. Kratz, $1,931,680; Mr. Tripodo, $819,165; Mr. Edwards, $327,736; Ms. Johnson, $573,262; and Mr. Chamblee, $426,250. The awards vest 20% per year for a five-year period beginning on the anniversary of the grant date. The base price for the cash awards in 2011 was $12.77. In January 2011, each of the named executive officers received the following amounts from the vesting of their 2010 and 2009 long-term cash performance awards: Mr. Kratz, $1,296,312; Mr. Tripodo, $561,749; Mr. Edwards, $89,199; Ms. Johnson, $423,732; and Mr. Chamblee, $89,199.

(5)

The amounts in this column consist of matching contributions by the Company through its 401(k) plan. The Company’s Retirement Plan is a 401(k) retirement savings plan under which the Company currently matches 50% of employees’ pre-tax contributions up to 5% of salary (including bonus), subject to contribution limits.

(6)	Mr. Chamblee became an executive officer of the Company on May 11, 2011.

(7)	Mr. Heijermans resigned as an executive officer effective January 21, 2011.

(8)

Includes the following amounts payable under the Severance and Release Agreement with Mr. Heijermans in consideration for his release of claims: (i) a severance payment of $450,000, (ii) $600,000 in full and final satisfaction of his 2010 and 2011 target bonus, (iii) $562,980 in full and final satisfaction of his 2009 Cash Incentive Award (iv) $187,439 in full and final satisfaction of his 2010 Cash Incentive Award, (v) the acceleration of the vesting of 37,195 shares of restricted stock valued at $438,157, and (vii) $19,190 in welfare benefits continuation.

Grant of Plan-Based Awards for Fiscal Year 2011

The following table sets forth certain information with respect to grants of plan-based during the fiscal year ended December 31, 2011 to each of our named executive officers:

Name	Grant Date	Estimated Future Payouts Under Non-Equity Incentive Plan Awards(1)(2)			All Other Stock Awards: Number of Shares of Stock (Restricted Stock) (5)	Grant Date Fair Value of Stock and Options Awarded(6)
		Threshold(3)	Target or Opportunity	Maximum(4)

Owen Kratz		$0	$1,400,000	$1,400,000
	January 3, 2011	$0	$1,931,680	$3,863,360	88,000	$1,068,320

Anthony Tripodo		$0	$600,000	$600,000
	January 3, 2011	$0	$819,165	$1,638,330	56,082	$680,835

Johnny Edwards		$0	$375,000	$375,000
	January 3, 2011	$0	$327,736	$655,472	22,427	$272,264

Cliff Chamblee		$0	$375,000	$375,000
	May 11, 2011	$0	$426,250	$852,500	21,608	$348,753

Alisa Johnson		$0	$375,000	$375,000
	January 3, 2011	$0	$573,262	$1,146,524	39,270	$476,738

Bart Heijermans(7)			$600,000	$600,000
	January 3, 2011	$0	$819,165	$1,638,330	56,082	$680,835

(1)

The first row of this column shows the amount of cash payable to the named executive officers under our Short-Term Incentive Cash Bonus Program. For more information regarding our Short-Term Incentive Cash Bonus Program, including the performance targets used for 2011, see “Compensation Disclosure and Analysis - Short-Term Incentive Cash Bonus Program.”

(2)

The second row of this column shows the long-term cash performance award each executive officer received under our 2009 Cash Incentive Plan in January 2011. We adopted such plan in January 2009 to provide certain long-term cash based incentive compensation to eligible employees. Our executive officers, including the named executive officers, are granted cash awards the amount of which to be paid out on any payment date will fluctuate based upon the Company’s stock performance compared to the base price determined by the Compensation Committee at the time of the award. The base price for cash awards in 2011 was $12.77. For the cash performance awards set forth in this table, the measurement period to determine an annual payment at a vesting date is the last 20 trading days of the year immediately prior to the vesting date. Payment amounts are based on the calculated ratio of the average closing stock price during the measurement period over $12.77.

(3)	For awards under the 2009 Cash Incentive Plan, if the average closing price during the measurement period is less than $6.39, no payout will be made at the applicable anniversary date.

(4)

100% of target is the maximum amount payable under our Short-Term Incentive Cash Bonus Program. For 2011 awards under the 2009 Cash Incentive Plan, payment amounts are based on the calculated ratio of the average closing stock price during the measurement period over $12.77. The maximum amount payable under these share-based cash performance awards is twice the target amount and is achieved if the average closing price of our common stock during the measurement period is greater than or equal to $25.54.

(5)	This column shows the number of time-vested restricted shares granted in 2011 to the named executive officers under the 2005 Plan.

(6)	This column represents the grant date fair value of the time-vested restricted shares.

(7)

In connection with his departure from the Company in January 2011, Mr. Heijermans received $600,000 in full and final satisfaction for his 2010 and 2011 aggregate target bonus amounts, and the 56,082 unvested restricted shares were forfeited.

The following table sets forth certain information with respect to the restricted stock granted during or for the fiscal year ended December 31, 2011, 2010 and 2009 to each of our named executive officers listed in the Summary Compensation Table, respectively.

Name	Grant Date	Approval Date	All Other Stock Awards: Number of Shares of Stock or Units (#)(1)	Grant Date Fair Market Value of Stock Awards ($)(1)

Owen Kratz,	1/3/2011	12/27/2010	88,000	$1,068,320
President and Chief Executive Officer	1/4/2010	12/10/2009	101,012	$1,186,891
	1/2/2009	12/9/2008	72,289	$523,372

Anthony Tripodo,	1/3/2011	12/27/2010	56,082	$680,835
Executive Vice President and Chief Financial Officer	1/4/2010	12/10/2009	43,767	$514,262
	1/2/2009	12/9/2008	31,325	$226,793

Johnny Edwards,	1/3/2011	12/27/2010	22,427	$272,264
Executive Vice President – Oil & Gas	1/4/2010	12/10/2009	10,101	$118,687

Clifford Chamblee	5/11/2011	5/11/2011	21,608	$348,753
Executive Vice President – Contracting Services

Alisa Johnson,	1/3/2011	12/27/2010	39,270	$476,738
Executive Vice President and General Counsel	1/4/2010	12/10/2009	35,350	$415,363
	1/2/2009	12/9/2008	22,892	$165,738

Bart Heijermans,	1/3/2011	12/27/2010	56,082	$680,835
Former Executive Vice President and Chief Operating Officer(2)	1/4/2010	12/10/2009	50,506	$593,446
	1/2/2009	12/9/2008	48,193	$348,917

(1)

Awards granted to all named executive officers were in the form of restricted stock. The January 3, 2011, January 4, 2010, and January 2, 2009 grants are valued based on the quoted closing market price of $12.14 per share of our common stock on December 31, 2010, $11.75 per share of our common stock on December 31, 2009, and $7.24 per share of our common stock on December 31, 2008, respectively, the last business day prior to the respective grants. Mr. Chamblee’s award on May 11, 2011 was valued on the quoted closing market price of $16.14 per share of our common stock on May 11, 2011.

(2)

Mr. Heijermans resigned as an executive officer effective January 21, 2011. Pursuant to the terms of his Separation Agreement, the forfeiture restrictions with respect to 10,101 of the 2010 Restricted Stock Award, 9,639 of the 2009 Restricted Stock Award, 9,639 of the 2008 Restricted Stock Award, and 7,816 of the 2007 Restricted Stock Award lapsed. All other unvested awards were forfeited.

Outstanding Equity Awards at December 31, 2011

The following table includes certain information with respect to the value at December 31, 2011 of all unexercised options and all unvested restricted stock awards outstanding for each of the named executive officers. The number of options and unvested restricted stock awards held at December 31, 2011 includes options and restricted stock awards granted under the 1995 Plan and the 2005 Plan.

Option Awards					Stock Awards

Name(1)	Number of Securities Underlying Unexercised Options (2)	Number of Securities Underlying Unexercised Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (3)		Market Value of Shares or Units of Stock That Have Not Vested ($)(4)(5)
	Exercisable	Unexercisable
Owen Kratz,	-0-	-0-	N/A	N/A	17,916	(6)	$283,073
President and Chief Executive Officer					28,916	(7)	$456,873
					43,374	(8)	$685,309
					80,810	(9)	$1,276,798
					88,000	(10)	$1,390,400

Anthony Tripodo,	10,000	-0-	$8.57	2/17/2013	28,200	(11)	$445,560
Executive Vice President and Chief Financial Officer					18,795	(12)	$296,961
					35,014	(13)	$553,221
					56,082	(14)	$886,096

Johnny Edwards,	-0-	-0-	N/A	N/A	19,127	(15)	$302,207
Executive Vice President – Oil & Gas					4,338	(16)	$68,540
					8,081	(17)	$127,680
					22,427	(18)	$354,347

Clifford Chamblee,	-0-	-0-	N/A	N/A	1,913	(19)	$30,225
Executive Vice President – Contracting Services					2,892	(20)	$45,694
					4,338	(21)	$68,540
					8,081	(22)	$127,680
					21,608	(23)	$341,406

Alisa B. Johnson,	-0-	-0-	N/A	N/A	1,416	(24)	$22,373
Executive Vice President and General Counsel					9,157	(25)	$144,681
					13,736	(26)	$217,029
					28,280	(27)	$446,824
					39,270	(28)	$620,446

(1)	Mr. Heijermans did not hold any unvested restricted stock or unexercised options at December 31, 2011.
(2)	No options were granted by the Company in 2011.
(3)	Equity awards granted to all named executive officers in 2011, 2010 and 2009 were in the form of restricted stock.
(4)	The fair market value is calculated as the product of the closing price on the last business day of 2011, or $15.80 per share, and the number of unvested shares.
(5)	No dividends were paid in 2011, 2010 or 2009 with respect to any outstanding restricted stock awards.
(6)	Restricted shares granted on January 2, 2007 and vest 20% per year for a five-year period beginning on January 2, 2008.
(7)	Restricted shares granted on January 2, 2008 and vest 20% per year for a five-year period beginning on January 2, 2009.

(8)	Restricted shares granted on January 2, 2009 and vest 20% per year for a five-year period beginning on January 2, 2010.
(9)	Restricted shares granted on January 4, 2010 and vest 20% per year for a five-year period beginning on January 4, 2011.
(10)	Restricted shares granted on January 3, 2011 and vest 20% per year for a five-year period beginning on January 3, 2012.
(11)	Restricted shares granted on June 25, 2008 and vest 20% per year for a five-year period beginning on June 25, 2009.
(12)	Restricted shares granted on January 2, 2009 and vest 20% per year for a five-year period beginning on January 2, 2010.
(13)	Restricted shares granted on January 4, 2010 and vest 20% per year for a five-year period beginning on January 4, 2011.
(14)	Restricted shares granted on January 3, 2011 and vest 20% per year for a five-year period beginning on January 3, 2012.
(15)	Restricted shares granted on January 2, 2007 and vest 20% per year for a five-year period beginning on January 2, 2008.
(16)	Restricted shares granted on January 2, 2009 and vest 20% per year for a five-year period beginning on January 4, 2010.
(17)	Restricted shares granted on January 4, 2010 and vest 20% per year for a five-year period beginning on January 4, 2011.
(18)	Restricted shares granted on January 3, 2011 and vest 20% per year for a five-year period beginning on January 3, 2012.
(19)	Restricted shares granted on January 2, 2007 and vest 20% per year for a five-year period beginning on January 2, 2008.
(20)	Restricted shares granted on January 2, 2008 and vest 20% per year for a five-year period beginning on January 2, 2009.
(21)	Restricted shares granted on January 2, 2009 and vest 20% per year for a five-year period beginning on January 2, 2010.
(22)	Restricted shares granted on January 4, 2010 and vest 20% per year for a five-year period beginning on January 4, 2011.
(23)	Restricted shares granted on May 11, 2011 and vest 20% per year for a five-year period beginning on May 11, 2012.
(24)	Restricted shares granted on January 2, 2007 and vest 20% per year for a five-year period beginning on January 2, 2008.
(25)	Restricted shares granted on January 2, 2008 and vest 20% per year for a five-year period beginning on January 2, 2010.
(26)	Restricted shares granted on January 2, 2009 and vest 20% per year for a five-year period beginning on January 4, 2011.
(27)	Restricted shares granted on January 4, 2010 and vest 20% per year for a five-year period beginning on January 4, 2011.
(28)	Restricted shares granted on January 3, 2011 and vest 20% per year for a five-year period beginning on January 3, 2012.

Option Exercises and Stock Vested for Fiscal Year 2011

The following table includes certain information with respect to the options exercised by the named executive officers and with respect to restricted stock vesting for such executive officers during the year ended December 31, 2011.

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized On Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized On Vesting ($)

Owen Kratz, President and Chief Executive Officer	-0-	-0-	75,883	$918,593

Anthony Tripodo, Executive Vice President and Chief Financial Officer	21,000	$160,991	29,951	$416,145

Johnny Edwards, Executive Vice President – Oil & Gas	-0-	-0-	22,593	$274,016

Clifford Chamblee, Executive Vice President – Contracting Services	-0-	-0-	7,578	$91,734

Alisa B. Johnson, Executive Vice President and General Counsel	-0-	-0-	21,466	$276,580

Bart Heijermans, former Executive Vice President and Chief Operating Officer	-0-	-0-	77,109	$921,400

All Other Compensation

The following table includes certain information with respect to the other compensation received by the named executive officers during the years ended December 31, 2011, 2010 and 2009, respectively.

Name	Year	Company Contributions to Retirement and 401(k) Plans ($)(1)	Severance Payments / Accruals ($)(2)	Total ($)

Owen Kratz, President and Chief Executive Officer	2011	$6,125	-0-	$6,125
	2010	$6,125	-0-	$6,125
	2009	$6,125	-0-	$6,125

Anthony Tripodo, Executive Vice President and Chief Financial Officer	2011	$6,125	-0-	$6,125
	2010	$6,125	-0-	$6,125
	2009	$6,125	-0-	$6,125

Johnny Edwards, Executive Vice President – Oil & Gas	2011	$6,125	-0-	$6,125
	2010	$6,125	-0-	$6,125

Clifford Chamblee, Executive Vice President – Contracting Services	2011	$6,125	-0-	$6,125

Alisa B. Johnson, Executive Vice President and General Counsel	2011	$6,125	-0-	$6,125
	2010	$6,125	-0-	$6,125
	2009	$6,125	-0-	$6,125

Bart Heijermans, Former Executive Vice President and Chief Operating Officer	2011	-0-	$2,257,766	$2,257,766
	2010	$6,125	-0-	$6,125
	2009	$6,125	-0-	$6,125

(1)

The amounts in this column consist of matching contributions by the Company through its 401(k) plan. The Company’s Retirement Plan is a 401(k) retirement savings plan under which the Company currently matches 50% of employees’ pre-tax contributions up to 5% of salary (including bonus), subject to contribution limits which is equal to $6,250 for each of the named executive officers in 2010.

(2)

Includes the following amounts payable under the Severance and Release Agreement with Mr. Heijermans in consideration for his release of claims: (i) a severance payment of $450,000, (ii) $600,000 in full and final satisfaction of his 2010 and 2011 target bonus, (iii) $562,980 in full and final satisfaction of his 2009 Cash Incentive Award (iv) $187,439 in full and final satisfaction of his 2010 Cash Incentive Award, (v) the acceleration of the vesting of 37,195 shares of restricted stock valued at $438,157, and (vii) $19,190 in welfare benefits continuation.

Employment Agreements and Change of Control Provisions

All of our executive officers have employment agreements with the Company. Our employment agreements are a component of our overall employment arrangements and as such have the same primary objectives as our compensation program - to attract and retain executive officers. Payments to be made to any executive officer under their employment agreement as a result of retirement, death, disability, termination for cause, involuntary termination without cause or upon a change in control are based on such executive officer’s employment agreement. We have historically entered into employment agreements with executive officers contemporaneously with either the executive officer’s initial hiring by us or his or her promotion to an executive officer position. The form of employment agreement contains provisions for the payments described below in order to provide a compensation package that will attract and retain the applicable executive officer. In order to provide consistency among the executive officers, we generally continue to use the same form for multiple years, however, more recently elected or appointed executive officers such as Messrs. Edwards and Chamblee do not have a “gross up” provision in their employment agreement. The form was reviewed by our management, and by the Compensation Committee’s compensation consultant to determine whether the provisions contained therein were consistent with the employment agreements of our peer group. Although we believe that each company in our peer group understandably has different employment contracts from ours, including with respect to specific severance payment provisions, we believe key employment contract provisions covering our executive officers remain in line with market practice and provide terms designed to attract and retain such executive officers. The form of employment agreement is reviewed and approved by the Compensation Committee both for use as a form, and also with respect to the specific terms applicable to each of the executive officers.

Pursuant to his employment agreement, Mr. Kratz is entitled to receive a base annual salary, participate in the annual incentive compensation plan (cash bonus), participate in the long term incentive plan and participate in all profit sharing, incentive, bonus and other employee benefit plans made available to the Company’s executive officers. Each of the other named executive officer’s employment agreements have similar terms involving salary, bonus and benefits (with amounts that vary due to their responsibilities). Mr. Heijermans employment agreement was terminated effective January 21, 2011.

The following information and table labeled “Estimated Payments Upon Termination or Change of Control” set forth the amount of payments to each of the named executive officers under certain circumstances and describe certain other provisions of their employment agreements. The following assumptions and general principles apply with respect to the following information and table:

•

The amounts shown with respect to any termination assume that the named executive officer was terminated on December 31, 2011. Accordingly, the table reflects amounts payable, some of which are estimates based on available information, to the named executive officer upon the occurrence of a termination after a change in control.

•

Each of the named executive officers is entitled to receive amounts earned prior to his or her termination regardless of the manner in which the named executive officer is terminated. In addition, he or she would be entitled to receive any amounts accrued and vested under our retirement and savings programs. These amounts are not shown in the table or otherwise discussed.

Non-Compete Provision

Each executive officer’s employment agreement, provides, among other things, that during the term of the executive officer’s employment and for a period of one year after the termination of the executive officer’s employment with us for any reason, the executive officer shall not engage in a business which engages in the business of providing offshore energy construction services in the Gulf of Mexico or the oil and gas exploration and production business in the Gulf of Mexico or other fields in which the Company owns an interest. Each executive officer also agrees not to solicit any customers with whom he or she has had contact or any employees for a period of one year after the termination of such executive officer’s employment with us for any reason.

Termination for Cause or as a Result of Death, Disability or Retirement

Pursuant to the employment agreements between us and our named executive officers, if an executive officer is terminated by us for cause or the named executive officer resigns without “Good Reason”, as defined in the employment agreement, then such officer shall have no further rights under such agreement except to receive base salary for periods prior to the termination and unpaid cash bonus for the prior year. In the event of the death, disability or retirement of such executive officer, we are obligated to pay to the executive officer’s estate, or other designated party, the executive officer’s salary through the date of such termination plus any unpaid cash bonus for the previous year. The cash bonus for the year of such termination shall be paid in an amount equal to prorated portion of the bonus for the period prior to the date of termination. Any prorated bonus will be paid on the same date as the bonus is paid to the other participants (but no later than March 15 of the following year). In the event a named executive officer becomes disabled, such executive officer shall remain eligible to receive the compensation and benefits set forth in the employment agreement until his or her termination (a period of at least 6 months and up to 12 months).

Termination by Employee

In the event a named executive officer who has an employment agreement with the Company terminates his or her employment without “Good Reason”, upon 30 days written notice, the executive officer shall remain our employee for 30 days and shall remain subject to, and receive the benefit of the employment agreement during that time. In the event the named executive officer, terminates his or her employment with “Good Reason”, then the executive officer shall be entitled to receive an amount equal to the factor set forth below times such officer’s base salary for the year in which the termination occurs. With respect to each named executive officer other than Mr. Tripodo, all equity based incentive awards that would have vested in accordance with their terms within 12 months of the termination shall automatically vest. Mr. Tripodo is not entitled to any additional vesting of his equity based incentive awards. The executive is also entitled to receive any unpaid cash bonus for the preceding year paid no later than March 15 of the year of termination and the full amount of his or her target bonus for the year of the termination to be paid at the same time bonuses are paid to the other participants, but no later than March 15 of the following year. The salary multiple for each named executive officer is set forth below:

Owen Kratz -	2 times
Anthony Tripodo -	2 times
Alisa B. Johnson -	1 times
Johnny Edwards -	1 times
Cliff Chamblee -	1 times

Involuntary Termination by the Company

In the event we terminate the employment of a named executive officer who has an employment agreement with the Company for any other reason (other than for cause or upon the death, disability or retirement of the named executive officer), then the named executive officer shall be entitled to receive an amount equal to the factor set forth below times such officer’s base salary for the year in which the termination occurs. With respect to each named executive officer other than Mr. Tripodo, all equity based incentive awards that would have vested in accordance with its terms within 12 months of the termination shall automatically vest. Mr. Tripodo is not entitled to any additional vesting of his equity based incentive awards. The executive also is entitled to receive any unpaid cash bonus for the preceding year paid no later than March 15 of the year of termination and the full amount of his or her target bonus for the year of the termination to be paid at the same time bonuses are paid to the other participants, but no later than March 15 of the following year. The multiple for each executive officer is set forth below:

Owen Kratz -	2 times
Anthony Tripodo -	2 times
Alisa B. Johnson -	1 times
Johnny Edwards -	1 times
Cliff Chamblee -	1 times

In addition, in the event of the termination of any named executive officer for any reason, including involuntary termination, the Compensation Committee has the discretion to determine the amount and timing of any severance payments and benefits that will be offered to the named executive officer. In making such determination, the Committee takes into consideration the terms of the employment agreement, if any, of the named executive officer. The Compensation Committee would consider a number of factors in making a determination regarding the payment of severance or benefits. The determination has historically been based in part on the executive officer’s rights under his employment agreement as well as any other factors the Compensation Committee deems to be relevant. Moreover, such determination would depend on a variety of circumstances and factors that cannot be anticipated.

Change of Control Provision

With respect to each named executive officer except Mr. Tripodo, pursuant to the terms of their employment agreement, if the named executive officer terminates his or her employment for “Good Reason” or is terminated without “Cause” within a two-year period following a “Change of Control”, in addition to amounts due and payable at the time of such termination, the executive officer is entitled to receive (i) a lump sum payment in an amount equal to the multiple set forth below times such executive’s aggregate annual cash compensation defined as his or her current salary plus cash bonus target; (ii) all options and restricted stock held by such officer under the 2005 Plan and its predecessor, our 1995 Plan, would immediately vest, and (iii) a lump sum payment equal to the cost of continuation of health coverage under COBRA for eighteen months. For Messrs. Kratz and Tripodo and Ms. Johnson, the agreements provide that if any payment to the named executive officer will be subject to any excise tax under Internal Revenue Code Section 4999, a “gross-up” payment would be made to place the officer in the same net after-tax position as would have been the case if no excise tax had been payable. The agreements for Messrs. Edwards and Chamblee do not contain any “gross up” protections with respect to excise tax. Mr. Tripodo would receive the same benefits described above upon a “Change of Control” whether or not his employment is terminated.

Owen Kratz -	2.99 times
Anthony Tripodo -	2 times
Johnny Edwards -	2 times
Cliff Chamblee -	2 times
Alisa B. Johnson -	2 times

For purposes of the employment agreements, “Change of Control” is defined as one person or group acquires stock that gives such person or group control of more than 50% of the value or voting power of the Company, during any 12-month period any person or group obtains 45 percent of the voting power of the Company or a majority of the Board is replaced by persons not endorsed by a majority of the existing Board, or a change in ownership of a substantial portion of the assets of the Company; “Cause” means embezzlement or theft, breach of a material provision of the employment agreement, any act constituting a felony or otherwise involving theft, fraud, gross dishonesty or moral turpitude, negligence or willful misconduct, any breach of the executive officer’s fiduciary obligations, a material violation of our policies or procedures or any chemical dependence which adversely affects the performance of the executive officer; and “Good Reason” means the material diminution of the executive officer’s base salary, material diminution of his or her authority, duties or responsibilities, a material change in the executive officer’s reporting relationship, material change in the geographic location at which the executive officer must perform his or her duties, or any action that would constitute a material breach of the employment agreement by the Company.

Potential Payments upon Certain Events Including Termination after a Change of Control

If a Change of Control had occurred within three months of the end of 2011 or their employment had been terminated on December 31, 2011, the named executive officers (except Mr. Heijermans whose employment terminated prior in January 2011) would have been eligible to receive the payments set forth below.

		O. Kratz		A. Tripodo		J. Edwards		C. Chamblee		A. Johnson

Normal and Early Retirement
2011 annual cash incentive compensation	$	1,400,000	$	600,000	$	375,000	$	375,000	$	375,000

Total	$	1,400,000	$	600,000	$	375,000	$	375,000	$	375,000

Death
2011 annual cash incentive compensation	$	1,400,000	$	600,000	$	375,000	$	375,000	$	375,000

Total	$	1,400,000	$	600,000	$	375,000	$	375,000	$	375,000

Disability(1)
2011 annual cash incentive compensation	$	1,400,000	$	600,000	$	375,000	$	375,000	$	375,000

Total	$	1,400,000	$	600,000	$	375,000	$	375,000	$	375,000

Termination for cause or resignation without good reason
Amount Received	$	-0-	$	-0-	$	-0-	$	-0-	$	-0-

Total	$	-0-	$	-0-	$	-0-	$	-0-	$	-0-

Involuntary termination without cause
2011 annual cash incentive compensation	$	1,400,000	$	600,000	$	375,000	$	375,000	$	375,000
Multiple of base salary		1,400,000		800,000		350,000		350,000		350,000
Acceleration vesting of restricted stock(2)		1,337,489		-0-		427,927		176,107		402,839

Total	$	4,137,489	$	1,400,000	$	1,152,927	$	901,107	$	1,127,839

Termination by Executive for Good Reason
2011 annual cash incentive compensation	$	1,400,000	$	600,000	$	375,000	$	375,000	$	375,000
Multiple of base salary		1,400,000		800,000		350,000		350,000		350,000
Acceleration vesting of restricted stock(2)		1,337,489		-0-		427,927		176,107		402,839

Total	$	4,137,489	$	1,400,000	$	1,152,927	$	901,107	$	1,127,839

		O. Kratz		A. Tripodo		J. Edwards		C. Chamblee		A. Johnson
Change in control
Cash severance payment	$	-0-	$	2,000,000	$	-0-	$	-0-	$	-0-
Accelerated Helix restricted stock(2)		4,092,453		2,181,838		852,774		613,545		1,451,353
Accelerated Cash Performance Award(3)		6,108,988		2,629,276		493,960		440,752		1,950,593
COBRA Coverage		-0-		21,008		-0-		-0-		-0-
Excise tax gross up		-0-		2,041,946		-0-		-0-		-0-

Total	$	10,201,441	$	8,874,068	$	1,346,734	$	1,054,297	$	3,401,946

Change in control with involuntary termination without cause or by executive for good reason
Cash severance payment	$	6,279,000	$	2,000,000	$	1,450,000	$	1,450,000	$	1,450,000
Accelerated Helix restricted stock(2)		4,092,453		2,181,838		852,774		613,545		1,451,353
Accelerated Cash Performance Award(3)		6,108,988		2,629,276		493,960		440,752		1,950,593
COBRA Coverage		25,191		21,008		21,008		25,413		28,110
Excise tax gross up		-0-		2,041,946		-0-		-0-		1,409,926

Total	$	16,505,632	$	8,874,068	$	2,817,742	$	2,529,710	$	6,289,982

(1)

Named executive officers would continue to earn their base salary plus receive benefits for six months after becoming disabled prior to being terminated. Assuming notice of termination occurs on December 31, 2011, the named executive officer would have already received his base salary for such period.

(2)	Based upon the closing price of our stock on December 31, 2011 or equal to $15.80 per share.

(3)	The Cash Performance Award agreement provides for vesting of 100% of the target amount (or remaining portion thereof) upon the occurrence of a change in control.

Mr. Heijermans’ Separation from the Company

The following table describes severance payments and other benefits to Mr. Heijermans in connection with his termination of employment in January 2011.

Severance Payments(1)

Separation Payment	$450,000

2010 and 2011 Target Bonus(2)	$600,000

2009 Cash Performance Award(3)	$562,980

2010 Cash Performance Award(4)	$187,439

Welfare benefits continuation	$19,190

Lapse of forfeiture restrictions 37,195 shares(5)	$438,157

(1)	These amounts were consideration for Mr. Heijermans’ release of claims.
(2)	In full and final satisfaction of the 2009 and 2010 Target Bonuses.

(3)	In full and final satisfaction of the 2009 Cash Performance Award.
(4)	In full and final satisfaction of the 2010 Cash Performance Award.
(5)	The value of the accelerated vesting resulting from the lapse of forfeiture restrictions.

PROPOSAL 2:

APPROVAL, ON A NON-BINDING ADVISORY BASIS, OF THE 2011 COMPENSATION OF OUR

NAMED EXECUTIVE OFFICERS’ COMPENSATION

The Company is providing our shareholders with an advisory, non-binding vote on the executive compensation of the named executive officers (commonly referred to as “say on pay”). As described in detail under the Compensation Discussion and Analysis section of this Proxy Statement, our compensation programs are designed to achieve the Company’s goal of attracting, developing and retaining executive officers who can develop and execute our business strategy in a way that maximizes value for our shareholders through the market and business fluctuations of a cyclical industry. Shareholders are encouraged to read the CD&A, the accompanying compensation tables, and the related narrative disclosure to better understand the compensation of our named executive officers. In deciding how to vote on this proposal, the board urges you to consider the following factors, which are more fully described in the CD&A:

•	In 2011, we delivered strong operating results. A chart detailing key financial metrics appears on page 35;

•	We have amended our compensation programs to increase the at risk compensation of our named executive officers; and

•	We have implemented executive compensation and corporate governance modifications to more closely align our executives with our shareholders.

Accordingly, the board recommends the shareholders approve the following resolution:

RESOLVED, that the shareholders approve, on an advisory basis, the 2011 compensation of the Company’s Named Executive Officers as disclosed in the Compensation Discussion and Analysis section, the accompanying compensation tables and the related narrative disclosure in this Proxy Statement.

This vote is non-binding. The Board of Directors expects to take the outcome of the vote into account when considering future executive compensation decisions to the extent they can determine the cause or causes of any significant negative voting results.

The board recommends that you vote “FOR” the approval of the non-binding, advisory vote of the 2011 compensation of our named executive officers.

Vote Required

The vote on our executive compensation is advisory and non-binding. However, the board will consider shareholders to have approved our executive compensation if the proposal receives the affirmative “FOR” vote of a majority of the shares present in person or by proxy at the Annual Meeting and entitled to vote on the proposal.

PROPOSAL 3:

APPROVAL OF AMENDMENT AND RESTATEMENT OF THE HELIX ENERGY SOLUTIONS GROUP, INC.

2005 LONG TERM INCENTIVE PLAN

On March 19, 2012, the Board approved the amendment and restatement of the 2005 Plan (the “Amended and Restated 2005 Plan”), subject to shareholder approval, to (i) authorize 4.3 million additional shares for issuance pursuant to our equity incentive compensation strategy, (ii) authorize incentive stock options, stock appreciation rights, cash awards and performance awards to be made pursuant to the Amended and Restated 2005 Plan, and (iii) include performance criteria for awards that may be made contingent upon the achievement of one or more performance measures, as well as limits on individual awards, in accordance with the requirements for performance-based compensation under Section 162(m) of the Internal Revenue Code.

At the Annual Meeting, shareholders are being asked to approve the Amended and Restated 2005 Plan.

Summary of the Amended and Restated 2005 Plan

The full text of the Amended and Restated 2005 Plan is set forth as Appendix A hereto, and you are urged to refer to it for a complete description of the Amended and Restated 2005 Plan. The summary of the principal features of the Amended and Restated 2005 Plan which follows is qualified entirely by such reference.

Purpose.  The Amended and Restated 2005 Plan is intended to provide incentives to certain directors, officers and other employees of the Company and its affiliates by enabling them to acquire shares of the Company’s common stock (“Common Stock”) and to receive other compensation based on the increase in value of the Common Stock or certain other performance measures. The Amended and Restated 2005 Plan also is intended to advance the best interests of the Company and its shareholders by providing those persons who have substantial responsibility for the management and growth of the Company and its affiliates with additional performance incentives and an opportunity to obtain or increase their proprietary interest in the Company, thereby encouraging them to continue in their employment with the Company and its affiliates.

Term.  If approved by shareholders, the Amended and Restated 2005 Plan will be effective as of May 9, 2012. No awards may be issued under the Plan on or after the date that the Plan is terminated by the board.

Administration.  The Compensation Committee (or a subcommittee composed of at least two of its members) or, in the absence thereof, the board (the “Plan Committee”), will administer awards under the Amended and Restated 2005 Plan. In administering the Amended and Restated 2005 Plan, the Plan Committee will have the full power with respect to awards issued by it to:

•	determine the persons to whom and the time or times at which awards will be made;

•	determine the number and exercise price of shares of Common Stock covered in each award, subject to the terms and provisions of the Amended and Restated 2005 Plan;

•	determine the terms, provisions and conditions of each award, which need not be identical;

•	accelerate the time at which any outstanding award will vest;

•	prescribe, amend and rescind rules and regulations relating to administration of the Amended and Restated 2005 Plan; and

•	make all other determinations and take all other actions deemed necessary, appropriate or advisable for the proper administration of the Amended and Restated 2005 Plan.

All determinations and decisions made by the Plan Committee pursuant to the provisions of the Amended and Restated 2005 Plan and all related orders and resolutions of the Plan Committee will be final, conclusive and binding on all persons, including the Company, its shareholders, employees, holders and the estates and beneficiaries of employees and holders.

Eligibility.  Directors of the Company, common law employees of the Company and its affiliates and person who agree to become common law employees of the Company or any of its affiliates and are expected to become such within six (6) months from the date of a determination made for purposes of the Amended and Restated 2005 Plan are eligible to receive awards under the Amended and Restated 2005 Plan.

Maximum Shares Available.  The maximum amount of Common Stock which may be issued under the Amended and Restated 2005 Plan may not exceed 10,300,000 shares, in the aggregate. The aggregate number of shares of Common Stock with respect to which incentive stock options may be granted under the Plan is 2,000,000. The maximum number of shares of Common Stock with respect to which awards may be granted to an employee during a fiscal year is 1,000,000. The maximum value of a cash award that may be granted to an employee during a fiscal year is $10,000,000. Such limitations are subject to adjustment in accordance with the Amended and Restated 2005 Plan.

If shares of Common Stock are withheld from payment of an award to satisfy tax obligations with respect to the award, such shares of Common Stock will count against the aggregate number of shares of Common Stock with respect to which awards may be granted under the Amended and Restated 2005 Plan. If shares of Common Stock are tendered in payment of the option price of an option, such shares of Common Stock will not be added to the aggregate number of shares of Common Stock with respect to which awards may be granted under the Amended and Restated 2005 Plan. If any outstanding award is forfeited or cancelled for any reason or is settled in cash in lieu of shares of Common Stock, the shares of Common Stock allocable to such portion of the award may again be subject to an award granted under the Amended and Restated 2005 Plan.

Options.  The Plan Committee may grant incentive stock options under Section 422 of the Internal Revenue Code of 1986, as amended (the “Code”) and nonqualified stock options under the Amended and Restated 2005 Plan to eligible persons in such number and upon such terms as the Plan Committee may determine, subject to the terms and provisions of the Amended and Restated 2005 Plan. The price at which shares of Common Stock may be purchased under an option will be determined by the Plan Committee, but such price may not be less than 100 percent of the fair market value of the shares on the date the option is granted. Options may not include provisions that “reload” the option upon exercise. In addition, the terms of outstanding options may not be amended to reduce the option price of outstanding options or cancel outstanding options in exchange for cash, other awards or new options with an option price that is less than the option price of the original option without shareholder approval. Unless specified otherwise in an option agreement, an option will expire on the tenth anniversary of the date the option is granted. An optionee will not have any rights as a shareholder with respect to Common Stock covered by an option until the optionee exercises the option.

Stock Appreciation Rights.  Under the Amended and Restated 2005 Plan, the Plan Committee may award restricted stock to eligible persons selected by the Plan Committee. Every SAR entitles the recipient, on exercise of the SAR, to receive in cash or shares of Common Stock a value equal to the excess of the fair market value of a specified number of shares of Common Stock at the time of exercise, over the exercise price established by the Plan Committee or board of directors, as applicable. An SAR may be granted in tandem with an option, and a holder of a tandem SAR may elect to exercise either the option or the SAR, but not both. The Plan Committee or the board of directors, as applicable, will determine the terms, conditions and limitations applicable to any SARs, including the term of any SARs, which may not be longer than ten years, and the date or dates upon which they become vested and exercisable. SARs may not include provisions that “reload” the SAR upon exercise.

Restricted Stock.  Under the Amended and Restated 2005 Plan, the Plan Committee may award restricted stock to eligible persons selected by the Plan Committee. The amount of, the vesting and the transferability restrictions applicable to any award of restricted stock will be determined by the Plan Committee.

During the restriction period, the recipient of the restricted stock will have all the rights of a shareholder with respect to the shares of restricted stock included in the restricted stock award during the restriction period established for the restricted stock award. Dividends paid with respect to restricted stock in cash or property other than shares of Common Stock or rights to acquire shares of Common Stock will be paid to the recipient of the restricted stock award currently. Dividends paid in shares of Common Stock or rights to acquire shares of Common Stock will be added to and become a part of the restricted stock. Also during the restriction period, the certificates representing the restricted stock will be registered in the recipient’s name and bear a restrictive legend to the effect that ownership of the restricted stock, and the enjoyment of the rights appurtenant thereto, are subject to the restrictions, terms and conditions provided by the Amended and Restated 2005 Plan. Such certificates will be deposited with the Company and will be subject to forfeiture in accordance with the Amended and Restated 2005 Plan and the restricted stock award agreement.

Any restricted stock award granted to an employee which is (i) not performance-based generally must be restricted for at least three years or (ii) performance-based generally must have a performance period of at least one year; earlier vesting of a restricted stock award is limited to events of death, disability or change in control. Vesting of a restricted stock award may occur incrementally over the three-year restricted period or one-year performance period, as applicable. However, 5% of the total number of shares of Common Stock available for issuance under the Amended and Restated 2005 Plan will not be subject to the minimum restricted period or performance period, as applicable, which is referred to as the 5% Exclusion.

Restricted Stock Unit Awards.  The Amended and Restated 2005 Plan authorizes the Plan Committee to grant restricted stock units to eligible persons in such amounts and upon such terms as the Plan Committee will determine. The amount of, the vesting and the transferability restrictions applicable to any restricted stock unit award will be determined by the Plan Committee. The Company will maintain a bookkeeping ledger account which reflects the number of restricted stock units credited under the Amended and Restated 2005 Plan for the benefit of a holder. A restricted stock unit is similar in nature to restricted stock except that no shares of Common Stock are actually transferred to the holder until a later date specified in the applicable award agreement. Each restricted stock unit will have a value equal to the fair market value of a share of Common Stock.

Payments pursuant to a restricted stock unit award will be made (i) at such time as the Plan Committee specifies in the holder’s award agreement, subject to the terms and provisions of the Amended and Restated 2005 Plan, and (ii) in either cash or shares of Common Stock as specified in the holder’s award agreement.

Each recipient of restricted stock units will have no rights of a shareholder with respect to the holder’s restricted stock units. A holder will have no voting rights with respect to any restricted stock unit awards. The minimum restricted period and performance period restrictions described above for restricted stock awards also apply to restricted stock unit awards (subject to the 5% Exclusion).

Performance Awards.  Any award available under the Amended and Restated 2005 Plan may be structured as a performance award. Performance awards not intended to qualify as qualified performance-based compensation under Code Section 162(m) will be based on achievement of such goals and will be subject to such terms, conditions and restrictions as the Plan Committee will determine.

Performance awards granted under the Amended and Restated 2005 Plan that are intended to qualify as qualified performance-based compensation under Code Section 162(m) will be paid, vested or otherwise deliverable solely on account of the attainment of one or more pre-established, objective performance goals established by the Plan Committee. One or more of such goals may apply to the employee, one or more business units, divisions or sectors of the Company, or the Company as a whole, and if so desired by the Plan Committee, by comparison with a peer group of companies. Performance awards may be based on any one or more of the following measures: earnings before interest, taxes, depreciation, amortization and exploration expenses (EBITDAX), capital management, term of service, return on capital employed, revenue growth, market share, margin growth, return on equity, total stockholder return, increase in net after-tax earnings per share, market price per share, growth in market price per share, increase in operating pre-tax earnings, operating profit or improvements in operating profit, improvements in certain asset or financial measures (including working capital and the ratio of revenues to working capital), credit quality, expense ratios, pre-tax earnings or variations of income criteria in varying time periods and economic value added.

The performance measures described above are included in the Amended and Restated 2005 Plan to enable the Plan Committee, if it chooses to do so, to make stock awards or cash awards that qualify as qualified performance-based compensation under Code Section 162(m). The Plan Committee can satisfy such requirements by, among other things, including provisions in awards that will make them payable solely on account of the attainment of one or more pre-established, objective performance goals based on performance measures that have been approved by our stockholders. Although the Plan Committee does not have to include such provisions in awards, the inclusion of such provisions and compliance with certain other requirements of Code Section 162(m) would enable us to take a tax deduction for the related compensation that we might not otherwise be able to take.

The Plan Committee may provide in any particular performance award agreement that any evaluation of performance may include or exclude any of the following events that occurs during a performance period: (a) asset write-downs, (b) litigation or claim judgments or settlements, (c) the effect of changes in tax laws, accounting principles, or other laws or provisions affecting reported results, (d) any reorganization and restructuring programs, (e) extraordinary nonrecurring items as described in Accounting Principles Board Opinion No. 30 and/or in management’s discussion and analysis of financial condition and results of operations appearing in the Company’s annual report to shareholders for the applicable year, (f) acquisitions or divestitures, (g) foreign exchange gains and losses and (h) settlement of hedging activities. Awards that are intended to qualify as qualified performance-based awards may not be adjusted upward but the Plan Committee may retain the discretion to adjust upward awards not intended as qualified performance-based awards. The Plan Committee may retain the discretion to adjust any performance awards downward, either on a formula or discretionary basis or any combination, as the Plan Committee determines.

Non-Transferability.  Except as specified in the applicable award agreements or in domestic relations court orders, awards will not be transferable by the holder other than by will or under the laws of descent and distribution, and will be exercisable, during the holder’s lifetime, only by him or her. In the discretion of the Plan Committee, any attempt to transfer an award other than under the terms of the Amended and Restated 2005 Plan and the applicable award agreement may terminate the award.

Forfeiture.  If the Plan Committee finds by a majority vote that a holder, before or after termination of his employment with the Company or any of its affiliates (a) committed a fraud, embezzlement, theft, felony or an act of dishonesty in the course of his employment by the Company or an affiliate which conduct damaged the Company or an affiliate or (b) disclosed trade secrets of the Company or an affiliate, then as of the date the Plan Committee makes its finding any awards awarded to the holder that has not been exercised by the holder (including all awards that have not yet vested) will be forfeited to the Company. The findings and decision of the Plan Committee with respect to the matter will be final for all purposes.

The Plan Committee may specify in an award agreement that a holder’s rights, payments, and benefits with respect to an award will be subject to reduction, cancellation, forfeiture, or recoupment upon the occurrence of certain specified events, in addition to any otherwise applicable vesting or performance conditions of an award. Such events may include, but will not be limited to, termination of employment for cause, termination of the holder’s provision of services to the Company or its affiliates, violation of material policies of the Company or its affiliates, breach of non-competition, confidentiality, or other restrictive covenants that may apply to the holder, or other conduct by the holder that is detrimental to the business or reputation of the Company or its affiliates.

Requirements of Law.  The Company will not be required to sell or issue any shares of Common Stock under any award if issuing those shares of Common Stock would constitute or result in a violation by the holder or the Company of any provision of any law, statute or regulation of any governmental authority. Specifically, in connection with any applicable statute or regulation relating to the registration of securities, upon exercise of any option or pursuant to any other award, the Company will not be required to issue any shares of Common Stock unless the Plan Committee has received evidence satisfactory to it to the effect that the holder will not transfer the shares of Common Stock except in accordance with applicable law, including receipt of an opinion of counsel satisfactory to the Company to the effect that any proposed transfer complies with applicable law. The Company may, but will in no event be obligated to, register any shares of Common Stock covered by the Amended and Restated 2005 Plan pursuant to applicable securities laws of any country or any political subdivision. The Company will not be obligated to take any other affirmative action in order to cause or enable the exercise of an option or any other award, or the issuance of shares of Common Stock pursuant thereto, to comply with any law or regulation of any governmental authority.

Adjustments.  The Amended and Restated 2005 Plan provides for appropriate adjustments in the number of shares of common stock subject to awards and available for future awards, the exercise price of outstanding awards, as well as the maximum award limits under the Amended and Restated 2005 Plan, in the event of changes in the outstanding common stock by reason of a merger, recapitalization or certain other events.

Amendment and Termination.  The Plan Committee may, at any time and from time to time, alter, amend, modify, suspend, or terminate the Amended and Restated 2005 Plan and any award agreement in whole or in part. However, no termination, amendment, suspension, or modification of the Amended and Restated 2005 Plan or an award agreement will adversely affect in any material way any award previously granted under the Amended and Restated 2005 Plan, without the written consent of the holder holding such award. The Plan Committee will not directly or indirectly lower the option price of a previously granted option and no amendment of the Amended and Restated 2005 Plan will be made without shareholder approval if shareholder approval is required by applicable law or stock exchange rules.

Material Federal Income Tax Consequences of Awards Under the Amended and Restated 2005 Plan

The following summary is based on current interpretations of existing federal income tax laws. The discussion below is not purported to be complete, and it does not discuss the tax consequences arising in the context of the participant’s death or the income tax laws of any local, state or foreign country in which a participant’s grants, income or gain may be taxable.

Stock Options.  Some of the options issuable under the Amended and Restated 2005 Plan may constitute incentive stock options, while other options granted under the Amended and Restated 2005 Plan may be nonqualified stock options. The Code provides for special tax treatment of stock options qualifying as incentive stock options, which may be more favorable to employees than the tax treatment accorded nonqualified stock options. On grant of either form of option, the optionee will not recognize income for tax purposes and we will not receive any deduction. Generally, on the exercise of an incentive stock option, the optionee will recognize no income for U.S. federal income tax purposes. However, the difference between the exercise price of the incentive stock option and the fair market value of the shares at the time of exercise is an adjustment in computing alternative minimum taxable income that may require payment of an alternative minimum tax. On the sale of shares of Common Stock acquired by exercise of an incentive stock option (assuming that the sale does not occur within two years of the date of grant of the option or within one year of the date of exercise), any gain will be taxed to the optionee as long-term capital gain. In contrast, on the exercise of a nonqualified option, the optionee generally recognizes taxable income (subject to withholding) in an amount equal to the difference between the fair market value of the shares of Common Stock acquired on the date of exercise and the exercise price. On any sale of those shares by the optionee, any difference between the sale price and the fair market value of the shares on the date of exercise of the nonqualified option will be treated generally as capital gain or loss. No deduction is available to us on the exercise of an incentive stock option (although a deduction may be available if the employee sells the shares acquired on exercise before the applicable holding periods expire); however, on exercise of a nonqualified stock option, we generally are entitled to a deduction in an amount equal to the income recognized by the employee. Except in the case of the death or disability of an optionee, an optionee has three months after termination of employment in which to exercise an incentive stock option and retain favorable tax treatment on exercise. An incentive stock option exercised more than three months after an optionee’s termination of employment other than on death or disability of an optionee cannot qualify for the tax treatment accorded incentive stock options. Any such option would be treated as a nonqualified stock option for tax purposes.

Stock Appreciation Rights.  The amount of any cash or the fair market value of any shares of Common Stock received by the holder on the exercise of SARs in excess of the exercise price will be subject to ordinary income tax in the year of receipt, and we will be entitled to a deduction for that amount.

Restricted Stock.  Generally, a grant of shares of Common Stock under the Amended and Restated 2005 Plan subject to vesting and transfer restrictions will not result in taxable income to the participant for federal income tax purposes or a tax deduction to us at the time of grant. The value of the shares will generally be taxable to the participant as compensation income in the year in which the restrictions on the shares lapse. Such value will be the fair market value of the shares as to which the restrictions lapse on the date those restrictions lapse. Any participant, however, may elect pursuant to Code Section 83(b) to treat the fair market value of the restricted shares on the date of grant as compensation income in the year of grant, provided the Chief Financial Officer permits the election and the participant makes the election pursuant to Code Section 83(b) within 30 days after the date of grant. In any case, we will receive a deduction for federal income tax purposes equal to the amount of compensation included in the participant’s income in the year in which that amount is so included.

Restricted Stock Units.  A grant of a right to receive shares of Common Stock or cash in lieu of the shares will result in taxable income for federal income tax purposes to the participant at the time the award is settled in an amount equal to the fair market value of the shares or the amount of cash awarded. We will be entitled to a corresponding deduction at such times for the amount included in the participant’s income.

Cash Awards.  Cash awards under the Amended and Restated 2005 Plan are taxable income to the participant for federal income tax purposes at the time of payment. The participant will have compensation income equal to the amount of cash paid, and we will have a corresponding deduction for federal income tax purposes.

Basis; Gain.  A participant’s tax basis in vested shares of Common Stock acquired under the Amended and Restated 2005 Plan is equal to the sum of the price paid for the shares, if any, and the amount of ordinary income recognized by the participant on the transfer of vested shares. The participant’s holding period for the shares begins on the transfer to the participant of vested shares. If a participant sells shares, any difference between the amount realized in the sale and the participant’s tax basis in the shares is taxed as long-term or short-term capital gain or loss (provided the shares are held as a capital asset on the date of sale), depending on the participant’s holding period for the shares.

Certain Tax Code Limitations on Deductibility.  In order for us to deduct the amounts described above, such amounts must constitute reasonable compensation for services rendered or to be rendered and must be ordinary and necessary business expenses. The ability to obtain a deduction for awards under the Amended and Restated 2005 Plan could also be limited by Code Section 280G, which provides that certain excess parachute payments made in connection with a change in control of an employer are not deductible. The ability to obtain a deduction for amounts paid under the Amended and Restated 2005 Plan could also be affected by Code Section 162(m), which limits the deductibility, for U.S. federal income tax purposes, of compensation paid to certain employees to $1 million during any taxable year. However, certain exceptions apply to this limitation in the case of qualified performance-based compensation. It is intended that the approval of the Amended and Restated 2005 Plan by our stockholders will satisfy the stockholder approval requirement for the qualified performance-based exception and we will be able to comply with the requirements of the Code and Treasury Regulation Section 1.162-27 as they relate to the grant and payment of certain qualified performance-based awards (including Options and SARs) under the Amended and Restated 2005 Plan so as to be eligible for the qualified performance-based exception. In certain cases, we may determine it is in our interests to not satisfy the requirements for the qualified performance-based exception.

Code Section 409A.  Code Section 409A generally provides that deferred compensation subject to Code Section 409A that does not meet the requirements for an exemption from Code Section 409A must satisfy specific requirements, both in operation and in form, regarding: (i) the timing of payment; (ii) the election of deferrals; and (iii) restrictions on the acceleration of payment. Failure to comply with Code Section 409A may result in the early taxation (and in some cases, plus interest) to the participant of deferred compensation and the imposition of a 20% additional tax imposed on the participant with respect to the deferred amounts included in the participant’s income.

Plan Benefits Under the Amended and Restated 2005 Plan

The number of awards (if any) that an eligible participant may receive under the Amended and Restated 2005 Plan is in the discretion of the Plan Committee and therefore cannot be determined in advance. If the Incentive Plan is approved, we anticipate making annual grants of awards to our executive officers, certain employees and members of our board of directors under the Amended and Restated 2005 Plan, but any amount of such grant is not determinable at this time. Such awards will be subject to a vesting schedule that will be specified in the applicable award agreement, and the number of shares subject to such awards will be determined at the date of grant of such awards.

Required Vote

The affirmative vote of the holders of a majority of the outstanding shares of Helix Common Stock present in person or by proxy at the Annual Meeting and entitled to vote is required for approval of the proposal.

The board recommends that you vote “FOR” the approval of the Amended and Restated 2005 Plan.

Vote Required

The approval of the Amended and Restated 2005 Plan requires the affirmative vote of holders of a majority of the shares of common stock present or represented and voting at the Annual Meeting.

PROPOSAL 4:

APPROVAL OF THE HELIX ENERGY SOLUTIONS GROUP, INC.

EMPLOYEE STOCK PURCHASE PLAN

On March 19, 2012, the Board approved the Helix Energy Solutions Group, Inc. Employee Stock Purchase Plan (the “ESPP”), subject to shareholder approval. At the Annual Meeting, shareholders are being asked to approve the ESPP.

The purpose of the ESPP is to encourage and assist our employees to acquire an equity interest in the Company through the purchase of shares of Common Stock, and the ESPP is designed to qualify for the favorable U.S. tax treatment afforded by Section 423 of the Internal Revenue Code. The ESPP has 1,500,000 shares authorized for issuance thereunder.

Summary of the ESPP

Under the ESPP, all of our employees (a) who are customarily employed for at least 20 hours per week for more than five months in a calendar year; and (b) who do not own, or hold options to acquire, 5% or more of the total combined voting power or value of our common stock are eligible to participate in the ESPP. As of January 1, 2012, approximately 1,600 of our employees were eligible to participate. Participants in the ESPP may purchase shares of Common Stock through payroll deductions on an after-tax basis over a four month period beginning on January 1, May 1, and September 1 (a “Purchase Period”) during the term of the ESPP. A participant’s right to participate in the ESPP terminates immediately when a participant ceases to be employed. An employee may elect to participate in the ESPP as of January 1, May 1, or September 1 following the date he or she first becomes eligible under the ESPP. A participant may elect to make contributions each pay period in an amount not less than 1% of his or her compensation, subject to an annual limitation equal to 10% of his or her compensation or such other amount established by the Compensation Committee (which administers the ESPP). No participant, however, may purchase more than 10,000 shares of Common Stock during any Purchase Period nor may a participant purchase shares during a calendar year in excess of the “maximum share limitation.” The maximum share limitation is the number of shares of Common Stock derived by dividing $25,000 by the fair market value (equal to the closing price per share of our common stock on the New York Stock Exchange on the applicable date) of the common stock determined as of the first trading day of the Purchase Period. The contributions are held in trust during a Purchase Period, and interest is credited back to us for administrative fees related to the ESPP. Unless a participant elects otherwise, the dollar amount in the participant’s account at the end of the Purchase Period is then used to purchase as many whole shares of Common Stock as the funds in his or her account will allow, subject to the limitations described above. The purchase price for the stock will be 85% of the lesser of (1) its fair market value on the first trading day of the Purchase Period or (2) its fair market value on the last trading day of the Purchase Period. Any dollars remaining in the participant’s account are refunded to the participant through our payroll. If the participant elects not to purchase shares Common Stock at the end of the Purchase Period, such participant receives a return of his or her payroll deductions during the Purchase Period plus the interest that has accrued on such deductions. Any dividends on shares of Common Stock held in a participant’s account are credited to his or her account.

A participant may elect to withdraw his or her entire contributions for the current Purchase Period from the ESPP at any time prior to the purchase of shares of Common Stock. Any participant who so elects receives his or her entire account balance, including interest and dividends, if any. A participant who suspends his or her payroll deductions or withdraws contributions cannot resume participation in the ESPP during that Purchase Period and must re-enroll in the ESPP in order to participate in the next Purchase Period. A participant may elect to withdraw or sell whole shares of common Stock held in his or her account at any time. In the event of a participant’s death, amounts credited to that participant’s account, including interest and dividends, if applicable, are paid in cash and a certificate for any shares will be delivered to that participant’s designated beneficiaries or other legal representative.

The Board generally may amend or terminate the ESPP at any time. Approval of our shareholders must be obtained for any amendment to the ESPP (1) if and to the extent required to continue the exemption provided for under Rule 16b-3 under the Securities Exchange Act of 1934 and (2) if required under Section 423 of the Internal Revenue Code. Section 423 of the Internal Revenue Code currently requires shareholder approval of a plan amendment that would (a) change the number of shares subject to the ESPP or (b) change the class of employees eligible to participate in the ESPP. The listing standards of the New York Stock Exchange also require shareholder approval of material revisions to the ESPP.

The shares of Common Stock to be issued under the ESPP may be authorized but unissued shares or previously issued shares that have been reacquired and are held by us. On March 19, 2012, the last reported sales price of our common stock on the New York Stock Exchange was $18.65 per share.

U.S. Federal Income Tax Consequences

The following is a summary of the general rules of present U.S. federal income tax law relating to the tax treatment of the shares of Common Stock purchased under the ESPP. The discussion is general in nature and does not take into account a number of considerations that may apply based on the circumstances of a particular participant under the ESPP, including the possibility that a participant may not be subject to U.S. federal income taxation.

The ESPP is intended to qualify as an “employee stock purchase plan” under the provisions of Section 423 of the Internal Revenue Code. A participant under the ESPP is not subject to U.S. federal income taxation when shares are purchased under the ESPP, even though such shares are purchased at 85% of the lesser of the fair market value on the first trading day of the calendar year or the fair market value on the last trading day of the calendar year. A participant, however, will recognize taxable ordinary income upon disposition of the shares acquired under the ESPP if such shares are disposed of in a “disqualifying disposition,” which is a disposition of the shares before the later of (1) two years from the date a right to purchase stock was issued under the ESPP or (2) 18 months from the date that shares acquired under the ESPP were transferred to the participant. This taxable income will be recognized in the year of the disqualifying disposition and will equal the amount by which the fair market value of the shares on the purchase date exceeds the purchase price of the shares, but in no event will the income recognized exceed the sales proceeds for such shares reduced by the purchase price for such shares. Any additional gain or loss recognized on the disqualifying disposition of the shares will be short-term or long-term capital gain or loss, depending on the length of time the participant has held the shares after the exercise of the purchase right. If a participant sells or otherwise disposes of his or her shares after the above holding period so that there is no disqualifying disposition or in the event of a participant’s death (whenever occurring), the participant (or the participant’s estate in the event of death) would realize ordinary income, in the year of the qualifying disposition, equal to the lesser of (1) the excess of the fair market value of the shares at the time of the disposition over the purchase price or (2) the excess of the fair market value of the shares at the time the purchase right was granted over the purchase price. Any additional gain or loss recognized on the qualifying disposition of the shares will be long-term capital gain or loss. If a participant sells the shares acquired under the ESPP, assuming there is no disqualifying disposition, any difference between the amount realized in the sale and the participants’ tax basis in the shares (which would include any ordinary income recognized with respect to the shares) is taxed as long-term or short-term capital gain or loss, provided the shares are held as a capital asset on the date of sale, and depending on the participant’s holding period for the shares.

We are entitled to a deduction for U.S. federal income tax purposes for dispositions of shares acquired by a participant in the ESPP only to the extent that the participant realizes ordinary income as a result of a disqualifying disposition of shares acquired under the ESPP. Any such deduction is subject to the limitations of Section 162(m) of the Internal Revenue Code.

Plan Benefits

Since participation in the ESPP is voluntary and we are unable to predict the future value of our common stock, we cannot currently determine the benefits or amounts that will be received in the future by any person or group under the ESPP.

The board recommends that you vote “FOR” the approval of the ESPP.

Vote Required

The approval of the ESPP requires the affirmative vote of holders of a majority of the shares of common stock present or represented and voting at the Annual Meeting.

PROPOSAL 5:

RATIFICATION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Ernst & Young LLP has served as our independent registered public accounting firm providing auditing and financial services in 2011 and has acted as such since their engagement in fiscal year 2002, and will continue to provide such services during fiscal year 2012. Our Audit Committee has the authority to retain, oversee, evaluate and terminate the independent registered public accounting firm. Pursuant to such authority, the Audit Committee has appointed Ernst & Young LLP, an independent registered public accounting firm, as auditors to examine the financial statements of the Company for the fiscal year ending December 31, 2012, and to perform other appropriate accounting services.

Although our By-laws do not require that shareholders ratify the appointment of Ernst & Young LLP as the outside auditors, the board has determined to submit the selection for ratification by the shareholders. If the shareholders do not ratify the appointment of Ernst & Young LLP, the adverse vote will be considered as a direction to the Audit Committee to select other auditors for the next fiscal year. However, because of the difficulty and expense of making any substitution of auditors after the beginning of the current fiscal year, it is contemplated that the appointment for the fiscal year ending December 31, 2012, will be permitted to stand unless the Audit Committee finds other reasons for making a change. It is understood that even if the selection of Ernst & Young LLP is ratified, the Audit Committee, in its discretion, may direct the appointment of a new independent accounting firm at any time during the year if the audit committee feels that such a change would be in the best interests of the Company and the shareholders.

We expect that representatives of Ernst & Young LLP will be present at the Annual Meeting and will have the opportunity to make a statement if they desire to do so. They will also be available to respond to appropriate questions.

Fees for professional services (in thousands) provided by our independent registered public accounting firm in each of the last two fiscal years in each of the following categories were:

		2011		2010
Audit Fees(1)	$	2,782	$	2,824
Audit-Related Fees(2)		2		2
Tax Fees(3)		168		235
All Other Fees		-		-

Total	$	2,952	$	3,060

(1)

Audit fees include fees related to the following services: the annual consolidated financial statement audit (including required quarterly reviews), subsidiary audits, audit of internal controls over financial reporting, and consultations relating to the audit or quarterly reviews.

(2)	Audit-related fees included consultations concerning financial accounting and reporting matters not required by statute or regulation.
(3)

For 2011, fees primarily related to tax compliance work in India, Singapore, China, and tax planning. For 2010, fees primarily related to statutory tax returns in the United Kingdom, Singapore, China, India and tax planning.

The Audit Committee considers whether the provision of the foregoing services is compatible with maintaining the auditor’s independence and has concluded that the foregoing non-audit services and non-audit-related services did not adversely affect the independence of Ernst & Young LLP.

Board of Directors Recommendation

The board recommends that you vote “FOR” each of the ratification of the selection of Ernst & Young LLP as the Company’s independent registered public accounting firm set forth in this Proposal 2.

Vote Required

The ratification of Ernst & Young LLP requires the affirmative vote of holders of a majority of the shares of common stock present or represented and voting at the Annual Meeting.

OTHER INFORMATION

Expenses of Solicitation

The cost of this proxy solicitation will be borne by the Company. It is expected that the solicitation will be primarily by mail, telephone and facsimile. The Company has arranged for Okapi Partners, LLC, 437 Madison Ave., 28th Floor, New York, New York 10022, to solicit proxies for a fee not to exceed $30,000 plus out-of-pocket expenses. Proxies may also be solicited personally by directors, officers, and other employees of the Company in the ordinary course of business and at nominal cost. Proxy materials will be provided for distribution through brokers, custodians, and other nominees or fiduciaries to owners of ordinary shares. The Company expects to reimburse such parties for their reasonable out-of-pocket expenses incurred in connection therewith.

Proposals and Director Nominations for 2013 Shareholders Meeting

In order for a shareholder proposal (other than for the nomination of directors) to be considered for inclusion in our proxy statement for the 2013 annual meeting, the written proposal must be received by the Corporate Secretary at our offices no later than November 29, 2012. The proposal must comply with SEC regulations regarding the inclusion of shareholder proposals in company-sponsored proxy materials. The persons designated in the proxy card will be granted discretionary authority with respect to any shareholder proposal not submitted to us timely.

With respect to shareholder nominations of directors, a shareholder may propose director candidates for consideration by the board’s Corporate Governance and Nominating Committee. Any such recommendations should include the nominee’s name and qualifications for board membership and should be directed to the Corporate Secretary at the address of our principal executive offices set forth below. In addition, our By-laws permit shareholders to propose business to be considered and to nominate directors for election by the shareholders. To propose business to be considered or to nominate a director, the shareholder must deliver a notice to the Corporate Secretary setting forth the business or the name of the nominee and all information required to be disclosed in solicitations of proxies or otherwise required pursuant to Regulation 14A under the Exchange Act together with such person’s written consent to serve as a director if elected. The shareholder providing such proposal or nomination must provide his or her name and address and the class and number of voting securities held by such shareholder. Such shareholder must be a shareholder of record on the day the nomination notice is delivered to us and be eligible to vote for the election of directors at the Annual Meeting of shareholders. In addition, the shareholder must give timely notice to our Corporate Secretary no later than February 7, 2013. A copy of the By-laws is available from the Corporate Secretary.

All submissions to, or requests from, the Corporate Secretary should be made to our principal executive offices at 400 North Sam Houston Parkway East, Suite 400, Houston, Texas 77060.

Other

Some broker, bank and other nominee record holders may be participating in the practice of “householding.” This means that only one copy of our annual report and proxy statement will be sent to shareholders who share the same last name and address. Householding is designed to reduce duplicate mailings and save significant printing and postage costs. If you receive a household mailing this year and would like to receive additional copies of our annual report or proxy statement, please submit your request in writing to the address set forth below.

Our 2011 Annual Report on Form 10-K, including financial statements, is available to shareholders of record as of March 12, 2012, together with this proxy statement.

WE WILL FURNISH TO SHAREHOLDERS WITHOUT CHARGE A COPY OF OUR ANNUAL REPORT (INCLUDING THE ANNUAL REPORT ON FORM 10-K) FOR THE FISCAL YEAR ENDED DECEMBER 31, 2011, AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION, UPON RECEIPT OF WRITTEN REQUEST ADDRESSED TO: CORPORATE SECRETARY, HELIX ENERGY SOLUTIONS GROUP, INC., 400 NORTH SAM HOUSTON PARKWAY EAST, SUITE 400, HOUSTON, TEXAS 77060 OR BY CALLING 1 (888) 345-2347 AND ASKING FOR THE CORPORATE SECRETARY.

The Board of Directors knows of no other matters to be presented at the Annual Meeting. If any other business properly comes before the Annual Meeting or any adjournment thereof, the proxies will vote on that business in accordance with their best judgment.

By Order of the Board of Directors

Alisa B. Johnson

Corporate Secretary

Helix Energy Solutions Group, Inc.

Annex A

HELIX ENERGY SOLUTIONS GROUP, INC.

2005 LONG TERM INCENTIVE PLAN

(As Amended and Restated Effective May 9, 2012)

ARTICLE I

ESTABLISHMENT, PURPOSE AND DURATION

1.1          Amendment and Restatement.    The Company hereby amends and restates the “Helix Energy Solutions Group, Inc. 2005 Long Term Incentive Plan,” as set forth in this document. The Plan permits the grant of Options, SARs, Restricted Stock, Restricted Stock Units, Cash Awards and Performance Awards. The Plan shall become effective on the latest of (a) the date the Plan is approved by the Board (b) the date the Plan is approved by the holders of at least a majority of the outstanding shares of voting stock of the Company and (c) if the provisions of the corporate charter, by-laws or applicable state law prescribes a greater degree of stockholder approval for this action, the approval by the holders of that percentage, at a meeting of stockholders.

1.2          Purpose of the Plan.    The purpose of the Plan is to provide incentives to directors, corporate officers and other employees of the Company and its Affiliates by enabling them to acquire shares of common stock of the Company and to receive other compensation. based on the increase in value of the common stock of the Company or certain other performance measures. The Plan is intended to advance the best interests of the Company, its Affiliates and its stockholders by providing those persons who have substantial responsibility for the management and growth of the Company and its Affiliates with additional performance incentives and an opportunity to obtain or increase their proprietary interest in the Company, thereby encouraging them to continue in their employment with the Company and its Affiliates.

1.3          Grants Under the Plan.    The applicable provisions of the Plan will continue in effect with respect to an Award granted under the Plan for as long as such Award remains outstanding.

ARTICLE II

DEFINITIONS

The words and phrases defined in this Article shall have the meaning set out below throughout the Plan, unless the context in which any such word or phrase appears reasonably requires a broader, narrower or different meaning.

2.1          “Affiliate” means any corporation, partnership, limited liability company or association, trust or other entity or organization which, directly or indirectly, controls, is controlled by, or is under common control with, the Company. For purposes of the preceding sentence, “control” (including, with correlative meanings, the terms “controlled by” and “under common control with”), as used with respect to any entity or organization, shall mean the possession, directly or indirectly, of the power (a) to vote more than 50 percent (50%) of the securities having ordinary voting power for the election of directors of the controlled entity or organization, or (b) to direct or cause the direction of the management and policies of the controlled entity or organization, whether through the ownership of voting securities or by contract or otherwise.

2.2          “Award” means, individually or collectively, a grant under the Plan of Options, SARs, Restricted Stock, Restricted Stock Units, Cash Awards and Performance Awards in each case subject to the terms and provisions of the Plan.

2.3          “Award Agreement” means an agreement that sets forth the terms and conditions applicable to an Award granted under the Plan.

2.4          “Board” means the board of directors of the Company.

2.5          “Cash Award” means an Award denominated in cash and granted pursuant to Article IX.

2.6          “Change in Control” has the meaning prescribed in an Award Agreement between the Company and a Holder, or, if there is no Award Agreement, means the occurrence of any of the following events: (a) there shall be consummated (i) any consolidation or merger of the Company in which the Company is not the continuing or surviving corporation or pursuant to which shares of the Stock would be converted into cash, securities or other property, other than a merger of the Company where a majority of the Board of the surviving corporation is, and for a two-year period after the merger continues to be, persons who were directors of the Company immediately prior to the merger or were elected as directors, or nominated for election as director, by a vote of at least two-thirds of the directors then still in office who were directors of the Company immediately prior to the merger, or (ii) any sale, lease, exchange or transfer (in one transaction or a series of related transactions) of all or substantially all of the assets of the Company; (b) the shareholders of the Company shall approve any plan or proposal for the liquidation or dissolution of the Company; or (c) (i) any “person” (as such term is used in Sections 13(d) and 14(d)(2) of the Exchange Act, other than the Company or a subsidiary thereof or any employee benefit plan sponsored by the Company or a subsidiary thereof, shall become the beneficial owner (within the meaning of Rule 13d-3 under the Exchange Act) of securities of the Company representing 20 percent or more of the combined voting power of the Company’s then outstanding securities ordinarily (and apart from rights accruing in special circumstances) having the right to vote in the election of directors, as a result of a tender or exchange offer, open market purchases, privately negotiated purchases or otherwise, and (ii) at any time during a period of two years after such “person” becomes such a beneficial owner, individuals who immediately prior to the beginning of such period constituted the Board shall cease for any reason to constitute at least a majority thereof, unless the election or the nomination by the Board for election by the Company’s shareholders of each new director during such period was approved by a vote of at least two-thirds of the directors then still in office who were directors at the beginning of such period.

2.7          “Code” means the United States Internal Revenue Code of 1986, as amended.

2.8          “Committee” means a committee of at least two persons, who are members of the Compensation Committee of the Board and are appointed by the Compensation Committee of the Board, or, to the extent it chooses to operate as the Committee, the Compensation Committee of the Board. Each member of the Committee in respect of his or her participation in any decision with respect to an Award intended to satisfy the requirements of Section 162(m) of the Code must satisfy the requirements of “outside director” status within the meaning of Section 162(m) of the Code; provided, however, that the failure to satisfy such requirement shall not affect the validity of the action of any committee otherwise duly authorized and acting in the matter. As to Awards, grants or other transactions that are authorized by the Committee and that are intended to be exempt under Rule 16b-3 under the Exchange Act, the requirements of Rule 16b-3(d)(1) under the Exchange Act with respect to committee action must also be satisfied. For all purposes under the Plan, the Chief Executive Officer of the Company shall be deemed to be the “Committee” with respect to Options, SARs and Restricted Stock granted by him or her pursuant to Section 4.1.

2.9          “Company” means Helix Energy Solutions Group, Inc., a Minnesota corporation, or any successor (by reincorporation, merger or otherwise).

2.10        “Corporate Change” shall have the meaning ascribed to that term in Section 4.5(c).

2.11        “Covered Employee” means any Employee who is or may be a “covered employee,” as defined in Code Section 162(m).

2.12        “Disability” means as determined by the Committee in its discretion exercised in good faith, a physical or mental condition of the Holder that would entitle him or her to payment of disability income payments under the Company’s long term disability insurance policy or plan for employees as then in effect; or in the event that the Holder is not covered, for whatever reason under the Company’s long term disability insurance policy or plan for employees or in the event the Company does not maintain such a long term disability insurance policy, “Disability” means a permanent and total disability as defined in Section 22(e)(3) of the Code. A determination of Disability may be made by a physician selected or approved by the Committee and, in this respect, the Holder shall submit to an examination by such physician upon request by the Committee.

2.13        “Employee” means (a) a person employed by the Company or any Affiliate as a common law employee or (b) a person who has agreed to become a common law employee of the Company or any Affiliate and is expected to become such within six (6) months from the date of a determination made for purposes of the Plan.

2.14        “Exchange Act” means the United States Securities Exchange Act of 1934, as amended from time to time.

2.15        “Fair Market Value” of the Stock as of any particular date means (1) if the Stock is traded on a stock exchange, the closing sale price of the Stock on that date as reported on the principal securities exchange on which the Stock is traded, or (2) if the Stock is traded in the over-the-counter market, the average between the high bid and low asked price on that date as reported in such over-the-counter market; provided that (a) if the Stock is not so traded, (b) if no closing price or bid and asked prices for the stock was so reported on that date or (c) if, in the discretion of the Committee, another means of determining the fair market value of a share of Stock at such date shall be necessary or advisable, the Committee may provide for another means for determining such fair market value.

2.16        “Fiscal Year” means the Company’s fiscal year.

2.17        “Holder” means a person who has been granted an Award or any person who is entitled to receive Shares under an Award.

2.18        “Incentive Option” means an incentive stock option that is intended to satisfy the requirements of Section 422 of the Code.

2.19        “Minimum Statutory Tax Withholding Obligation” means the amount the Company or an Affiliate is required to withhold for federal, state and local taxes based upon the applicable minimum statutory withholding rates required by the relevant tax authorities.

2.20        “Option” means an option to purchase Stock granted pursuant to Article V.

2.21        “Option Price” shall have the meaning ascribed to that term in Section 5.4.

2.22        “Optionee” means a person who is granted an Option under the Plan.

2.23        “Option Agreement” means a written contract setting forth the terms and conditions of an Option.

2.24        “Performance Award” means an Award made pursuant to Article X to an Employee which is subject to the attainment of one or more Performance Goals.

2.25        “Performance Goal” means one or more standards established by the Committee to determine in whole or in part whether a Performance Award shall be earned.

2.26        “Period of Restriction” means the period during which Restricted Stock is subject to a substantial risk of forfeiture (based on the passage of time, the achievement of performance goals, or upon the occurrence of other events as determined by the Committee, in its discretion), as provided in Article VII.

2.27        “Plan” means the Helix Energy Solutions Group, Inc. 2005 Long Term Incentive Plan, as set forth in this document and as it may be amended from time to time.

2.28        “Qualified Performance Awards” has the meaning set forth in Section 10.3.

2.29        “Restricted Stock” means shares of restricted Stock issued or granted under the Plan pursuant to Article VII.

2.30        “Restricted Stock Award” means an authorization by the Committee to issue or transfer Restricted Stock to a Holder.

2.31        “Restricted Stock Unit” means a unit credited to a Holder’s ledger account maintained by the Company pursuant to Article VIII.

2.32        “Restricted Stock Unit Award” means an Award granted pursuant to Article VII.

2.33        “Retirement” means retirement in accordance with the terms of a retirement plan that is qualified under Section 401(a) of the Code and maintained by the Company or an Affiliate in which the Holder is a participant.

2.34        “Section 409A” means Section 409A of the Code and Department of Treasury rules and regulations issued thereunder.

2.35        “Stock” means the common stock of the Company, no par value per share (or such other par value as may be designated by act of the Company’s stockholders).

2.36        “Stock Appreciation Right” or “SAR” means a right to receive a payment, in cash or shares of Stock, equal to the excess of the Fair Market Value of a specified number of shares of Stock on the date the right is exercised over a specified exercise price granted pursuant to Article VI.

2.37        “Stock Award” means an Award in the form of shares of or that may be settled in shares of Stock, including a Restricted Stock Award, a Restricted Stock Unit Award or a Performance Award, and excluding Options and SARs.

2.38        “Substantial Risk of Forfeiture” shall have the meaning ascribed to that term in Section 409A of the Code and Department of Treasury guidance issued thereunder.

2.39        “Termination of Employment” means the termination of the Award recipient’s employment relationship with the Company and all Affiliates.

ARTICLE III

ELIGIBILITY AND PARTICIPATION

3.1          Eligibility.  The persons who are eligible to receive Awards under the Plan are Employees and directors of the Company (except that directors may not receive Awards of Incentive Options).

3.2          Participation.  Subject to the terms and provisions of the Plan, the Committee may, from time to time, select the Employees to whom Awards shall be granted and shall determine the nature and amount of each Award.

ARTICLE IV

GENERAL PROVISIONS RELATING TO AWARDS

4.1          Authority to Grant Awards.  The Committee may grant Awards to those Employees as the Committee shall from time to time determine, under the terms and conditions of the Plan. Subject only to any applicable limitations set out in the Plan, the number of shares of Stock or other value to be covered by any Award to be granted under the Plan shall be as determined by the Committee in its sole discretion. However, the Chief Executive Officer of the Company is authorized to grant Options, SARs, and/or Stock Awards, with respect to no more than 200,000 shares of Stock per Fiscal Year, as inducements to hire prospective Employees and/or in connection with the promotion of current Employees, in each case who will not be officers of the Company subject to the provisions of Section 16 of the Exchange Act.

4.2          Dedicated Shares; Maximum Awards.  The aggregate number of shares of Stock with respect to which Awards may be granted under the Plan is 10,300,000. The aggregate number of shares of Stock with respect to which Incentive Options may be granted under the Plan is 2,000,000. The maximum number of shares of Stock with respect to which Awards may be granted to an Employee during a Fiscal Year is 1,000,000. The maximum value of a Cash Award to which may be granted to an Employee during a Fiscal Year is $10,000,000. Each of the foregoing numerical limits stated in this Section 4.2 shall be subject to adjustment in accordance with the provisions of Section 4.5. If shares of Stock are withheld from payment of an Award to satisfy tax obligations with respect to the Award, such shares of Stock will count against the aggregate number of shares of Stock with respect to which Awards may be granted under the Plan. If Shares are tendered in payment of an Option Price of an Option, such shares of Stock will not be added to the aggregate number of shares of Stock with respect to which Awards may be granted under the Plan. To the extent that any outstanding Award is forfeited or cancelled for any reason or is settled in cash in lieu of share of Stock, the shares of Stock allocable to such portion of the Award may again be subject to an Award granted under the Plan.

4.3          Non Transferability.  Except as specified in the applicable Award Agreements or in domestic relations court orders, Awards shall not be transferable by the Holder other than by will or under the laws of descent and distribution, and shall be exercisable, during the Holder’s lifetime, only by him or her. In the discretion of the Committee, any attempt to transfer an Award other than under the terms of the Plan and the applicable Award Agreement may terminate the Award.

4.4          Requirements of Law.  The Company shall not be required to sell or issue any shares of Stock under any Award if issuing those shares of Stock would constitute or result in a violation by the Holder or the Company of any provision of any law, statute or regulation of any governmental authority. Specifically, in connection with any applicable statute or regulation relating to the registration of securities, upon exercise of any Option or pursuant to any other Award, the Company shall not be required to issue any shares of Stock unless the Committee has received evidence satisfactory to it to the effect that the Holder will not transfer the shares of Stock except in accordance with applicable law, including receipt of an opinion of counsel satisfactory to the Company to the effect that any proposed transfer complies with applicable law. The determination by the Committee on this matter shall be final, binding and conclusive. The Company may, but shall in no event be obligated to, register any shares of Stock covered by the Plan pursuant to applicable securities laws of any country or any political subdivision. In the event the shares of Stock issuable on exercise of an Option or pursuant to any other Award are not registered, the Company may imprint on the certificate evidencing the shares of Stock any legend that counsel for the Company considers necessary or advisable to comply with applicable law, or, should the shares of Stock be represented by book or electronic entry rather than a certificate, the Company may take such steps to restrict transfer of the shares of Stack as counsel for the Company considers necessary or advisable to comply with applicable law. The Company shall not be obligated to take any other affirmative action in order to cause or enable the exercise of an Option or any other Award, or the issuance of shares of Stock pursuant thereto, to comply with any law or regulation of any governmental authority.

4.5          Changes in the Company’s Capital Structure.

(a)          The existence of outstanding Awards shall not affect in any way the right or power of the Company or its stockholders to make or authorize any or all adjustments, recapitalizations, reorganizations or other changes in the Company’s capital structure or its business, any merger or consolidation of the Company, any issue of bonds, debentures, preferred or prior preference shares ahead of or affecting the Stock or Stock rights, the dissolution or liquidation of the Company, any sale or transfer of all or any part of its assets or business or any other corporate act or proceeding, whether of a similar character or otherwise.

(b)          If the Company shall effect a subdivision or consolidation of Stock or other capital readjustment, the payment of a Stock dividend, or other increase or reduction of the number of shares of Stock outstanding, without receiving compensation therefor in money, services or property, then (1) the number, class or series and per share price of Stock subject to outstanding Options or other Awards under the Plan shall be appropriately adjusted in such a manner as to entitle a Holder to receive upon exercise of an Option or other Award, for the same aggregate cash consideration, the equivalent total number and class or series of Stock the Holder would have received had the Holder exercised his or her Option or other Award in full immediately prior to the event requiring the adjustment, and (2) the number and class or series of Stock then reserved to be issued under the Plan shall be adjusted by substituting for the total number and class or series of Stock then reserved, that number and class or series of Stock that would have been received by the owner of an equal number of outstanding shares of Stock of each class or series of Stock as the result of the event requiring the adjustment.

(c)          If while unexercised Options or other Awards remain outstanding under the Plan (1) the Company shall not be the surviving entity in any merger, consolidation or other reorganization (or survives only as a subsidiary of an entity other than an entity that was wholly-owned by the Company immediately prior to such merger, consolidation or other reorganization), (2) the Company sells, leases or exchanges or agrees to sell, lease or exchange all or substantially all of its assets to any other person or entity (other than an entity wholly-owned by the Company), (3) the Company is to be dissolved or (4) the Company is a party to any other corporate transaction (as defined under Section 424(a) of the Code and applicable Department of Treasury regulations) that is not described in clauses (1), (2) or (3) of this sentence (each such event is referred to herein as a “Corporate Change”), then, except as otherwise provided in an Award Agreement (provided that such exceptions shall not apply in the case of a reincorporation merger), or as a result of the Committee’s effectuation of one or more of the alternatives described below, there shall be no acceleration of the time at which any Award then outstanding may be exercised, and no later than ten days after the approval by the stockholders of the Company of such Corporate Change, the Committee, acting in its sole and absolute discretion without the consent or approval of any Holder, shall act to effect one or more of the following alternatives, which may vary among individual Holders and which may vary among Awards held by any individual Holder (provided that, with respect to a reincorporation merger in which Holders of the Company’s ordinary shares will receive one ordinary share of the successor corporation for each ordinary share of the Company, none of such alternatives shall apply and, without Committee action, each Award shall automatically convert into a similar award of the successor corporation exercisable for the same number of ordinary shares of the successor as the Award was exercisable for ordinary shares of Stock of the Company):

(1)

accelerate the time at which some or all of the Awards then outstanding may be exercised so that such Awards may be exercised in full for a limited period of time on or before a specified date (before or after such Corporate Change) fixed by the Committee, after which specified date all such Awards that remain unexercised and all rights of Holders thereunder shall terminate;

(2)

require the mandatory surrender to the Company by all or selected Holders of some or all of the then outstanding Awards held by such Holders (irrespective of whether such Awards are then exercisable under the provisions of the Plan or the applicable Award Agreement evidencing such Award) as of a date, before or after such Corporate Change, specified by the Committee, in which event the Committee shall thereupon cancel such Award and the Company shall pay to each such Holder an amount of cash per share equal to the excess, if any, of the per share price offered to stockholders of the Company in connection with such Corporate Change over the exercise prices under such Award for such shares;

(3)

with respect to all or selected Holders, have some or all of their then outstanding Awards (whether vested or unvested) assumed or have a new award of a similar nature substituted for some or all of their then outstanding Awards under the Plan (whether vested or unvested) by an entity which is a party to the transaction resulting in such Corporate Change and which is then employing such Holder or which is affiliated or associated with such Holder in the same or a substantially similar manner as the Company prior to the Corporate Change, or a parent or subsidiary of such entity, provided that (A) such assumption or substitution is on a basis where the excess of the aggregate fair market value of the Stock subject to the Award immediately after the assumption or substitution over the aggregate exercise price of such Stock is equal to the excess of the aggregate fair market value of all Stock subject to the Award immediately before such assumption or substitution over the aggregate exercise price of such Stock, and (B) the assumed rights under such existing Award or the substituted rights under such new Award as the case may be will have the same terms and conditions as the rights under the existing Award assumed or substituted for, as the case may be;

(4)

provide that the number and class or series of Stock covered by an Award (whether vested or unvested) theretofore granted shall be adjusted so that such Award when exercised shall thereafter cover the number and class or series of Stock or other securities or property (including, without limitation, cash) to which the Holder would have been entitled pursuant to the terms of the agreement or plan relating to such Corporate Change if, immediately prior to such Corporate Change, the Holder had been the holder of record of the number of shares of Stock then covered by such Award; or

(5)

make such adjustments to Awards then outstanding as the Committee deems appropriate to reflect such Corporate Change (provided, however, that the Committee may determine in its sole and absolute discretion that no such adjustment is necessary).

In effecting one or more of alternatives in (3), (4) or (5) immediately above, and except as otherwise may be provided in an Award Agreement, the Committee, in its sole and absolute discretion and without the consent or approval of any Holder, may accelerate the time at which some or all Awards then outstanding may be exercised.

(d)          In the event of changes in the outstanding Stock by reason of recapitalizations, reorganizations, mergers, consolidations, combinations, exchanges or other relevant changes in capitalization occurring after the date of the grant of any Award and not otherwise provided for by this Section 4.5, any outstanding Award and any Award Agreements evidencing such Award shall be subject to adjustment by the Committee in its sole and absolute discretion as to the number and price of Stock or other consideration subject to such Award. In the event of any such change in the outstanding Stock, the aggregate number of shares of Stock available under the Plan may be appropriately adjusted by the Committee, whose determination shall be conclusive.

(e)          After a merger of one or more corporations into the Company or after a consolidation of the Company and one or more corporations in which the Company shall be the surviving corporation, each Holder shall be entitled to have his or her Restricted Stock appropriately adjusted based on the manner in which the shares of Stock were adjusted under the terms of the agreement of merger or consolidation.

(f)          The issuance by the Company of stock of any class or series, or securities convertible into, or exchangeable for, stock of any class or series, for cash or property, or for labor or services either upon direct sale or upon the exercise of rights or warrants to subscribe for them, or upon conversion or exchange of stock or obligations of the Company convertible into, or exchangeable for, stock or other securities, shall not affect, and no adjustment by reason of such issuance shall be made with respect to, the number, class or series, or price of shares of Stock then subject to outstanding Options or other Awards.

4.6          Election Under Section 83(b) of the Code. No Holder shall exercise the election permitted under Section 83(b) of the Code with respect to any Award without providing written notice of the election to the Vice President - Tax of the Company.

4.7          Forfeiture for Cause. Notwithstanding any other provision of the Plan or an Award Agreement, if the Committee finds by a majority vote that a Holder, before or after his or her Termination of Employment (a) committed a fraud, embezzlement, theft, felony or an act of dishonesty in the course of his or her employment by the Company or an Affiliate which conduct damaged the Company or an Affiliate or (b) disclosed trade secrets of the Company or an Affiliate, then as of the date the Committee makes its finding, any Awards awarded to the Holder that have not been exercised by the Holder (including all Awards that have not yet vested) will be forfeited to the Company. The findings and decision of the Committee with respect to such matter, including those regarding the acts of the Holder and the damage done to the Company, will be final for all purposes. No decision of the Committee, however, will affect the finality of the discharge of the individual by the Company or an Affiliate.

4.8          Forfeiture Events. The Committee may specify in an Award Agreement that the Holder’s rights, payments, and benefits with respect to an Award shall be subject to reduction, cancellation, forfeiture, or recoupment upon the occurrence of certain specified events, in addition to any otherwise applicable vesting or performance conditions of an Award. Such events may include, but shall not be limited to, Termination of Employment for cause, termination of the Holder’s provision of services to the Company or its Affiliates, violation of material policies of the Company and its Affiliates, breach of non-competition, confidentiality, or other restrictive covenants that may apply to the Holder, or other conduct by the Holder that is detrimental to the business or reputation of the Company and its Affiliates.

ARTICLE V

OPTIONS

5.1          Authority to Grant Options. Subject to the terms and provisions of the Plan, the Committee, at any time, and from time to time, may grant Options under the Plan to eligible persons in such number and upon such terms as the Committee shall determine.

5.2          Type of Options Available. Options granted under the Plan may consist of nonqualified stock options that are not intended to satisfy the requirements of Section 422 of the Code and Incentive Options.

5.3          Option Agreement. Each Option grant under the Plan shall be evidenced by an Option Agreement that shall specify (a) the Option Price, (b) the duration of the Option, (c) the number of shares of Stock to which the Option pertains, (d) the exercise restrictions applicable to the Option, and (e) such other provisions as the Committee shall determine that are not inconsistent with the terms and provisions of the Plan. Unless the Option Agreement specifies a shorter general term, an Option shall expire on the tenth anniversary of the date the Option is granted. Options may not include provisions that “reload” the Option upon exercise.

5.4          Option Price. The price at which shares of Stock may be purchased under an Option (the “Option Price”) shall not be less than 100 percent (100%) of the Fair Market Value of the shares of Stock on the date the Option is granted. Subject to the limitation set forth in the preceding sentence of this Section 5.4, the Committee shall determine the Option Price for each grant of an Option under the Plan. Except as provided in Section 4.5 (in connection with a corporate transaction involving the Company (including, without limitation, any stock dividend, stock split, recapitalization, reorganization, merger, consolidation, split-up, spin-off, combination, or exchange of shares)), the terms of outstanding Options may not be amended to reduce the Option Price of outstanding Options or cancel outstanding Options in exchange for cash, other Awards or new Options with an Option Price that is less than the Option Price of the original Options without shareholder approval.

5.5          Exercise of Options. The Option Price shall be paid in full at the time of exercise in cash or, if permitted by the Committee and elected by the Optionee, the Optionee may purchase such shares by means of the Company withholding shares of Stock otherwise deliverable on exercise of the Award or tendering shares of Stock valued at Fair Market Value on the date of exercise, or any combination thereof. The Committee, in its sole discretion, shall determine acceptable methods for Optionee to tender shares of Stock or other Awards. The Committee may provide for procedures to permit the exercise or purchase of such Awards by use of the proceeds to be received from the sale of shares of Stock issuable pursuant to an Award (including cashless exercise procedures approved by the Committee involving a broker or dealer approved by the Committee). The Committee may adopt additional rules and procedures regarding the exercise of Options from time to time, provided that such rules and procedures are not inconsistent with the provisions of this Section 5.5.

5.6          Transferability of Options. No Option granted under the Plan may be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated, other than by will or by the laws of descent and distribution. Further, except as otherwise provided in an Optionee’s Option Agreement, all Options granted to an Optionee under the Plan shall be exercisable during his or her lifetime only by such Optionee. Any attempted assignment of an Option in violation of this Section 5.6 shall be null and void.

5.7          No Rights as Stockholder. An Optionee shall not have any rights as a stockholder with respect to Stock covered by an Option until he or she exercises the Option; and, except as otherwise provided in Section 4.5, no adjustment for dividends, or otherwise, shall be made if the record date therefor is prior to the date of such exercise.

ARTICLE VI

STOCK APPRECIATION RIGHTS

The Committee may make Awards of SARs to eligible persons selected by it. The exercise price for an SAR shall not be less than the Fair Market Value of the Stock on the grant date. The holder of a tandem SAR may elect to exercise either the Option or the SAR, but not both. The exercise period for a SAR shall extend no more than 10 years after date the SAR is granted. SARs may not include provisions that “reload” the SAR upon exercise. Subject to the foregoing provisions, the terms, conditions, and limitations applicable to any SAR, including, but not limited to, the term of any SAR and the date or dates upon which the SAR becomes vested and exercisable, shall be determined by the Committee. Except as provided in Section 4.5, the Committee shall not directly or indirectly lower the exercise price of a previously granted SAR.

ARTICLE VII

RESTRICTED STOCK AWARDS

7.1          Restricted Stock Awards. The Committee may make Awards of Restricted Stock to eligible persons selected by it. The amount of, the vesting and the transferability restrictions applicable to any Restricted Stock Award shall be determined by the Committee in its sole discretion. If the Committee imposes vesting or transferability restrictions on a Holder’s rights with respect to Restricted Stock, the Committee may issue such instructions to the Company’s share transfer agent in connection therewith as it deems appropriate. The Committee may also cause the certificate for Shares issued pursuant to a Restricted Stock Award to be imprinted with any legend which counsel for the Company considers advisable with respect to the restrictions or, should the Shares be represented by book or electronic entry rather than a certificate, the Company may take such steps to restrict transfer of the Shares as counsel for the Company considers necessary or advisable to comply with applicable law.

7.2          Restricted Stock Award Agreement. Each Restricted Stock Award shall be evidenced by an Award Agreement that contains any vesting, transferability restrictions and other provisions not inconsistent with the Plan as the Committee may specify.

7.3          Holder’s Rights as Stockholder. Subject to the terms and conditions of the Plan, each recipient of a Restricted Stock Award shall have all the rights of a stockholder with respect to the shares of Restricted Stock included in the Restricted Stock Award during the Period of Restriction established for the Restricted Stock Award. Dividends paid with respect to Restricted Stock in cash or property other than shares of Stock or rights to acquire shares of Stock shall be paid to the recipient of the Restricted Stock Award currently. Dividends paid in shares of Stock or rights to acquire shares of Stock shall be added to and become a part of the Restricted Stock. During the Period of Restriction, (i) shares of Stock subject to a Restricted Stock Award shall be evidenced by book entry registration or in such other manner as the Committee may determine and (ii) the certificates evidencing the shares of such Restricted Stock (to the extent that such shares are so evidenced) shall contain appropriate legends and restrictions that describe the terms and conditions of the restrictions applicable thereto.

ARTICLE VIII

RESTRICTED STOCK UNIT AWARDS

8.1          Authority to Grant Restricted Stock Unit Awards. Subject to the terms and provisions of the Plan, the Committee, at any time, and from time to time, may grant Restricted Stock Unit Awards under the Plan to eligible persons in such amounts and upon such terms as the Committee shall determine. The amount of the vesting and the transferability restrictions applicable to any Restricted Stock Unit Award shall be determined by the Committee in its sole discretion. The Company shall maintain a bookkeeping ledger account which reflects the number of Restricted Stock Units credited under the Plan for the benefit of a Holder.

8.2          Restricted Stock Unit Awards. A Restricted Stock Unit Award shall be similar in nature to Restricted Stock Award except that no shares of Stock are actually transferred to the Holder until a later date specified in the applicable Award Agreement. Each Restricted Stock Unit shall have a value equal to the Fair Market Value of a share of Stock.

8.3          Restricted Stock Unit Award Agreement. Each Restricted Stock Unit Award shall be evidenced by an Award Agreement that contains any Substantial Risk of Forfeiture, transferability restrictions, form and time of payment provisions and other provisions not inconsistent with the Plan as the Committee may specify.

8.4          Form of Payment Under Restricted Stock Unit Award. Payment under a Restricted Stock Unit Award shall be made in either cash or shares of Stock as specified in the Holder’s Award Agreement.

8.5          Time of Payment Under Restricted Stock Unit Award. A Holder’s payment under a Restricted Stock Unit Award shall be made at such time as is specified in the Holder’s Award Agreement. The Award Agreement shall specify that the payment will be made (1) by a date that is no later than the date that is two and one-half (2-1/2) months after the end of the Fiscal Year in which the Restricted Stock Unit Award payment is no longer subject to a Substantial Risk of Forfeiture or (2) at a time that is permissible under Section 409A.

8.6          Holder’s Rights as Stockholder. A Holder of a Restricted Stock Unit Award shall have no rights of a stockholder with respect to the Restricted Stock Unit Award. A Holder shall have no voting rights with respect to any Restricted Stock Unit Award.

8.7          Compliance With Section 409A. Restricted Stock Unit Awards shall be designed and operated in such a manner that they are either exempt from the application of, or comply with, the requirements of Section 409A.

ARTICLE IX

CASH AWARDS

An Award may be in the form of a Cash Award. The terms, conditions and limitations applicable to a Cash Award, including, but not limited to, vesting or other restrictions, shall be determined by the Committee.

ARTICLE X

PERFORMANCE AWARDS

10.1        Performance Awards. Without limiting the type or number of Awards that may be made under the other provisions of this Plan, an Employee Award may be in the form of a Performance Award. The terms, conditions and limitations applicable to an Award that is a Performance Award shall be determined by the Committee. The Committee shall set Performance Goals in its discretion which, depending on the extent to which they are met, will determine the value and/or amount of Performance Awards that will be paid out to the Holder and/or the portion of an Award that may be exercised.

10.2        Nonqualified Performance Awards. Performance Awards granted to Holders that are not intended to qualify as qualified performance-based compensation under Code Section 162(m) shall be based on achievement of such Performance Goals and be subject to such terms, conditions and restrictions as the Committee or its delegate shall determine.

10.3        Qualified Performance Awards. Performance Awards granted to Employees under this Plan that are intended to qualify as qualified performance-based compensation under Code Section 162(m) shall be paid, vested or otherwise deliverable solely on account of the attainment of one or more pre-established, objective Performance Goals established by the Committee prior to the earlier to occur of (1) 90 days after the commencement of the period of service to which the Performance Goal relates and (2) the lapse of 25% of the period of service (as scheduled in good faith at the time the goal is established), and in any event while the outcome is substantially uncertain. A Performance Goal is objective if a third party having knowledge of the relevant facts could determine whether the goal is met. One or more of such goals may apply to the Employee, one or more business units, divisions or sectors of the Company, or the Company as a whole, and if so desired by the Committee, by comparison with a peer group of companies. A Performance Goal shall include one or more of the following: earnings before interest, taxes, depreciation, amortization and exploration expenses (EBITDAX), capital management, term of service, return on capital employed, revenue growth, market share, margin growth, return on equity, total stockholder return, increase in net after-tax earnings per share, market price per share, growth in market price per share, increase in operating pre-tax earnings, operating profit or improvements in operating profit, improvements in certain asset or financial measures (including working capital and the ratio of revenues to working capital), credit quality, expense ratios, pre-tax earnings or variations of income criteria in varying time periods and economic value added.

Unless otherwise stated, such a Performance Goal need not be based upon an increase or positive result under a particular business criterion and could include, for example, maintaining the status quo or limiting economic losses (measured, in each case, by reference to specific business criteria). In interpreting Plan provisions applicable to Qualified Performance Awards, it is the intent of this Plan to conform with the standards of Code Section 162(m) and Treasury Regulation § 1.162-27(e)(2)(i), as to grants to Covered Employees and the

Committee in establishing such goals and interpreting this Plan shall be guided by such provisions. Prior to the payment of any compensation based on the achievement of Performance Goals applicable to Qualified Performance Awards, the Committee must certify in writing that applicable Performance Goals and any of the material terms thereof were, in fact, satisfied. For this purpose, approved minutes of the Committee meeting in which the certification is made shall be treated as such written certification. Subject to the foregoing provisions, the terms, conditions and limitations applicable to any Qualified Performance Awards made pursuant to this Plan shall be determined by the Committee. The Committee may provide in any such Performance Award that any evaluation of performance may include or exclude any of the following events that occurs during a Performance Period: (a) asset write-downs, (b) litigation or claim judgments or settlements, (c) the effect of changes in tax laws, accounting principles, or other laws or provisions affecting reported results, (d) any reorganization and restructuring programs, (e) extraordinary nonrecurring items as described in Accounting Principles Board Opinion No. 30 and/or in management’s discussion and analysis of financial condition and results of operations appearing in the Company’s annual report to shareholders for the applicable year, (f) acquisitions or divestitures, (g) foreign exchange gains and losses and (h) settlement of hedging activities.

10.4        Adjustment of Performance Awards. Awards that are intended to qualify as Performance Awards may not be adjusted upward. The Committee may retain the discretion to adjust such Performance Awards downward, either on a formula or discretionary basis or any combination, as the Committee determines.

ARTICLE XI

ADMINISTRATION

11.1        Awards. The Plan shall be administered by the Committee or, in the absence of the Committee, the Plan shall be administered by the Board. The members of the Committee shall serve at the discretion of the Board. The Committee shall have full and exclusive power and authority to administer the Plan and to take all actions that the Plan expressly contemplates or are necessary or appropriate in connection with the administration of the Plan with respect to Awards granted under the Plan.

11.2        Minimum Vesting of Stock Awards. Any Stock Award granted to an Employee that (a) is not a Performance Award shall have a minimum vesting period of three years from the date of grant or (b) is a Performance Award shall have a minimum performance period of one year from the date of grant; provided, however, that (1) the Committee may provide for earlier vesting upon a an Employee’s termination of employment by reason of death, Disability or Change in Control and (2) vesting of a Stock Award may occur incrementally over the three-year vesting period or one-year minimum performance period, as applicable. The foregoing notwithstanding, 5% of the total number of shares of Stock available for issuance under this Plan shall not be subject to the minimum vesting period or performance period, as applicable, described in the preceding sentence.

11.3        Authority of the Committee. The Committee shall have full and exclusive power to interpret and apply the terms and provisions of the Plan and Awards made under the Plan, and to adopt such rules, regulations and guidelines for implementing the Plan as the Committee may deem necessary or proper, all of which powers shall be exercised in the best interests of the Company and in keeping with the objectives of the Plan. A majority of the members of the Committee shall constitute a quorum for the transaction of business, and the vote of a majority of those members present at any meeting shall decide any question brought before that meeting. Any decision or determination reduced to writing and signed by a majority of the members shall be as effective as if it had been made by a majority vote at a meeting properly called and held. All questions of interpretation and application of the Plan, or as to award granted under the Plan, shall be subject to the determination, which shall be final and binding, of a majority of the whole Committee. No member of the Committee shall be liable for any act or omission of any other member of the Committee or for any act or omission on his or her own part, including but not limited to the exercise of any power or discretion given to him or her under the Plan, except those resulting from his or her own gross negligence or willful misconduct. In carrying out its authority under the Plan, the Committee shall have full and final authority and discretion, including but not limited to the following rights, powers and authorities, to:

(a)          determine the persons to whom and the time or times at which Awards will be made;

(b)          determine the number and exercise price of shares of Stock covered in each Award, subject to the terms and provisions of the Plan;

(c)          determine the terms, provisions and conditions of each Award, which need not be identical and need not match the default terms set forth in the Plan;

(d)          accelerate the time at which any outstanding Award will vest;

(e)          prescribe, amend and rescind rules and regulations relating to administration of the Plan; and

(f)          make all other determinations and take all other actions deemed necessary, appropriate or advisable for the proper administration of the Plan.

The Committee may correct any defect or supply any omission or reconcile any inconsistency in the Plan or in any Award to a Holder in the manner and to the extent the Committee deems necessary or desirable to further the Plan’s objectives. Further, the Committee shall make all other determinations that may be necessary or advisable for the administration of the Plan. The Committee may delegate to the Chief Executive Officer and to other employees of the Company its administrative duties under this Plan (excluding its granting authority for Awards, other than pursuant to the specific authorization described in Section 4.1) pursuant to such conditions or limitations as the Committee may establish. The Committee may engage or authorize the engagement of a third party administrator to carry out administrative functions under the Plan.

The actions of the Committee in exercising all of the rights, powers, and authorities set out in this Article XI and all other Articles of the Plan, when performed in good faith and in its sole judgment, shall be final, conclusive and binding on all persons. The Committee may employ attorneys, consultants, accountants, agents, and other persons, any of whom may be an Employee, and the Committee, the Company, and its officers and Board shall be entitled to rely upon the advice, opinions, or valuations of any such persons.

11.4        Decisions Binding. All determinations and decisions made by the Committee or the Board, as the case may be, pursuant to the provisions of the Plan and all related orders and resolutions of the Committee or the Board, as the case may be, shall be final, conclusive and binding on all persons, including the Company, its stockholders, Employees, Holders and the estates and beneficiaries of Employees and Holders.

11.5        No Liability. Under no circumstances shall the Company, the Board or the Committee incur liability for any indirect, incidental, consequential or special damages (including lost profits) of any form incurred by any person, whether or not foreseeable and regardless of the form of the act in which such a claim may be brought, with respect to the Plan or the Company’s, the Committee’s or the Board’s roles in connection with the Plan.

ARTICLE XII

AMENDMENT OR TERMINATION OF PLAN

12.1        Amendment, Modification, suspension, and Termination. Subject to Section 12.2 the Committee may, at any time and from time to time, alter, amend, modify, suspend, or terminate the Plan and any Award Agreement in whole or in part; provided, however, that, without the prior approval of the Company’s stockholders and except as provided in Section 4.5, the Committee shall not directly or indirectly lower the Option Price of a previously granted Option, and no amendment of the Plan shall be made without stockholder approval if stockholder approval is required by applicable law or stock exchange rules.

12.2        Awards Previously Granted. Notwithstanding any other provision of the Plan to the contrary, no termination, amendment, suspension, or modification of the Plan or an Award Agreement shall adversely affect in any material way any Award previously granted under the Plan, without the written consent of the Holder holding such Award.

ARTICLE XIII

MISCELLANEOUS

13.1        Unfunded Plan/No Establishment of a Trust Fund. Holders shall have no right, title, or interest whatsoever in or to any investments that the Company or any of its Affiliates may make to aid in meeting obligations under the Plan. Nothing contained in the Plan, and no action taken pursuant to its provisions, shall create or be construed to create a trust of any kind, or a fiduciary relationship between the Company and any Holder, beneficiary, legal representative, or any other person. To the extent that any person acquires a right to receive payments from the Company under the Plan, such right shall be no greater than the right of an unsecured general creditor of the Company. All payments to be made hereunder shall be paid from the general funds of the Company and no special or separate fund shall be established and no segregation of assets shall be made to assure payment of such amounts, except as expressly set forth in the Plan. No property shall be set aside nor shall a trust fund of any kind be established to secure the rights of any Holder under the Plan. All Holders shall at all times rely solely upon the general credit of the Company for the payment of any benefit which becomes payable under the Plan. The Plan is not intended to be subject to the Employee Retirement Income Security Act of 1974, as amended.

13.2        No Employment Obligation. The granting of any Award shall not constitute an employment contract, express or implied, nor impose upon the Company or any Affiliate any obligation to employ or continue to employ, or utilize the services of, any Holder. The right of the Company or any Affiliate to terminate the employment of any person shall not be diminished or affected by reason of the fact that an Award has been granted to him or her, and nothing in the Plan or an Award Agreement shall interfere with or limit in any way the right of the Company or its Affiliates to terminate any Holder’s employment at any time or for any reason not prohibited by law.

13.3        Tax Withholding. The Company or any Affiliate shall be entitled to deduct from other compensation payable to each Holder any sums required by federal, state or local tax law to be withheld with respect to the vesting or exercise of an Award or lapse of restrictions on an Award. In the alternative, the Company may require the Holder (or other person validly exercising the Award) to pay such sums for taxes directly to the Company or any Affiliate in cash or by check within one day after the date of vesting, exercise or lapse of restrictions. In the discretion of the Committee, and with the consent of the Holder, the Company may reduce the number of shares of Stock issued to the Holder upon such Holder’s exercise of an Option to satisfy the tax withholding obligations of the Company or an Affiliate; provided that the Fair Market Value of the shares of Stock held back shall not exceed the Company’s or the Affiliate’s Minimum Statutory Tax Withholding

Obligation. The Committee may, in its discretion, permit a Holder to satisfy any Minimum Statutory Tax Withholding Obligation arising upon the vesting of Restricted Stock by delivering to the Holder of the Restricted Stock Award a reduced number of shares of Stock in the manner specified herein. If permitted by the Committee and acceptable to the Holder, at the time of vesting of shares of Restricted Stock, the Company shall (a) calculate the amount of the Company’s or an Affiliate’s Minimum Statutory Tax Withholding Obligation on the assumption that all such shares of vested Restricted Stock are made available for delivery, (b) reduce the number of such shares of Stock made available for delivery so that the Fair Market Value of the shares of Stock withheld on the vesting date approximates the Company’s or an Affiliate’s Minimum Statutory Tax Withholding Obligation and (c) in lieu of the withheld shares of Stock, remit cash to the United States Treasury and other applicable governmental authorities, on behalf of the Holder, in the amount of the Minimum Statutory Tax Withholding Obligation. The Company shall withhold only whole shares of Stock to satisfy its Minimum Statutory Tax Withholding Obligation. Where the Fair Market Value of the withheld shares of Stock does not equal the amount of the Minimum Statutory Tax Withholding Obligation, the Company shall withhold shares of Stock with a Fair Market Value slightly less than the amount of then Minimum Statutory Tax Withholding Obligation and the Holder must satisfy the remaining minimum withholding obligation in some other manner permitted under this Section 13.3. The withheld shares of Stock not made available for delivery by the Company shall be retained as treasury shares or will be cancelled and, in either case, the Holder’s right, title and interest in such shares of Stock shall terminate. The Company shall have no obligation upon vesting or exercise of any Award or lapse of restrictions on Restricted Stock until the Company or an Affiliate has received payment sufficient to cover the Minimum Statutory Tax Withholding Obligation with respect to that vesting, exercise or lapse of restrictions. Neither the Company nor any Affiliate shall be obligated to advise a Holder of the existence of the tax or the amount which it will be required to withhold.

13.4        Written Agreement. Each Award shall be embodied in a written agreement or statement which shall be subject to the terms and conditions of the Plan. The Award Agreement shall be signed by a member of the Committee on behalf of the Committee and the Company or by an executive officer of the Company, other than the Holder, on behalf of the Company, and may be signed by the Holder to the extent required by the Committee. The Award Agreement may specify the effect of a Change in Control on the Award. The Award Agreement may contain any other provisions that the Committee in its discretion shall deem advisable which are not inconsistent with the terms and provisions of the Plan.

13.5        Indemnification of the Committee. The Company shall indemnify each present and future member of the Committee against, and each member of the Committee shall be entitled without further action on his or her part to indemnity from the Company for, all expenses (including attorney’s fees, the amount of judgments and the amount of approved settlements made with a view to the curtailment of costs of litigation, other than amounts paid to the Company itself) reasonably incurred by such member in connection with or arising out of any action, suit or proceeding in which such member may be involved by reason of such member being or having been a member of the Committee, whether or not he or she continues to be a member of the Committee at the time of incurring the expenses, including, without limitation, matters as to which such member shall be finally adjudged in any action, suit or proceeding to have been negligent in the performance of such member’s duty as a member of the Committee. However, this indemnity shall not include any expenses incurred by any member of the Committee in respect of matters as to which such member shall be finally adjudged in any action, suit or proceeding to have been guilty of grass negligence or willful misconduct in the performance of his or her duty as a member of the Committee. In addition, no right of indemnification under the Plan shall be available to or enforceable by any member of the Committee unless, within 60 days after institution of any action, suit or proceeding, such member shall have offered the Company, in writing, the opportunity to handle and defend same at its own expense. This right of indemnification shall inure to the benefit of the heirs, executors or administrators of each member of the Committee and shall be in addition to all other rights to which a member of the Committee may be entitled as a matter of law, contract or otherwise.

13.6        Gender and Number. If the context requires, words of one gender when used in the Plan shall include the other and words used in the singular or plural shall include the other.

13.7        Severability. In the event any provision of the Plan shall be held illegal or invalid for any reason, the illegality or invalidity shall not affect the remaining parts of the Plan, and the Plan shall be construed and enforced as if the illegal or invalid provision had not been included.

13.8        Headings. Headings of Articles and Sections are included for convenience of reference only and do not constitute part of the Plan and shall not be used in construing the terms and provisions of the Plan.

13.9        Other Compensation Plans. The adoption of the Plan shall not affect any other option, incentive or other compensation or benefit plans in effect for the Company or any Affiliate, nor shall the Plan preclude the Company from establishing any other forms of incentive compensation arrangements for Employees.

13.10      Other Awards. The grant of an Award shall not confer upon the Holder the right to receive any future or other Awards under the Plan, whether or not Awards may be granted to similarly situated Holders, or the right to receive future Awards upon the same terms or conditions as previously granted.

13.11      Successors. All obligations of the Company under the Plan with respect to Awards granted hereunder shall be binding on any successor to the Company, whether the existence of such successor is the result, of a direct or indirect purchase, merger, consolidation, or otherwise, of all or substantially all of the business and/or assets of the Company.

13.12      Law Limitations/Governmental Approvals. The granting of Awards and the issuance of Shares under the Plan shall be subject to all applicable laws, rules, and regulations, and to such approvals by any governmental agencies or national securities exchanges as may be required.

13.13      Delivery of Title. The Company shall have no obligation to issue or deliver evidence of title for shares of Stock issued under the Plan prior to:

(a)          obtaining any approvals from governmental agencies that the Company determines are necessary or advisable; and

(b)          completion of any registration or other qualification of the Stock under any applicable national or foreign law or ruling of any governmental body that the Company determines to be necessary or advisable.

13.14      Inability to Obtain Authority. The inability of the Company to obtain authority from any regulatory body having jurisdiction, which authority is deemed by the Company’s counsel to be necessary to the lawful issuance and sale of any shares of Stock hereunder, shall relieve the Company of any liability in respect of the failure to issue or sell such shares of Stock as to which such requisite authority shall not have been obtained.

13.15      No Fractional Shares. No fractional shares of Stock shall be issued or delivered pursuant to the Plan or any Award. The Committee shall determine whether cash, additional Awards, or other property shall be issued or paid in lieu of fractional shares of Stock or whether such fractional shares or any rights thereto shall be forfeited or otherwise eliminated.

13.16      Waiver of Jury. Each Award Agreement shall specify that the Award recipient and the Company shall both waive a trial by jury of any or all issues arising in any action or proceeding between the parties or their successors, heirs and assigns, under or connected with the Award, the Plan, or any of the provisions of the Award Agreement or the Plan.

13.17      Governing Law. The provisions of the Plan and the rights of all persons claiming thereunder shall be construed, administered and governed under the laws of the State of Texas, without regard to principles of conflicts of law.

13.18      Compliance With Section 409A. Awards shall be designed, granted and administered in such a manner that they are either exempt from the application of, or comply with, the requirements of Section 409A. Each Award Agreement for an Award that is intended to comply with the requirements of Section 409A shall be construed and interpreted in accordance with such intention. If the Committee determines that an Award, Award Agreement, payment, distribution, deferral election, transaction, or any other action or arrangement contemplated by the provisions of the Plan would, if undertaken or implemented, cause a Holder to become subject to additional taxes under Section 409A, then unless the Committee specifically provides otherwise, such Award, Award Agreement, payment, distribution, deferral election, transaction or other action or arrangement shall not be given effect to the extent it causes such result and the related provisions of the Plan and/or Award Agreement will be deemed modified, or, if necessary, suspended in order to comply with the requirements of Section 409A to the extent determined appropriate by the Committee, in each case without the consent of or notice to the Holder. The exercisability of an Option shall not be extended to the extent that such extension would subject the Holder to additional taxes under Section 409A.

Annex B

HELIX ENERGY SOLUTIONS GROUP, INC.

EMPLOYEE STOCK PURCHASE PLAN

(Effective May 9, 2012)

1.	Purpose

The Helix Energy Solutions Group, Inc. Employee Stock Purchase Plan (the “Plan”) is designed to encourage and assist employees of Helix Energy Solutions Group, Inc., a Minnesota corporation (“Helix”) and Subsidiaries (as defined in Section 4) (hereafter collectively referred to as the “Company”), where permitted by applicable laws and regulations, to acquire an equity interest in Helix through the purchase of shares of common stock, no par value, of Helix (“Common Stock”). It is intended that this Plan shall constitute an “employee stock purchase plan” within the meaning of Section 423 of the Internal Revenue Code of 1986, as amended (the “Code”). Any reference to “shares” herein shall be deemed to include only full (if applicable) shares of Common Stock, unless the Compensation Committee (the “Committee”) of the Board of Directors of Helix (the “Board”) exercises its discretion to determine otherwise.

2.	Administration of the Plan

The Plan shall be administered and interpreted by the Committee, provided that, the Committee may delegate to the Director of Human Resources and to other employees or committees of the Company (the “Administrator”) its administrative duties under the Plan pursuant to such conditions or limitations as the Committee may establish. The Administrator shall supervise the administration and enforcement of the Plan according to its terms and provisions and shall have all powers necessary to accomplish these purposes and discharge its duties hereunder including, but not by way of limitation, the power to: (i) employ and compensate agents of the Company for the purpose of administering the accounts of participating employees; (ii) construe or interpret the Plan; (iii) determine all questions of eligibility; and (iv) compute the amount and determine the manner and time of payment of all benefits according to the Plan.

With respect to actions required by the Committee under the Plan, the Committee may act by decision of a majority of its members at a regular or special meeting of the Committee or by decision reduced to writing and signed by all members of the Committee without holding a formal meeting.

3.	Nature and Number of Shares

The Common Stock subject to issuance under the terms of the Plan shall be shares of Helix’s authorized but unissued shares, previously issued shares reacquired and held by Helix or shares purchased on the open market. The aggregate number of shares which may be issued under the Plan shall not exceed 1,500,000 shares of Common Stock. All shares purchased under the Plan, regardless of source, shall be counted against the 1,500,000 share limitation.

In the event of any reorganization, stock split, reverse stock split, stock dividend, combination of shares, merger, consolidation, offering of rights or other similar change in the capital structure of Helix, the Committee may make such adjustment, if any, as it deems appropriate in the number, kind and purchase price of the shares available for purchase under the Plan and in the maximum number of shares which may be issued under the Plan, subject to the approval of the Board and in accordance with Section 19.

4.	Eligibility Requirements

Each “Employee” (as hereinafter defined), except as described in the next following paragraph, shall become eligible to participate in the Plan in accordance with Section 5 on the first “Enrollment Date” (as defined therein) following employment by the Company; provided, however, that such Employee must be employed by Helix or a participating Subsidiary on the day immediately preceding the Enrollment Date. Participation in the Plan is voluntary.

The following Employees are not eligible to participate in the Plan:

(i)

Employees who would, immediately upon enrollment in the Plan, own directly or indirectly, or hold options or rights to acquire, an aggregate of five percent (5%) or more of the total combined voting power or value of all outstanding shares of all classes of Helix or any Subsidiary (in determining stock ownership of an individual, the rules of Section 424(d) of the Code shall be applied, and the Administrator may rely on representations of fact made to it by the employee and believed by it to be true);

(ii)	Employees who are customarily employed by the Company less than twenty (20) hours per week or less than five (5) months in any calendar year; and

(iii)	Employees who are prohibited by the laws and regulations of the nation of their residence or employment from participating in the Plan as determined by the Administrator.

“Employee” shall mean any individual employed by Helix or any Subsidiary (as hereinafter defined). “Subsidiary” shall mean any corporation (a) which is in an unbroken chain of corporations beginning with Helix if each of the corporations other than the last corporation in the chain owns stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other corporations in the chain and (b) which has adopted the Plan with the approval of the Committee. Effective May 9, 2012, all wholly owned subsidiaries of Helix are participating Subsidiaries.

5.	Enrollment

Each eligible Employee of Helix or a participating Subsidiary who becomes eligible to participate in the Plan may enroll in the Plan effective as of the first day of the Purchase Period (as defined in Section 6) following the date he or she first meets the eligibility requirements of Section 4. Any eligible Employee not enrolling in the Plan when first eligible may enroll in the Plan on the first day of any subsequent Purchase Period. Any eligible Employee may enroll or re-enroll in the Plan as of the dates hereinabove prescribed or such other specific dates established by the Administrator from time to time (“Enrollment Dates”). In order to enroll, an eligible Employee must complete, sign and submit the appropriate form to the person designated by the Administrator, all of which may be accomplished in electronic format in the form, manner and time established by the Administrator.

6.	Method of Payment

Payment for shares is to be made as of the applicable “Purchase Date” (as defined in Section 9) through payroll deductions on an after-tax basis (with no right of prepayment) over the Plan’s designated purchase period (the “Purchase Period”), with the first such deduction commencing with the first payroll period ending after the Enrollment Date. Each Purchase Period under the Plan shall be a four (4) month period commencing on January 1, May 1 and September 1 of each calendar year, or such other period as the Administrator may prescribe. Each participating Employee (hereinafter referred to as a “Participant”) will authorize such deductions from his or her pay for each month during the Purchase Period and such amounts will be deducted in conformity with his or her employer’s payroll deduction schedule.

Each Participant may elect to make contributions each pay period in amounts not less than one percent (1%) of “Compensation,” not to exceed in any calendar year an annual contribution equal to ten percent (10%) of “Compensation” (or such other percentages as the Administrator may establish from time to time before an Enrollment Date for all purchases to occur during the relevant Purchase Period). “Compensation” shall mean the Participant’s base earnings or salary plus any wages paid for overtime but shall not include bonuses. In establishing percentages of permitted contributions, the Administrator may take into account the “Maximum Share Limitation” (as defined in Section 8). The rate of contribution shall be designated by the Participant in the enrollment form.

A Participant may elect to increase or decrease the rate of contribution effective as of the first day of a Purchase Period by giving prior notice to the person designated by the Administrator in the form and manner approved by the Company, provided that a Participant may elect to increase or decrease the rate of contribution once during a Purchase Period. A Participant may suspend payroll deductions at any time during a Purchase Period, by giving prior notice to the person designated by the Administrator in the form and manner approved by the Company. If a Participant elects to suspend the Participant’s payroll deductions, only the balance of the Participant’s account at the time of such election shall be used to purchase shares, which shall be accomplished at the end of a Purchase Period.

A Participant may also elect to withdraw the Participant’s entire contributions for the current Purchase Period at any time by giving prior notice to the person designated by the Administrator in the form and manner approved by the Company. Any Participant who withdraws his or her contributions will receive, as soon as administratively practicable, his or her entire account balance, including any dividends. Any Participant who suspends payroll deductions or withdraws contributions during any Purchase Period cannot resume payroll deductions during such Purchase Period and must re-enroll in the Plan in order to participate in the next Purchase Period.

Except in case of cancellation of election to purchase, death, resignation or other terminating event, the amount in a Participant’s account at the end of the Purchase Period will be applied to the purchase of the shares.

7.	Crediting of Contributions; Dividends.

Contributions shall be deposited into an account maintained by Helix with the financial institution designated by the Administrator for this purpose (the “Custodian”) and may be invested in a money market account or such other investment vehicle or vehicles designated by the Administrator for purposes of the Plan. Notwithstanding the existence of any such investment, no interest or earnings on a Participant’s contributions shall be paid to the Participant. Helix shall maintain a record of the amount of contributions allocable to each Participant’s account. Dividends on shares held in a Participant’s account in the Plan will also be credited to such Participant’s account.

8.	Grant of Right to Purchase Shares on Enrollment

Enrollment in the Plan by an Employee as of an Enrollment Date will constitute the grant, as of the Grant Date, by the Company to the Participant of the right to purchase shares of Common Stock under the Plan. Re-enrollment by a Participant in the Plan will constitute a grant by the Company to the Participant of a new opportunity to purchase shares on the Enrollment Date on which such re-enrollment occurs. A Participant who has not (a) terminated employment, (b) withdrawn his or her contributions from the Plan, or (c) notified the Company, in the form and manner designated by the Company, by such date as the Company shall establish (which date shall not be later than the last day of the Purchase Period), of his or her election to withdraw his or her payroll deductions as of the last day of the Purchase Period will have shares of Common Stock purchased for him or her on the applicable Purchase Date, and the Participant will automatically be re-enrolled in the Plan on the Enrollment Date immediately following the Purchase Date on which such purchase has occurred, unless each Participant notifies the person designated by the Administrator in the form and manner approved by the Company that he or she elects not to re-enroll.

Each right to purchase shares of Common Stock under the Plan during a Purchase Period shall have the following terms:

(i)

the right to purchase shares of Common Stock during a particular Purchase Period shall expire on the earlier of: (A) the completion of the purchase of shares on the Purchase Date occurring in the Purchase Period, or (B) the date on which participation of such Participant in the Plan terminates for any reason;

(ii)	payment for shares purchased will be made only through payroll withholding and the crediting of other amounts, if applicable, in accordance with Sections 6 and 7;

(iii)	purchase of shares will be accomplished only in accordance with Section 9;

(iv)	the price per share will be determined as provided in Section 9;

(v)

the right to purchase shares (taken together with all other such rights then outstanding under this Plan and under all other similar employee stock purchase plans of Helix or any Subsidiary) will in no event give the Participant the right to purchase a number of shares during a calendar year in excess of the number of shares of Common Stock derived by dividing $25,000 by the fair market value of the Common Stock (the “Maximum Share Limitation”) on the applicable Grant Date determined in accordance with Section 9;

(vi)	the right to purchase shares will in all respects be subject to the terms and conditions of the Plan, as interpreted by the Administrator from time to time;

(vii)	Helix and the Custodian can agree to limitations on the transfer, gift, or margin of shares held with the Custodian. Such limitations, if any, shall apply to such shares; and

(viii)	the maximum number of shares of Common Stock that may be purchased by a Participant during any Purchase Period shall not exceed 10,000 shares.

9.	Purchase of Shares

The right to purchase shares of Common Stock granted by Helix under the Plan is for the term of a Purchase Period. The fair market value of the Common Stock (“Fair Market Value”) to be purchased during such Purchase Period will be, as of the first trading day of the Purchase Period or such other trading date designated by the Administrator (the “Grant Date”), the closing price of the Common Stock on the New York Stock Exchange during regular trading hours or, if the Common Stock is traded over-the-counter or on another national securities exchange, such price or exchange as designated by the Administrator. The Fair Market Value of the Common Stock will again be determined in the same manner on the last trading day of the Purchase Period or such other trading date designated by the Administrator (the “Purchase Date”); however, in no event shall the Administrator, in the exercise of its discretion, designate a Purchase Date beyond twenty-seven (27) months from the related Grant Date or otherwise fail to meet the requirements of Section 423(b)(7) of the Code. These dates constitute the date of grant and the date of exercise for valuation purposes of Section 423 of the Code.

As of the Purchase Date, the Administrator shall apply the funds then credited to each Participant’s account to the purchase of full shares of Common Stock (and fractional shares of Common Stock if authorized by the Administrator in its sole discretion). The cost to the Participant for the shares purchased during a Purchase Period shall be the lower of:

(i)	eighty-five percent (85%) of the Fair Market Value of Common Stock on the Grant Date; or

(ii)	eighty-five percent (85%) of the Fair Market Value of Common Stock on the Purchase Date.

As soon as administratively feasible after the Purchase Date, the Company will arrange for the delivery to each Participant in his or her brokerage account at the Custodian the shares of Common Stock purchased under the Plan by each such Participant. Shares of Common Stock to be delivered hereunder will be registered in the name of the Participant. Notwithstanding the foregoing, Participants shall be treated as the record owners of their shares effective as of the Purchase Date. Any cash equal to less than the price of a whole share of Common Stock shall be credited to a Participant’s account on the Purchase Date and carried forward in his or her account for application during the next Purchase Period; provided, however, that cash equal to less than the price of a whole share will be used to purchase fractional shares only if the Administrator, in its sole discretion, permits the purchase of fractional shares under the Plan. Any Participant (i) who purchases shares at the end of a Purchase Period and is not re-enrolled in the Plan for the next Purchase Period or (ii) who withdraws his or her contributions from the Plan prior to the next Purchase Date will receive any cash or dividends remaining in his or her account and delivery of the number of shares held in his or her account provided that the Participant has notified the Custodian or such other designated bank or financial institution, in the appropriate manner, of the Participant’s election to receive such delivery. Such Participant may elect to receive delivery of the remaining number of shares held in the Participant’s account upon such Participant’s termination of employment by giving the appropriate notice to the Custodian or such other designated bank or financial institution. Any Participant who terminates employment will receive a cash refund attributable to amounts equal to less than the price of a whole share, and any accumulated contributions and dividends and may receive delivery of the number of full shares held in his or her account by giving notice to the Custodian or such other designated bank or financial institution, in the appropriate manner, of the Participant’s election to receive such delivery.

If for any reason the purchase of shares with a Participant’s allocations to the Plan exceeds or would exceed the Maximum Share Limitation, such excess amounts shall be refunded to the Participant as soon as practicable after such excess has been determined to exist.

If as of any Purchase Date the shares authorized for purchase under the Plan are exceeded, enrollments shall be reduced proportionately to eliminate the excess. Any funds in a Participant’s account (other than amounts not applicable to the purchase of shares) that cannot be applied to the purchase of shares due to excess enrollment shall be refunded as soon as administratively feasible.

10.	Withdrawal of Shares and Sale of Shares

A Participant may elect to withdraw or sell shares which are held in the Participant’s account pursuant to procedures established by the Administrator and approved by the Custodian.

11.	Termination of Participation

The right to participate in the Plan terminates immediately when a Participant ceases to be employed by the Company for any reason whatsoever (including death, unpaid disability or when the Participant’s employer ceases to be a Subsidiary) or the Participant otherwise becomes ineligible. Participation also terminates immediately when the Participant voluntarily withdraws the Participant’s contributions from the Plan. Participation terminates immediately after the Purchase Date if the Participant is not re-enrolled in the Plan for the next Purchase Period or if the Participant has suspended payroll deductions during any Purchase Period and has not re-enrolled in the Plan for the next Purchase Period. As soon as administratively feasible after termination of participation, the Participant or, if applicable, the Participant’s beneficiary or legal representative, shall be entitled to receive (i) payment of all cash amounts credited to the Participant’s account, including dividends, if any, determined in accordance with Section 7, (ii) payment of the net proceeds of the sale of fractional shares, if any, held in the Participant’s account, and (iii) delivery of the number of whole shares held in the Participant’s account to be delivered to the Participant or, if applicable, the Participant’s beneficiary or legal representative, provided that such Participant, beneficiary or legal representative has given notice, in the appropriate manner, to the Custodian or such other designated bank or financial institution of his or her election to receive such delivery. For purposes of the Plan, a Participant is not deemed to have terminated employment if the Participant transfers employment from Helix to a Subsidiary, or vice versa, or transfers employment between Subsidiaries.

12.	Unpaid Leave of Absence

Unless the Participant has voluntarily withdrawn his or her contributions from the Plan, shares will be purchased for his or her account on the Purchase Date next following commencement of an unpaid leave of absence by such Participant, provided such leave does not constitute a termination of employment. The number of shares to be purchased will be determined by applying to the purchase the amount of the Participant’s contributions made up to the commencement of such unpaid leave of absence, determined in accordance with Section 7. If the Participant’s unpaid leave of absence both commences and terminates during the same Purchase Period and the Participant has resumed eligible employment prior to the Purchase Date related to that Purchase Period, he or she may also resume payroll deductions immediately, and shares will be purchased for him or her on such Purchase Date as otherwise provided in Section 9.

13.	Designation of Beneficiary

Each Participant may designate to the Company in writing one or more beneficiaries of a Participant’s benefits under this Plan in the event of death, and the Participant may, in his or her sole discretion, change such designation at any time by notifying the Company in writing. Oral designations shall not be acceptable. Any such written designation shall be effective upon receipt by the person designated by the Administrator and shall control over any disposition by will or otherwise. Notifications received after a Participant’s death shall not be valid.

As soon as administratively feasible after the death of a Participant, amounts credited to the Participant’s account, determined in accordance with Section 7, shall be paid in cash and any shares shall be delivered to the Participant’s designated beneficiaries or, in the absence of such designation, to the executor, administrator or other legal representative of the Participant’s estate provided that such person or persons has or have given notice to the Custodian or such other designated bank or financial institution, in the appropriate manner, of his or her election to receive such delivery. Such payment shall relieve the Company of further liability to the deceased Participant with respect to the Plan. If more than one beneficiary is designated, each beneficiary shall receive an equal portion of the account unless the Participant has given express contrary instructions.

14.	Assignment

Except as provided in Section 13, the rights of a Participant under the Plan will not be assignable or otherwise transferable by the Participant, other than by will or the laws of descent and distribution or pursuant to a “qualified domestic relations order,” as defined in Section 414(p) of the Code. No purported assignment or transfer of such rights of a Participant under the Plan, whether voluntary or involuntary, by operation of law or otherwise, shall vest in the purported assignee or transferee any interest or right therein whatsoever, but immediately upon such assignment or transfer, or any attempt to make the same, such rights shall terminate and become of no further effect. If this provision is violated, the Participant’s election to purchase Common Stock shall terminate, and the only obligation of the Company remaining under the Plan will be to pay to the person entitled thereto the amount then credited to the Participant’s account. No Participant may create a lien on any funds, securities, rights or other property held for the account of the Participant under the Plan, except to the extent that there has been a designation of beneficiaries in accordance with the Plan, and except to the extent permitted by will or the laws of descent and distribution if beneficiaries have not been designated. A Participant’s right to purchase shares under the Plan shall be exercisable only during the Participant’s lifetime and only by the Participant.

15.	Costs

All costs and expenses incurred in administering this Plan shall be paid by the Company. Any brokerage fees for the sale of shares purchased under the Plan shall be paid by the Participant.

16.	Reports

At the end of each Purchase Period, Helix shall provide or cause to be provided to each Participant a report of his or her contributions, including any other amounts earned and accruing to such Participant in accordance with the terms herein, and the number of whole shares of Common Stock purchased with such contributions by that Participant on each Purchase Date.

17.	Equal Rights and Privileges

All eligible Employees shall have equal rights and privileges with respect to the Plan so that the Plan qualifies as an “employee stock purchase plan” within the meaning of Section 423 or any successor provision of the Code and related regulations. Any provision of the Plan which is inconsistent with Section 423 or any successor provision of the Code shall without further act or amendment by the Company be reformed to comply with the requirements of Section 423. This Section 17 shall take precedence over all other provisions in the Plan.

18.	Rights as Shareholders

A Participant will have no rights as a stockholder under the election to purchase until the Participant becomes a stockholder as herein provided. A Participant will become a stockholder with respect to shares for which payment has been completed as provided in Section 9 at the close of business on the last business day of the Purchase Period.

19.	Modification and Termination

The Plan may be amended or terminated at any time insofar as permitted by law, except that any provisions of the Plan that constitute a formula award for purposes of Rule 16b-3 under the Securities Exchange Act of 1934 (“Rule 16b-3”) may not be amended more than once every six (6) months, other than to comport with changes in the Code or the rules thereunder, unless otherwise permitted under Rule 16b-3. Amendments to and termination of the Plan may be accomplished by action of the Committee subject to the provisions of Section 2. Notwithstanding the prior sentence or anything else contained herein, no amendment shall be effective without Committee resolution unless within one (1) year after it is adopted by the Committee it is approved by the holders of Helix’s outstanding shares:

(i)	if and to the extent such amendment is required to be approved by shareholders to continue the exemption provided for in Rule 16b-3 (or any successor provision); or

(ii)

if and to the extent such amendment is required to be approved by shareholders in order to cause the rights granted under the Plan to purchase shares of Common Stock to meet the requirements of Section 423 of the Code (or any successor provision).

The Plan shall terminate after all Common Stock issued under the Plan has been purchased, unless terminated earlier by the Committee or unless additional Common Stock is issued under the Plan with the approval of the shareholders. In the event the Plan is terminated, the Committee may elect to terminate all outstanding rights to purchase shares under the Plan either immediately or upon completion of the purchase of shares on the next Purchase Date, unless the Committee has designated that the right to make all such purchases shall expire on some other designated date occurring prior to the next Purchase Date. If the rights to purchase shares under the Plan are terminated prior to expiration, all funds contributed to the Plan which have not been used to purchase shares shall be returned to the Participants as soon as administratively feasible, which funds shall be determined in accordance with Section 7.

20.	Effective Date

The Plan shall be effective as of May 9, 2012.

21.	Governmental Approvals or Consents

This Plan and any offering or sale made to Employees under it are subject to any governmental approvals or consents that may be or become applicable in connection therewith. Subject to the provisions of Section 19, the Committee may make such changes in the Plan and include such terms in any offering under the Plan as may be desirable to comply with the rules or regulations of any governmental authority.

22.	Listing of Shares and Related Matters

If at any time the Board or the Committee shall determine, based on opinion of legal counsel, that the listing, registration or qualification of the shares covered by the Plan upon any national securities exchange or reporting system or under any state or federal law is necessary or desirable as a condition of, or in connection with, the sale or purchase of shares under the Plan, no shares will be sold, issued or delivered unless and until such listing, registration or qualification shall have been effected or obtained, or otherwise provided for, free of any conditions not acceptable to legal counsel.

23.	Employment Rights

The Plan shall neither impose any obligation on Helix or on any Subsidiary to continue the employment of any Participant, nor impose any obligation on any Participant to remain in the employ of Helix or of any Subsidiary.

24.	Withholding of Taxes

The Administrator may make such provisions as it may deem appropriate for the withholding of any taxes which it determines is required in connection with the purchase of Common Stock under the Plan.

25.	Governing Law

This Plan and all determinations made and actions taken pursuant hereto, to the extent not otherwise governed by mandatory provisions of the Code or the securities laws of the United States, shall be governed by and construed in accordance with the laws of the State of Texas.

26.	Other Provisions

The agreements to purchase shares of Common Stock under the Plan shall contain such other provisions as the Administrator shall deem advisable, provided that no such provision shall in any way be in conflict with the terms of the Plan.

IN WITNESS WHEREOF, this document has been executed effective May 9, 2012.

HELIX ENERGY SOLUTIONS GROUP, INC.
By:

Name:
Title:

400 North Sam Houston Parkway East, Suite 400

Houston, Texas 77060-3500

Phone (281) 618-0400

NOTICE OF ANNUAL MEETING

OF SHAREHOLDERS

MAY 9, 2012

400 North Sam Houston Parkway East

Houston, Texas 77060

Shareowner Services
P.O. Box 64945
St. Paul, MN 55164-0945	COMPANY #
Address Change? Mark box, sign, and indicate changes below: ☐

TO VOTE BY INTERNET OR TELEPHONE, SEE REVERSE SIDE OF THIS PROXY CARD.

TO VOTE BY MAIL AS THE BOARD OF DIRECTORS RECOMMENDS ON ALL ITEMS BELOW, SIMPLY SIGN, DATE, AND RETURN THIS PROXY CARD.

The Board of Directors Recommends a Vote FOR Proposals 1, 2, 3, 4 and 5.

1.	To elect two “Class II” directors of the Company with terms expiring in 2015:	01. T. William Porter 02. James A. Watt	☐	FOR all “Class II” nominees (except as indicated below)	☐	WITHHOLD AUTHORITY from ALL nominees

(Instructions: To withhold authority to vote for any indicated nominee, write the number(s) of the nominee(s) in the box provided to the right.)

ò    Please fold here – Do not separate    ò

2.	Approval, on a non-binding advisory basis, of the 2011 compensation of our named executive officers.	☐ For	☐ Against	☐ Abstain

3.	Approval of our 2005 Long Term Incentive Plan, as Amended and Restated.	☐ For	☐ Against	☐ Abstain

4.	Approval of our Employee Stock Purchase Plan.	☐ For	☐ Against	☐ Abstain

5.	Ratification of the selection of Ernst & Young LLP as independent registered public accounting firm for the fiscal year 2012.	☐ For	☐ Against	☐ Abstain

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED ON THE PROXY BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR THE CLASS II DIRECTORS INDICATED IN PROPOSAL 1, FOR PROPOSALS 2, 3, 4 AND 5, AND IN THE PROXY HOLDER’S DISCRETION ON ANY OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE ANNUAL MEETING OR ANY ADJOURNMENT THEREOF. ABSTENTIONS WILL BE COUNTED TOWARD THE EXISTENCE OF A QUORUM.

Date

Signature(s) in Box
Please sign exactly as the name appears on this proxy. When shares are held by joint tenants, both should sign. If signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporation name by president or other authorized officer. If a partnership, please sign in partnership name by an authorized person.

HELIX ENERGY SOLUTIONS GROUP, INC.

ANNUAL MEETING OF SHAREHOLDERS

MAY 9, 2012

The Greenspoint Club

The Governors Room

16925 Northchase Drive

Houston, TX 77060

Helix Energy Solutions Group, Inc. 400 North Sam Houston Parkway East, Suite 400 Houston, TX 77060	proxy

This Proxy is Solicited on Behalf of the Board of Directors for the Annual Meeting on May 9, 2012.

The undersigned, having duly received the Notice of Annual Meeting of Shareholders and the Proxy Statement, dated March 29, 2012, hereby appoints Anthony Tripodo and Alisa B. Johnson as Proxies (each with the power to act alone and with the power of substitution and revocation) to represent the undersigned and to vote, as designated below, all common shares of Helix Energy Solutions Group, Inc. held of record by the undersigned on March 12, 2012 at the 2012 Annual Meeting of Stockholders to be held on May 9, 2012 at 10:00 a.m. at The Greenspoint Club in the Governors Room, 16925 Northchase Drive, Houston, TX 77060, and any adjournments thereof.

Vote by Internet, Telephone or Mail

24 Hours a Day, 7 Days a Week

Your phone or Internet vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card.

INTERNET	PHONE	MAIL
www.eproxy.com/hlx	1-800-560-1965	Mark, sign and date your proxy card and return it in the postage-paid envelope provided.
Use the Internet to vote your proxy until 12:00 noon (Central Daylight Time) on May 8, 2012.	Use a touch-tone telephone to vote your proxy until 12:00 noon (Central Daylight Time) on May 8, 2012.

If you vote your proxy by Internet or by Telephone, you do NOT need to mail back your Proxy Card.